AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

by and between

Westcore Cabot, L.P.,

a Delaware limited partnership;

Westcore Distribution, LLC,

a Delaware limited liability company;

Westcore Distribution II, LLC,

a Delaware limited liability company;

Westcore Hunter, LLC,

a Delaware limited liability company;

Westcore Salt Lake Avenue, LLC,

a Delaware limited liability company;

Westcore Valley, LLC,

a Delaware limited liability company; and

Westcore Alton, LLC,

a Delaware limited liability company

(each, individually, a “Seller”, and collectively, “Sellers”)

and

Rexford Industrial Realty, L.P.,

a Maryland limited partnership

(“Buyer”)

i

v

SUMMARY OF BASIC PURCHASE AND SALE TERMS

This Summary is hereby incorporated into and made a part of the attached Agreement of Purchase and Sale and Joint Escrow Instructions (this Summary and the Agreement or Purchase and Sale and Joint Escrow Instructions to be known collectively as this “Agreement”). Each reference in the Purchase and Sale Agreement to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Purchase and Sale Agreement, the terms of the Purchase and Sale Agreement shall prevail.

Agreement Date:	May 19, 2014

Sellers:

Westcore Cabot, L.P.,

a Delaware limited partnership
(“Westcore Cabot”);

Westcore Distribution, LLC,

a Delaware limited liability company

(“Westcore Distribution”);

Westcore Distribution II, LLC,

a Delaware limited liability company

(“Westcore Distribution II”);

Westcore Hunter, LLC,

a Delaware limited liability company

(“Westcore Hunter”);

Westcore Salt Lake Avenue, LLC,

a Delaware limited liability company

(“Westcore Salt Lake”); and

Westcore Valley, LLC,

a Delaware limited liability company

(“Westcore Valley”)

Westcore Alton, LLC,

a Delaware limited liability company

(“Westcore Alton”)

c/o Westcore Properties, LLC

4435 Eastgate Mall, Suite 300

San Diego, CA 92121

Attn:         Romy Loseke,

                 General Counsel

Office:     (858) 625-4100

Fax:         (888) 420-0099

Email:      rloseke@westcore.net

with copy to:

Pircher, Nichols & Meeks

1925 Century Park East, Suite 1700

Los Angeles, CA 90067

Attn:         Real Estate Notices

                 (MES/EBS/4422.163)

Office:      (310) 201-8900

Fax:          (310) 201-8922

Email:      realestatenotices@pircher.com

                 (MES/EBS/4422.163)

Buyer:	Rexford Industrial Realty, L.P. 11620 Wilshire Blvd., Suite 1000 Los Angeles, CA 90025 Attn: Howard Schwimmer Office: (310) 966-3804 Fax: (310) 966-1690 Email: howards@ rexfordindustrial.com with copy to:

Greenberg Glusker Fields Claman & Machtinger LLP

1900 Avenue of the Stars, 21st Floor

Los Angeles, CA 90067

Attn:         Kenneth S. Fields, Esq.

Office:      (310) 201-7462

Fax:          (310) 201-2376

Email:       kfields@greenbergglusker.com

Properties:	Seller’s right, title and interest in:

(a)

Westcore Cabot’s entire right, title and interest in the property commonly known as Miramar Industrial located at 9340, 9404 and 9455 Cabot Drive in the City of San Diego, County of San Diego and State of California 92126;

	(b)	Westcore Distribution’s entire right, title and interest in the property commonly known as 9755 Distribution Avenue located in the City of San Diego, County of San Diego and State of California 92121;

	(c)	Westcore Distribution II’s entire right, title and interest in the property commonly known as 9855 Distribution Avenue in the City of San Diego, County of San Diego and State of California 92121;

	(d)	Westcore Hunter’s entire right, title and interest in the property commonly known as 5235 E. Hunter Avenue located in the City of Anaheim, County of Orange and State of California 92807;

(e)

Westcore Salt Lake’s entire right, title and interest in the property commonly known as 14955-14971 E. Salt Lake Avenue located in the City of Industry, County of Los Angeles and State of California 91746;

	(f)	Westcore Valley’s entire right, title and interest in the property commonly known as 3880 W. Valley Blvd. located in the City of Pomona, County of Los Angeles and State of California 91769; and

	(g)	Westcore Alton’s entire right, title and interest in the property commonly known as 1601 Alton Parkway, City of Irvine, County of Orange and State of California 92606.

all as more particularly described in Section 1.1.

Purchase Price:	$89,176,047

Deposit:	$1,000,000, together with any interest accrued thereon

Effective Date:	May 19, 2014

Due Diligence Period:	From April 22, 2014 to 5:00 p.m. Pacific time on Tuesday, May 27, 2014

Closing Date:	June 10, 2014

Broker:	CBRE, on behalf of Sellers and Buyer

Escrow Holder:	Chicago Title Insurance Company 701 B Street, Suite 760 San Diego, CA 92101 Attn: Renee Marshall Office: (619) 230-6356 Fax: (619) 544-6229 Email: marshallr@ctt.com

Title Company:

Chicago Title Insurance Company

725 S. Figueroa Street, Suite 200

Los Angeles, CA 90017

Attn:         Michael C. Slinger

Office:      (213) 612-4131

Fax:          (213) 612-4133

Email:      mike.slinger@ctt.com

Attn:         Jason Silva

Office:      (213) 488-4306

Fax:          (213) 612-4171

Email:       jason.silva@ctt.com

Schedule:	1 ALLOCATED PURCHASE PRICE

Exhibits:	A-1	LEGAL DESCRIPTION OF WESTCORE CABOT PROPERTY
	A-2	LEGAL DESCRIPTION OF WESTCORE DISTRIBUTION PROPERTY
	A-3	LEGAL DESCRIPTION OF WESTCORE DISTRIBUTION II PROPERTY
	A-4	LEGAL DESCRIPTION OF WESTCORE HUNTER PROPERTY
	A-5	LEGAL DESCRIPTION OF WESTCORE SALT LAKE PROPERTY
	A-6	LEGAL DESCRIPTION OF WESTCORE VALLEY PROPERTY
	A-7	LEGAL DESCRIPTION OF WESTCORE ALTON PROPERTY
	B-1	DUE DILIGENCE ITEMS - WESTCORE CABOT PROPERTY
	B-2	DUE DILIGENCE ITEMS - WESTCORE DISTRIBUTION PROPERTY
	B-3	DUE DILIGENCE ITEMS - WESTCORE DISTRIBUTION II PROPERTY
	B-4	DUE DILIGENCE ITEMS - WESTCORE HUNTER PROPERTY
	B-5	DUE DILIGENCE ITEMS - WESTCORE SALT LAKE PROPERTY
	B-6	DUE DILIGENCE ITEMS - WESTCORE VALLEY PROPERTY
	B-7	DUE DILIGENCE ITEMS - WESTCORE ALTON PROPERTY
	B-8	TENANT LIST
	C	FORM OF GRANT DEED
	D	FORM OF TENANT NOTICE
	E	FORM OF BILL OF SALE
	F	FORM OF GENERAL ASSIGNMENT
	G	FORM OF CERTIFICATE OF NON-FOREIGN STATUS
	H	EXCLUDED PERSONAL PROPERTY
	I-1	REQUIRED TENANTS
	I-2	FORM OF ESTOPPEL CERTIFICATE
	I-3	FORM OF SELLER ESTOPPEL CERTIFICATE
	J	DISCLOSURE ITEMS
	K	FORM OF SNDA
	L	FORM OF REPRESENTATION LETTER

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

This AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of the Agreement Date by and between Buyer and Sellers. Sellers and Buyer hereby agree as follows:

1. Sale of Properties. Sellers shall sell to Buyer, and Buyer shall purchase from Sellers, for the Purchase Price and on the terms and conditions of this Agreement, all of the following property:

1.1 Land. All of each applicable Seller’s right, title and interest in and to the real property more particularly described on Exhibit A-1 through Exhibit A-7, inclusive, attached hereto and incorporated herein by this reference (collectively, the “Land”);

1.2 Real Property. All of each applicable Seller’s right, title and interest in all improvements and fixtures situated on the Land (collectively, the “Improvements”; and collectively with the Land, the “Real Property”);

1.3 Personal Property. All of each applicable Seller’s right, title and interest (if any) in all tangible personal property (collectively, the “Personal Property”) located on and used exclusively in connection with the Real Property and owned by such Seller, but excluding those items of personal property owned by such Seller or an affiliated entity of such Seller as listed on Exhibit H, attached hereto and incorporated herein by this reference (collectively, the “Excluded Personal Property”);

1.4 Intangible Property. All of each applicable Seller’s right, title and interest (if any) in the following property, to the extent assignable, now or hereafter owned by such Seller and exclusively used in connection with the Land, the Improvements, or the Personal Property: licenses, entitlements, permits and other governmental approvals, any guarantees and warranties, common property names (excluding the name “Westcore” and any derivations thereof) with respect to the Real Property in effect as of the Close of Escrow (collectively, the “Intangible Property”); and

1.5 Contracts and Leases. All of each applicable Seller’s right, title and interest in the leases for the Properties (collectively, “Leases”) and all of each applicable Seller’s right, title and interest in service contracts in effect as of the Close of Escrow relating to the Real Property and which service contracts Buyer elects in writing to assume prior to the expiration of the Due Diligence Period in accordance with Section 3.13.7 below (collectively, the “Contracts”).

As used herein, the “Properties” mean all of the properties listed on Exhibit A-1 through Exhibit A-7, inclusive, each representing a “Constituent Property”. The Properties includes all right, title and interest of each applicable Seller in and to the Land, the Improvements, the Personal Property (other than the Excluded Personal Property), the Intangible Property and the Contracts. However, references to a “Constituent Property”, a “Property” or the “Properties” contained in this Agreement may refer to any one or more of the Properties, as the context requires.

The Properties being sold by Sellers to Buyer are on an AS-IS, WHERE-IS basis, with only those representations and warranties to Buyer by Sellers made in this Agreement. Moreover, except for limited reasons for the removal from this transaction of specific Constituent Properties under this Agreement (if any), this is a “package deal” involving the sale of all of the Constituent Properties to Buyer.

2. Purchase Price. The Purchase Price shall be allocated among each Constituent Property as set forth on Schedule 1 attached hereto and incorporated herein by this reference. For each Constituent Property, the allocable amount on Schedule 1 is herein called the “Allocable Purchase Price” for such Constituent Property.

2.1 Deposit. Buyer shall, within two (2) business days following the date on which Buyer and Sellers have executed and delivered a copy of this Agreement, deliver to Escrow Holder the Deposit in immediately available funds. If Buyer disapproves of the results of its investigation of the Properties prior to the expiration of the Due Diligence Period and notifies Sellers in writing that it is terminating this Agreement by such date, the Deposit shall be refunded to Buyer (less the “Independent Consideration” [as hereinafter defined]).

2.2 Application of Deposit. If Buyer has not terminated this Agreement before the expiration of the Due Diligence Period, the Deposit shall (a) be non-refundable (except in the event of (i) a default by a Seller or (ii) the occurrence of a casualty or condemnation event, the failure of a condition to Closing in favor of Buyer or any other termination of this Agreement by Buyer or Sellers pursuant to this Agreement, excluding a default by Buyer in the case of a termination by Seller); (b) remain in Escrow with Escrow Holder until the Close of Escrow or earlier termination of this Agreement; and (c) be applied toward the payment of the Purchase Price on the Close of Escrow or released to Sellers as liquidated damages to the extent Sellers are entitled to such liquidated damages pursuant to this Agreement.

2.3 Balance. Buyer shall deposit into Escrow an amount (“Cash Balance”), in immediately available federal funds equal to the Purchase Price minus the Deposit and increased or decreased by the net amount of any credits due or any items chargeable to Buyer under this Agreement. Buyer shall deposit the Cash Balance into Escrow in the form of immediately available funds on or before 12:00 p.m. Pacific time on the Closing Date.

2.4 Interest. At the request of Buyer, all funds received from or for the account of Buyer shall be deposited by Escrow Holder in an interest-bearing account for the benefit of Buyer with a federally insured state or national bank located in California.

2.5 Independent Consideration. Escrow Holder shall pay a portion of the Deposit in the amount of ONE HUNDRED UNITED STATES DOLLARS ($100) (the “Independent Consideration”) to Sellers upon the earlier to occur of the Close of Escrow or the termination of this Agreement for any reason. The Independent Consideration constitutes bargained-for consideration for this Agreement and is expressly acknowledged to be adequate. The obligation of Buyer to pay the Independent Consideration to Escrow Holder, and the obligation of Escrow Holder to pay the same to Sellers, are unconditional and shall survive any termination of this Agreement.

2.6 Constituent Property Termination. If, prior to the Closing, pursuant to the provisions of this Agreement expressly granting Sellers or Buyer the right to terminate this Agreement with respect to a Constituent Property, then as of the date of such designation, (i) this Agreement shall be deemed modified to exclude the Constituent Property from this Agreement, (ii) the Purchase Price shall be reduced by the Allocated Purchase Price of such Constituent Property, and (iii) Sellers and Buyer shall have no further obligations or liabilities with respect to such Constituent Property hereunder other than those obligations and liabilities expressly stated to survive the termination of this Agreement; provided, that, in no event shall there be a corresponding reduction in the amount of the Deposit and the Deposit shall be disposed of in accordance with the terms of this Agreement.

3. Escrow; Closing Conditions.

3.1 Escrow. Upon the Effective Date, this Agreement shall constitute the joint escrow instructions of Buyer and Sellers to Escrow Holder to open an escrow (“Escrow”) for the consummation of the sale of the Properties to Buyer pursuant to the terms of this Agreement. Upon Escrow Holder’s receipt of the Deposit and Escrow Holder’s written acceptance of this Agreement, Escrow Holder is authorized to act in accordance with the terms of this Agreement. Buyer and Sellers shall execute Escrow Holder’s general escrow instructions upon request; provided, however, such general instructions shall not impose any additional and material obligation upon either Buyer or Sellers and, if there is any conflict or inconsistency between such general escrow instructions and this Agreement, this Agreement shall control. Upon the Close of Escrow, Escrow Holder shall pay any sum owed to Sellers with immediately available funds.

3.2 Closing Date. The Escrow shall close (“Close of Escrow” or “Closing”) on or before the Closing Date, provided that all express conditions to the Close of Escrow set forth in this Agreement have been satisfied or waived by the party intended to be benefited thereby. However, the Closing shall constitute a waiver of all conditions precedent. Notwithstanding anything to the contrary contained in this Agreement, any right of Buyer or Sellers to terminate this Agreement may be exercised only as to this Agreement (and as to all of the Properties) in its entirety, and in no event may a party terminate this Agreement only as to certain Constituent Properties, except as otherwise expressly provided in this Agreement. The Closing shall occur through a so-called “GAP” closing.

3.3 Buyer’s Conditions to Closing. The obligations of Buyer to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Buyer in writing:

3.3.1 Inspection. Buyer’s approval, in its sole and absolute discretion, of the transactions contemplated by this Agreement, including without limitation the physical condition of the Properties, at Buyer’s sole cost and expense prior to the expiration of the Due Diligence Period. Buyer’s approval or disapproval of the Properties shall be as to all the real properties that comprise the Properties and Buyer shall not have the right to selectively approve or disapprove individual Constituent Properties that comprise the Properties.

Buyer shall have the right, at Buyer’s sole cost and expense, to commence Buyer’s physical inspection of the Properties as of April 25, 2014 (pursuant to that certain Access License Agreement dated April 25, 2014, which agreement shall be superseded by this Agreement upon full execution hereof), upon one (1) business day’s prior written notice to Sellers in accordance with Section 3.4.1 of this Agreement. Sellers acknowledge that they have received written evidence that Buyer has procured the insurance required by Section 3.4.2 of this Agreement.

Buyer acknowledges that, prior to the expiration of the Due Diligence Period: (a) Buyer will have conducted such surveys and inspections; and (b) Buyer will have had adequate opportunity to make such inspections of the Properties (including inspections for zoning, land use, environmental and other laws, regulations and restrictions, engineering and environmental reports, all leases, licenses agreements and service contracts, sewer/water conditions, utility service information, access information, assessments and city fees and developmental conditions and approvals) as Buyer, in its sole discretion, deems necessary or advisable as a condition precedent to Buyer’s purchase of the Properties and to determine the physical, environmental and land use characteristics of the Properties and their suitability for Buyer’s intended use.

3.3.2 Title Policy. The Title Company’s commitment to issue or the issuance of the “Buyer’s Title Policy” (as hereinafter defined) complying with the requirements of Section 3.8.3 below (or an ALTA Policy if Buyer elects to obtain an ALTA Policy as provided in Section 3.8.4) prior to the expiration of the Due Diligence Period with respect to each Constituent Property. Buyer agrees that its receipt of the Buyer’s Title Policy will fully satisfy any express or implied warranty by Sellers as to the condition of encumbrances, covenants, reservations, restrictions, rights of way or easements, which constitute a defect in title, Buyer shall look solely to the remedies available under Buyer’s Title Policy, and Sellers shall have no responsibility or liability for any of the foregoing.

3.3.3 Due Diligence Items. Buyer shall review for approval all Due Diligence Items (as defined below) within the Due Diligence Period. Within five (5) business days following the Effective Date, Sellers shall make available to Buyer, for Buyer’s review, electronic copies of the items listed on Exhibit B attached hereto and incorporated herein by this reference (“Due Diligence Items”). Notwithstanding the foregoing, the Due Diligence Items will not include, and no Seller has any duty to provide or disclose to Buyer, the following: (a) anything that would disclose a Seller’s cost of acquisition of any Constituent Property or the cost (including soft costs) of construction of any improvements on any Constituent Property, any estimates of costs to repair, replace, remediate or maintain each Constituent Property, or any prospective capital budgets for any Constituent Property; (b) those reports, presentations, summaries and the like prepared by or for a Seller (except for such documents and materials set forth on Exhibit B-1 through B-7, inclusive) in connection with its consideration of the acquisition of any Constituent Property or construction of the improvements, including without limitation, some historical environmental reports and the property conditions inspection reports; (c) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of any Constituent Property or any part thereof; (d) a Seller’s internal memoranda, attorney-client privileged materials, and internal and external appraisals; (e) any information which is the subject of a written confidentiality agreement between a Seller and a third party; (f) organizational, financial and other documents relating to a Seller or its affiliates; or (g) any intellectual property or other proprietary information of a Seller. Upon the termination of this Agreement prior to the Close of Escrow, Buyer shall return to Sellers all Due Diligence Items relating to the Properties together with copies of any final tests or studies prepared by or on behalf of Buyer with respect to the Properties; such delivery to be without any warranty or representation on Buyer’s part; except that Buyer may retain copies for its files to the extent it is legally obligated to do so for compliance purposes.

3.3.4 PLL Policy for Westcore Distribution Property. Westcore Distribution shall use commercially reasonable efforts to cause its existing PLL policy with respect to the Distribution Property to be assigned to Buyer at Closing, jointly with any lender designated by Buyer. The actual assignment of said PLL policy to Buyer, together with Buyer’s lender if requested, will be a condition to Buyer’s obligation to proceed to the Closing and, if not satisfied, will allow Buyer to terminate this Agreement as the Westcore Distribution Property only.

3.3.5 Estoppel Certificates and SNDAs. Buyer shall have received the “Estoppel Certificates” and “SNDAs” (as each such term is hereinafter defined) satisfying the provisions of Section 3.15 and Section 3.16, respectively.

3.3.6 Seller Representations and Warranties. All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

3.3.7 Covenants. Each Seller shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by such Seller prior to or at the Close of Escrow.

3.4 Buyer’s Covenants. In connection with performing its due diligence inspections, Buyer covenants as follows:

3.4.1 Buyer’s Inspection. Buyer’s physical inspection of the Properties shall be conducted during normal business hours at times mutually acceptable to Buyer and Sellers, and Sellers have the right to accompany Buyer during its inspections. Buyer shall perform all inspections on the Properties subject to the rights of tenants under Leases and so as not to cause any damage, loss, cost, or expense to, or claims against, Sellers or the Properties. Buyer shall, at its sole cost and expense, promptly repair or cause to be repaired any damage to the Properties and restore the Properties to their prior condition, to the extent caused by the entry onto the Properties by Buyer to conduct any inspections of or testing on the Properties. No invasive testing, drilling or boring shall be performed without Sellers’ prior written approval, which approval may be granted or withheld in Sellers’ sole and absolute discretion.

3.4.2 Insurance. Prior to any entry onto or commencement of any investigative activities on the Properties and prior to allowing any architects, contractors or other parties access to the Properties, Buyer shall obtain, or cause its consultants to obtain, at Buyer’s (or its consultants’) sole cost and expense, a policy of commercial general liability insurance at least as broad as current ISO form on an “occurrence basis” covering any and all liability of Buyer and Sellers with respect to or arising out of any investigative activities. Such policy of insurance shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer’s employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Two Million Dollars ($2,000,000.00) per occurrence, if policies are maintained by Buyer, and One Million Dollars ($1,000,000) per occurrence, if policies are maintained by Buyer’s vendors, in each case for bodily injury, personal injury and property damage liability and shall name each Seller as an additional insured. Buyer shall provide Sellers a certificate and all applicable endorsements evidencing such insurance prior to any entry by Buyer or any consultant onto the Properties.

3.4.3 Indemnity. Buyer shall protect, indemnify, defend and hold the Properties, Sellers and Sellers’ partners, managers, members, officers, directors, shareholders, participants, affiliates, employees, representatives, invitees, agents and contractors (collectively, “Seller Parties”) free and harmless from and against any and all claims, damages, liens, stop notices, liabilities, losses, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Claims”), caused by Buyer’s inspection and testing of the Properties, including, without limitation, repairing any and all damage to any portion of the Properties, to the extent arising out of or related (directly or indirectly) to Buyer’s conducting such inspections, surveys, tests, and studies, except that the foregoing shall not encompass pre-existing conditions or a Seller’s negligence or willful misconduct, except to the extent exacerbated by Buyer. Buyer shall keep the Properties free and clear of any mechanics’ liens or materialmen’s liens related to Buyer’s right of inspection and related activities. Buyer’s indemnification obligations set forth herein shall survive the Close of Escrow and shall not be merged with the “Deeds” (as hereinafter defined), and shall survive the termination of this Agreement.

3.4.4 No Representation or Warranty by Sellers. It is understood by Buyer that, except as otherwise provided in Section 7 below, no Seller makes any representation or warranty, express or implied, as to the accuracy or completeness of any information contained in any Seller’s files or in the documents produced by a Seller, including, without limitation, the Due Diligence Items and any environmental audit or report or the source(s) thereof. Buyer further acknowledges that some, if not all, of the Due Diligence Items were prepared by third parties other than Sellers. Each Seller expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact, and other matters contained in such information, or for omissions from the Due Diligence Items, or in any other written or oral communications transmitted or made available to Buyer. Buyer shall rely solely upon its own investigation with respect to the Properties, including, without limitation, each Constituent Property’s physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other matter relating thereto.

3.4.5 Communications with Third Parties. Buyer (including Buyer’s employees, agents and contractors) shall not contact or have any discussions with any tenants at the Properties without first giving Sellers reasonable prior written notice and a reasonable opportunity to be present or participate by teleconference at such contact or discussion. Buyer shall not contact any City, County or any other governmental agencies without first giving Sellers reasonable prior written notice and a reasonable opportunity to be present at such contact or discussions other than ordinary contact normally associated with due diligence examinations (i.e., to confirm existing facts in respect to the Properties and to ascertain whether Buyer’s development plans for the Properties are feasible); provided, that, Buyer shall not file any application for a change to the zoning, permitting or other aspect of any Constituent Property before the Close of Escrow without Sellers’ prior written approval, which Seller may withhold in its sole and absolute discretion.

3.5 Approval Procedure. Buyer shall notify Sellers of Buyer’s disapproval, if at all, of the matters described in Sections 3.3.1, 3.3.2 or 3.3.3 by written notice delivered to Sellers by the expiration of the Due Diligence Period. Buyer’s failure to provide the “Termination Notice” (as hereinafter defined) disapproving any of the matters described in Sections 3.3.1, 3.3.2 or 3.3.3 by the expiration of the Due Diligence Period in the manner described shall be deemed Buyer’s approval of such matter and waiver of Buyer’s right to terminate this Agreement based thereon. In no event shall Buyer have the right to (a) terminate this Agreement as to one or more, but not all, of the Constituent Properties that comprise the Real Property, or (b) disapprove any such item after the expiration of the Due Diligence Period.

3.6 Termination. This Agreement shall automatically terminate if Buyer notifies Sellers in writing prior to the expiration of the Due Diligence Period that Buyer has decided not to proceed with the purchase of the Properties for any reason (“Termination Notice”). Any Termination Notice given with respect to one or more of the Constituent Properties shall be deemed to be given for all of the Constituent Properties that comprise the Real Property. Upon termination of this Agreement pursuant to this Section 3.6: (a) each party shall promptly execute and deliver to Escrow Holder such documents as Escrow Holder may reasonably require to evidence such termination; (b) Escrow Holder shall return all documents to the respective parties who delivered such documents to Escrow; (c) Escrow Holder shall return the Deposit to Buyer (less the Independent Consideration); (d) Buyer and Sellers shall each pay one-half (1⁄2) of Escrow Holder’s title and escrow cancellation fees, if any; (e) Buyer shall return to Sellers all Due Diligence Items in Buyer’s possession relating to the Properties as provided in Section 3.3.3 above, together with copies of any final tests or studies prepared by or on behalf of Buyer and in Buyer’s actual possession with respect to the Properties; and (f) the respective obligations of Buyer and Sellers under this Agreement shall terminate; provided, however, notwithstanding the foregoing, Buyer’s indemnity obligations under Sections 3.4.3 and 15.16 shall survive any such termination of this Agreement, and the termination of this Agreement shall not release any other indemnity obligations of Buyer. Buyer’s failure to provide the Termination Notice prior to the expiration of the Due Diligence Period shall be deemed Buyer’s election to proceed with the purchase of the Properties pursuant to the provisions of this Agreement and a waiver of any right to terminate or claim any breach or default or failure of condition by reason of any matters known, delivered to, or made available to Buyer (as part of the Due Diligence Items) prior to the expiration of the Due Diligence Period. For purposes of this Agreement, the phrases “known to Buyer”, “to Buyer’s knowledge”, “to the Buyer’s knowledge” or similar phrase shall mean the current actual knowledge of Howard Schwimmer or Patrick Schlehuber (as distinguished from constructive, imputed or other implied knowledge), without investigation or inquiry or a duty to investigate or inquire. In no event shall Messrs. Schwimmer or Schlehuber or any other employee, officer, manager, or member of Buyer have any personal liability with respect to this Agreement or the representations or warranties contained herein.

It is understood by Sellers that, except as otherwise provided Section 8 below, Buyer makes no representation or warranty, express or implied, as to the accuracy or completeness of any information contained in any the diligence or other materials provided by Buyer. Each Seller further acknowledges that some, if not all, of said diligence or materials were prepared by third parties other than Buyer, and that Buyer expressly disclaims any and all liability for representations or warranties, express or implied, statements of fact, and other matters contained in such information, or for omissions from same, or in any other written or oral communications transmitted or made available to Sellers. Additionally, and notwithstanding anything to the contrary contained in this Agreement, in no event will Buyer have any duty to provide or disclose to Sellers, the following: (a) those reports, presentations, summaries and the like prepared by Buyer (as opposed to by any third party) in connection with its consideration of the acquisition of any Constituent Property; (b) any proposals, letters of intent, draft contracts or the like prepared by or for other prospective purchasers of any Constituent Property or any part thereof; (c) Buyer’s internal memoranda, attorney-client privileged materials, and internal and external appraisals; (d) any information which is the subject of a written confidentiality agreement between Buyer and a third party.

3.7 Sellers’ Conditions to Closing. The obligations of Sellers to consummate the transactions provided for herein are subject to and contingent upon the satisfaction of the following conditions or the waiver of same by Sellers in writing:

3.7.1 Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as though such representations and warranties were made at and as of the Close of Escrow.

3.7.2 Covenants. Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by Buyer prior to or at the Close of Escrow.

3.8 Title and Title Insurance.

3.8.1 Deed. On the Closing Date, each Seller shall convey its interest in the applicable Constituent Property to Buyer by grant deed in the form of Exhibit C attached hereto and incorporated herein by this reference (collectively, the “Deeds”).

3.8.2 Title Review; Survey. Buyer and Sellers acknowledge that a copy of a preliminary title report with respect to each Constituent Property issued by the Title Company (each, a “Preliminary Report”) has been made available to Buyer and Sellers with hyperlinks to the underlying exceptions for each Preliminary Report. Buyer shall have until 5:00 p.m. on Wednesday, May 21 (the “Title Review Period”) to notify Sellers in writing of those exceptions in each Preliminary Report and any survey matters that Buyer disapproves with respect to each Constituent Party (“Buyer’s Title Objection Notice”). If Buyer fails to deliver such written notice of any exception or “Survey” (as hereinafter defined) matter disapproved by Buyer prior to the expiration of the Title Review Period, then such items shall be deemed approved by Buyer. If Buyer notifies Sellers of any exceptions or Survey matters it disapproves in the Buyer’s Title Objection Notice, then Sellers shall have until 5:00 p.m. on Friday, May 23 to advise Buyer in writing of any such exceptions or Survey matters that Sellers agree to remove at or prior to the Close of Escrow. Sellers’ failure to deliver a written response to Buyer’s Title Objection Notice shall be deemed to be Sellers’ determination not to remove or cure any of Buyer’s title objections. Within one (1) business day after receipt of Sellers’ response (or deemed response) that it is not removing exceptions or Survey matters disapproved by Buyer, Buyer may (a) by delivering the Termination Notice, terminate this Agreement, or (b) waive Buyer’s objections to such disapproved exceptions. Buyer’s failure to timely deliver the Termination Notice shall be deemed to be Buyer’s approval of all title matters. Buyer acknowledges that it may obtain at its sole cost and expense current 2014 surveys of the Properties complying with ALTA/ACSM Minimum Standards in respect to each Constituent Property (each, a “Survey”, and collectively, the “Surveys”). In the event the Title Company delivers written notice to Buyer after Buyer’s delivery of Buyer’s Title Objection Notice of any new title issue in connection with the Preliminary Report, Buyer shall have five (5) days after receipt of such notice (but not later than the Closing Date and in any event prior to Closing) to approve or disapprove such new title exception, in Buyer’s sole and absolute discretion, by written notice to Sellers, and the foregoing provisions of this Section 3.8.2 shall apply as if such additional title objection notice were the Buyer’s original title objection notice.

3.8.3 Buyer’s Title Policy. At the Close of Escrow, Escrow Holder shall cause the Title Company to issue to Buyer in respect to each Constituent Property an American Land Title Association (“ALTA”) Standard Coverage owner’s policy of title insurance with western regional exception, also commonly known as the CLTA Owner’s Policy of Title Insurance (each, a “Buyer’s Title Policy”) which:

(a)	shall be written with liability in the amount of the Allocated Purchase Price; and
(b)	shall insure title to the Constituent Property, to be vested in Buyer, subject only to the “Permitted Exceptions” (as hereinafter defined).

3.8.4 ALTA Policy. Buyer shall have the right, at Buyer’s sole cost and expense, to procure an ALTA Extended Coverage Owner’s Policy of Title Insurance (2006 ALTA Owner’s Policy Form) (each, an “ALTA Policy”) in respect to each Constituent Property as long as (a) Buyer obtains a written commitment with attached pro forma policy from the Title Company prior to the expiration of the Due Diligence Period for each ALTA Policy, and (b) the issuance of any ALTA Policy does not delay or extend the Closing Date.

3.8.5 Permitted Exceptions. Except as provided in the next sentence, the following are referred to as “Permitted Exceptions”: (a) all matters described in each Preliminary Report and in this Section 3.8.5 which are approved or deemed approved by Buyer under Section 3.8.2; (b) all title conditions created by Buyer or resulting from the acts of Buyer or its agents or representatives; (c) the Leases; and (d) all printed exceptions in the Buyer’s Title Policy or the ALTA Policy not objected to by Buyer by or before the expiration of the Title Review Period, as applicable. Permitted Exceptions do not include any deed of trust, judgment lien or delinquent tax or assessment lien which results solely from a Seller’s voluntary actions or omissions. Except for those items which Sellers agree to cure or remove under Section 3.8.2, the removal or elimination of any title exception reflected in the Preliminary Report shall be a matter solely between Buyer and Title Company, and after the end of the Due Diligence Period, Buyer has no right to terminate or cancel this Agreement or delay the Closing Date in order to obtain the title endorsements or elimination of exceptions that Buyer may desire.

3.8.6 Intentionally Omitted.

3.8.7 Monetary Exceptions. Notwithstanding anything to the contrary, (1) any deed of trust and other monetary lien or encumbrance which results from a recorded agreement executed by a Seller affecting any of the Constituent Properties, and (2) all real estate taxes and assessments due and payable in respect to any Constituent Property for any period prior to the Closing, whether or not timely objected to by Buyer, shall not be Permitted Exceptions and shall be removed, endorsed over or terminated, as applicable, by Sellers at Sellers’ sole cost and expense at or before Closing.

3.9 Closing Costs and Charges.

3.9.1 Sellers’ Costs. Sellers shall pay (a) one-half (1⁄2) of Escrow Holder’s fees; (b) all County and City transfer taxes payable in connection with the transfer of the each Constituent Property; (c) the cost of Buyer’s Title Policy plus the cost of any endorsements or other modifications required to effectuate any cure election expressly made by Sellers pursuant to Section 3.8.2 above; (d) Sellers’ share of prorations as determined in accordance with Section 3.13; and (e) Sellers’ legal fees and costs.

3.9.2 Buyer’s Costs. Buyer shall pay (a) one-half (1⁄2) of Escrow Holder’s fees; (b) the additional premium for obtaining an ALTA Policy and the cost of any survey or other item needed for such policy; (c) the cost of all endorsements to Buyer’s Title Policy, other than endorsements to be charged to Sellers pursuant to Section 3.9; (d) the cost for any lender’s title policy or endorsements; (e) Buyer’s share of prorations as determined in accordance with Section 3.13; (f) all document recording charges; (g) all of Buyer’s due diligence costs and expenses; and (h) Buyer’s legal fees and costs.

3.9.3 Other Costs. All other costs, if any, shall be apportioned and separately determined with respect to each Constituent Property in the customary manner for real property transactions in the County where each applicable Real Property is located.

3.10 Deposit of Documents and Funds by Sellers. Not later than one (1) business day prior to the Closing Date, Sellers shall deposit the following items into Escrow, each of which shall be duly executed and acknowledged by a Seller where appropriate:

3.10.1 A Deed relating to each Constituent Property;

3.10.2 A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference (each, a “Bill of Sale”) relating to each Constituent Property;

3.10.3 Two (2) counterparts of an assignment and assumption relating to each Constituent Property, duly executed by each Seller, assigning to Buyer, without warranty, all of each Seller’s right, title, and interest in and to all Intangible Property and Contracts related to such Constituent Property, all to the extent transferable by such Seller, in the form of Exhibit F attached hereto and incorporated herein by this reference (each, a “General Assignment”);

3.10.4 To the extent not already delivered to Buyer by Sellers, the originals of any Estoppel Certificates and SNDAs;

3.10.5 Notices to each of the tenants under the Leases (“Tenant Notices”), duly executed by each Seller in the form of Exhibit D, addressed to each of such tenants;

3.10.6 An affidavit executed by each Seller to the effect that such Seller is not a “foreign person” within the meaning of Internal Revenue Code Section 1445 (“Certification”) in the form of Exhibit G attached hereto and incorporated herein by this reference and an executed California Real Estate Withholding Exemption Form 593-C (“Form 593”);

3.10.7 A customary gap affidavit reasonably acceptable to Escrow Holder so as to allow the Close of Escrow to occur on a gap basis; and

3.10.8 All other documents as may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

3.11 Deposit of Documents and Funds by Buyer. Not later than one (1) business day prior to the Closing Date, Buyer shall deposit the following items into Escrow:

3.11.1 The Cash Balance;

3.11.2 Two (2) executed counterparts of each General Assignment;

3.11.3 A duly executed preliminary change of ownership report for each Constituent Property; and

3.11.4 All other funds and documents as may reasonably be required by Escrow Holder to close the Escrow in accordance with this Agreement.

3.12 Delivery of Documents and Funds at Closing. Provided that all conditions to closing set forth in this Agreement have been satisfied or, as to any condition not satisfied, waived by the party intended to be benefited thereby, on the Closing Date Escrow Holder shall conduct the Closing by recording or distributing the following documents and funds in the following manner:

3.12.1 Recorded Documents. Record the Deeds in the Official Records of such County in which such Real Property is located;

3.12.2 Buyer’s Documents. Deliver to Buyer: (a) each Buyer’s Title Policy; (b) each original Bill of Sale; (c) the original Certification; (d) the original Form 593; (e) a fully executed original of each General Assignment; and (f) to the extent not already delivered to Buyer by Seller, the executed copies of any Estoppel Certificates;

3.12.3 Purchase Price. Deliver to Sellers the Purchase Price and such other funds, if any, as may be due to Sellers by reason of credits under this Agreement, less all items chargeable to Sellers under this Agreement, and a fully executed original of each General Assignment; and

3.12.4 Information Reports. The “Reporting Person” within the meaning of Section 1.6045-4(e)(5) of the Regulations (the “Regulations”) of the Internal Revenue Code (the “Code”), as may be amended from time to time with respect to the transactions contemplated by this Agreement shall be Escrow Holder. It is agreed that Escrow Holder is an eligible person under Section 1.6045-4(e)(5)(ii) of the Regulations. Escrow Holder hereby agrees to be responsible for complying with the reporting and other requirements of Section 6045(e) of the Code. Pursuant to the Regulations, the address for the transferor and transferee are as set forth for Sellers and Buyer in this Agreement, and the identifying information regarding the real estate transferred is the legal description for the Properties set forth in this Agreement. Escrow Holder agrees to file the form required by the Regulations between the end of the calendar year in which the Closing Date occurs and February 28 of the following calendar year. Buyer and Sellers agree to cooperate with Escrow Holder and with each other in completing any report and/or other information required to be delivered to the Internal Revenue Service pursuant to Section 6045(e) of the Code regarding the real estate sales transaction contemplated by this Agreement, including without limitation, Internal Revenue Service Form 1099-S as such may be hereafter modified or amended by the Internal Revenue Service, or as may be required pursuant to any Regulation now or hereafter promulgated by the Treasury Department with respect thereto.

3.13 Prorations and Adjustments. The following shall be prorated and adjusted between Sellers and Buyer as of the Close of Escrow except as otherwise specified:

3.13.1 Rents. Rents shall be prorated as of the Close of Escrow and Buyer’s share of such rents shall be credited to Buyer if such rents have been collected by Sellers as of the business day prior to the Close of Escrow. Sellers shall have no right to continue to pursue the collection of Sellers’ share of rents that have not been collected by the Close of Escrow, but Buyer will use commercially reasonable efforts to collect such amounts for a period of six (6) months after the Closing; provided that Buyer shall not be required to resort to litigation, declare any tenant in default or incur any material, out-of-pocket expenses in connection therewith. Any rents collected by Buyer from a tenant after the Close of Escrow will apply first to rents which accrue from that tenant after the Close of Escrow and then to the rents for that tenant which have accrued for that tenant prior to the Close of Escrow. If Buyer receives rents from a tenant after the Close of Escrow which relate to the period prior to the Close of Escrow and to which a Seller is entitled under this Section 3.13.1, Buyer shall promptly remit to Sellers all of such amounts, net of Buyer’s actual, documented and reasonable costs and expenses incurred in collection. Sellers shall promptly remit to Buyer all rents received by Sellers after the Close of Escrow, which Buyer shall thereafter allocate between Buyer and a Seller in accordance with the provisions of this Section. Rents shall be prorated based on the day of the month in which the Close of Escrow occurs and the actual number of days in that month. All refundable tenant security deposits collected or held and not applied by a Seller (“Security Deposits”) shall be credited to Buyer at Closing. As of the Closing, Buyer shall assume Sellers’ obligations related to the Security Deposits, but only to the extent they are credited to Buyer.

3.13.2 Preparation of CAM Proration Statement. Sellers shall provide a statement (the “CAM Proration Statement”) of “CAM Expenses” (as hereinafter defined) incurred for the current year and “CAM Collections” (as hereinafter defined) for the current year, together with reasonably detailed back-up consistent with Sellers’ operating procedures). The CAM Proration Statement shall show such charges and collections as of the date which is through the last full calendar month prior to the Close of Escrow (the “Statement Date”) or such other date as the parties may agree. If the CAM Expenses incurred for the current year are less than the CAM Collections for the current year, then Buyer shall receive a credit for the difference. If the CAM Expenses incurred for the current year are greater than the CAM Collections for the current year, then Sellers shall receive a credit for the difference. The CAM Proration Statement shall show the credit to Buyer or Sellers and a per diem amount which shall be applied through the Close of Escrow. Buyer shall, after the Close of Escrow, assume all responsibility for the collection of common area maintenance charges, refunds of overpayments and reconciliations as provided in the leases for the tenants for the current year. Except as provided in Section 3.13.6 the proration of CAM Expenses and CAM Collections shall not be subject to adjustment after the Close of Escrow.

(a) CAM Collections. The term “CAM Collections” shall mean those common area maintenance charges which have been actually received by a Seller from tenants for the calendar year through the month prior to the Statement Date, and which shall be shown on the CAM Proration Statement. All CAM Collections for the month in which the Statement Date occurs shall be prorated as of the Statement Date based on the actual number of days in the month in which the Statement Date occurs.

(b) CAM Expenses. The term “CAM Expenses” shall mean all payments actually made by a Seller for common area maintenance charges which are charged to or payable by tenants under applicable Leases, and which shall be shown on the CAM Proration Statement. Unpaid invoices and other amounts due for CAM Expenses shall be prorated as of the Statement Date based on a 365-day year, Sellers will not receive a credit for any CAM Expenses as to which there has not been a corresponding CAM Collection.

(c) Expense Caps. If any tenant is subject to a cap on its expense reimbursement, then the CAM Proration Statement shall cap the CAM Collections from such tenant based on the prorated amount of the expense cap as provided herein. If the expense cap is a fixed dollar amount, then the cap shall be prorated as of the Statement Date based on a 365 day year. If the expense cap is a percentage, then the cap shall be prorated based on the following formula: Prorated cap percentage = [(1 + cap percentage expressed as a decimal) ^ (x/365)] –1. Where X is the number of days from January 1 to the Statement Date.

3.13.3 Operating Expenses. To the extent possible, all utilities, services and any assumed contracts shall be put into Buyer’s name as of the Close of Escrow so that no prorations are necessary for such items. To the extent that this is not possible or does not occur, then subsequent to the Close of Escrow such items shall be prorated as of the Close of Escrow based on the actual number of days in that month.

3.13.4 Taxes. All real property taxes and assessments shall be prorated as of the Close of Escrow. Personal property taxes shall not be pro-rated, but shall instead be paid in full by Sellers at or prior to the Closing (other than personal property taxes which the taxing authority bills directly to tenants under the Leases).

3.13.5 Leasing Costs. Sellers shall be responsible for any and all (i) leasing commissions and other leasing costs (including, without limitation, tenant improvement allowances and other concessions) due and payable by the landlord or otherwise accruing to the benefit of a tenant or broker with respect to Leases executed prior to the Effective Date (other than any renewal or expansion of any such Leases after the Effective Date) and (ii) free rent and other concessions owing under Leases executed prior to the Effective Date, even if such free rent and other concessions are owing after the Effective Date (other than any free rent and other concessions triggered by any renewal or expansion of any Leases after the Effective Date). Buyer shall be responsible for all leasing commissions and other leasing costs (including, without limitation, tenant improvement allowances, free rent and other concessions) attributable to any new leases entered into after the Effective Date, or the renewal or expansion of any existing Lease (a) entered after the Effective Date or (b) becomes effective by reason of a tenant’s exercise of an option or other right after the Effective Date to the extent set forth in the applicable Lease or otherwise disclosed to Buyer prior to the expiration of the Due Diligence Period, and/or, except as provided above in this Section 3.13.5, due and payable with respect to any existing Lease after the Closing; provided, however, that notwithstanding the foregoing, Buyer shall not be responsible for any such leasing commissions and/or other leasing costs for new leases, renewals or expansions entered into after the Effective Date which were not consented to (or deemed consented to) by Buyer as provided in this Agreement (in which event Seller shall be responsible for same). Any new lease and any modification or amendment to an existing Lease entered into by a Seller after the Effective Date shall be subject to the written approval of Buyer, which approval shall not be unreasonably withheld, conditioned or delayed.

3.13.6 Basis of Proration/Adjustments. For purposes of calculating prorations, Buyer shall be deemed to be vested with title to the Properties, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Close of Escrow occurs. All prorations shall be based on a 365-day year and the actual number of days in the month. All prorations set forth herein shall be subject to adjustment outside of Escrow within ninety (90) days after the Close of Escrow to the extent new information becomes available to Buyer or Sellers. The final prorations shall be determined within ninety (90) days after the Close of Escrow (or within ninety (90) days after the calendar year 2014 for CAM Collections and CAM Expenses) and this Section 3.13.6 shall survive the Close of Escrow until the later of the date (a) such prorations are finally determined, and (b) that all settlement payments consistent with such final prorations are made between the parties hereto. Prorations and adjustments under this Section shall be determined separately with respect to each Constituent Property.

3.13.7 Service Contracts. Other than any service contracts that Buyer expressly elects to assume in writing prior to the expiration of the Due Diligence Period, Sellers shall, at their sole cost and expense, terminate all service contracts at each Constituent Property. Notwithstanding the foregoing, if a service contract at such Constituent Property covers other property owned by such Seller, such contract shall not be assumed by Buyer, and such Seller shall cancel the portion of such contract affecting such Constituent Property.

3.14 Closing Statements. Prior to the Closing Date, Sellers and Buyer shall deposit with Escrow Holder executed pro forma closing statements consistent with this Agreement in the form required by Escrow Holder. At least two (2) business days prior to the Closing Date, Buyer and Sellers shall cooperate with each other and Escrow Holder to cause Escrow Holder to deliver drafts of the closing statements to Buyer and Sellers for review and comment so that the final pro forma closing statements can be executed by the Closing Date as required hereinabove.

3.15 Estoppel Certificates.

3.15.1 Sellers shall use commercially reasonable efforts to obtain and deliver to Buyer ten (10) days prior to the Closing an estoppel certificate executed by, and dated no earlier than thirty (30) days before the Closing, (i) each of the tenants (the “Required Tenants”) listed on Exhibit I-1, and (ii) a sufficient number of other tenants at the Properties so that estoppel certificates shall have been received pursuant to clauses (i) and (ii) above with respect to tenants leasing at least eighty percent (80%) of the rentable area of each Constituent Property that is actually leased as of the Effective Date. Said certificates shall be substantially in the form of the Estoppel Certificate attached hereto as Exhibit I-2, and incorporated herein by this reference, or in the form prescribed by the terms of the Leases, as applicable (each, an “Estoppel Certificate” and, collectively, the “Estoppel Certificates”). Sellers’ delivery of the Estoppel Certificates pursuant to this Section 3.15 is a condition to Buyer’s obligation to close Escrow. Sellers’ sole obligation with respect to obtaining such Estoppel Certificates is limited to each Seller exercising commercially reasonable efforts to obtain same prior to the Closing, and no Seller shall be in default or breach under this Agreement if, after exercising commercially reasonable efforts to obtain any or all the Estoppel Certificates, Sellers fail to obtain all the required Estoppel Certificates. Notwithstanding anything to the contrary, if an Estoppel Certificate is received from a tenant prior to the expiration of the Due Diligence Period and Buyer fails to deliver a Termination Notice pursuant to Section 3.6, then any such Estoppel Certificate so received shall be deemed acceptable to Buyer. As used in this Section 3.15 and Section 3.16 below, “commercially reasonable efforts” shall not include any obligation to institute or threaten legal proceedings, to declare or threaten to declare any person in default, to expend any monies or to cause any other person to do any of the same.

3.15.2 Notwithstanding anything to the contrary herein, (1) in the event a Seller is unable to obtain an Estoppel Certificate from any particular tenant (other than a Required Tenant) under any Lease, such Seller shall have the right (but not the obligation) to deliver to Buyer on the Closing Date a certificate (the “Seller Tenant Certificate”) executed by Seller, substantially in the form of the Estoppel Certificate attached hereto as Exhibit I-3, and incorporated herein by this reference (conformed to be executed by Seller, rather than the subject tenant), certifying that the information set forth therein with respect to the Lease for such tenant, to the “knowledge of Seller” (as defined in Section 7), is correct in all material respects, and in such event, for up to but no more than twenty percent (20%) of the rentable square footage of each Constituent Property, each such Seller shall be deemed to have delivered an Estoppel Certificate with respect to such tenant for purposes of satisfying the condition under this Section 3.15. Any Seller Tenant Certificate shall be subject to the limitations set forth in Section 14.2.3 of this Agreement. Sellers shall be released from any liability with respect to any Seller Tenant Certificate upon the sooner to occur of expiration of the Survival Period (as hereinafter defined) and the delivery to Buyer of an Estoppel Certificate from the tenant for which such Seller has delivered such Seller Tenant Certificate (provided that, with respect to facts or circumstances contained in a tenant executed Estoppel Certificate which differ from the Seller Tenant Certificate executed by Seller, the tenant executed Estoppel Certificate shall control).

3.15.3 Estoppel thresholds set forth above shall be determined separately with respect to each Constituent Property.

3.16 SNDAs. If required by Buyer’s lender (as evidenced by a written notice to Sellers from Buyer’s lender), Sellers shall use commercially reasonable efforts to obtain and deliver to Buyer, not later than ten (10) days prior to the Closing, a subordination, non-disturbance and attornment agreement originally executed and acknowledged (in recordable form) in the form attached hereto as Exhibit K, and incorporated herein by this reference, subject only to those modifications that are reasonably acceptable to Buyer’s lender (each, a “SNDA” and, collectively, the “SNDAs”), from (i) each of the Required Tenants, and (ii) a sufficient number of other tenants at the Properties so that Sellers shall have requested an SNDA pursuant to clauses (i) and (ii) above with respect to tenants leasing at least eighty percent (80%) of the rentable area of each Constituent Property that is actually leased as of the Effective Date. Notwithstanding anything to the contrary, Sellers’ delivery of the SNDAs pursuant to this Section 3.16 shall not be a condition to Buyer’s obligation to close Escrow. Sellers’ sole obligation with respect to obtaining such SNDAs is limited to each Seller exercising commercially reasonable efforts to obtain same prior to the Closing, and no Seller shall be in default or breach under this Agreement if, after exercising commercially reasonable efforts to obtain any or all the SNDAs, Sellers fail to obtain all the required SNDAs.

4. Improvement Assessment Liens; Subdivision and Development Bonds; Improvement Obligations.

4.1 Assessment Liens. If and to the extent there exist any improvement assessment liens, Mello Roos bond payments, or other similar assessments which encumber any Constituent Property and are shown on the secured tax roll, other public records or the Preliminary Report for the applicable Constituent Property, Buyer shall assume the obligation to pay any and all future installments of such bonds or assessment liens affecting such Constituent Property which accrue from and after the Close of Escrow. Subject to the foregoing, all such Mello Roos bond payments or similar assessment liens shall be prorated in accordance with Section 3.13 above and any past due and unpaid installments of such bonds or assessment liens shall be paid by Sellers. Sellers shall have no obligation to pay the entire principal amount of any of such assessments or bonds.

4.2 Subdivision and Development Bonds. If and to the extent there exists in favor of governmental bodies or agencies or other third parties improvement bonds (“Bonds”) which are disclosed in public records or the Preliminary Report for a particular Constituent Property and insure the completion of off-site and on-site public improvements relating to a Constituent Property, the payment of all labor and materials relating to such improvements or the performance of the parties constructing such improvements, Buyer shall provide replacement bonds for the Bonds and Buyer shall be obligated to perform as required by the Bonds and/or any replacement bonds and to perform any and all work required to be performed by the obligee(s) thereunder on or after the Close of

Escrow, and shall protect, indemnify, defend, and hold Sellers and Seller Parties harmless from and against, any claims which may be made by the obligee(s) or the bonding company for recovery of the Bonds and/or any replacement bonds or the completion of such work required to be performed on or after the Close of Escrow. Sellers shall protect, indemnify and defend and hold Buyer harmless from and against, any claims which may be made by the obligee(s) or the bonding company for recovery of the Bonds and/or any replacement bonds or the completion of work required to be performed prior to the Close of Escrow.

4.3 Improvement Obligations. In connection with the purchase of the Properties, Buyer shall assume all improvement obligations required by governmental agencies relating to the Real Property required to be performed after the Close of Escrow, but only to the extent such agreements are either of record, set forth in a Preliminary Report or disclosed by Sellers to Buyer, in writing, with respect to the Properties.

4.4 Constituent Property Specific. The obligations of Buyer and Sellers under this Section 4 shall be determined separately with respect to each Constituent Property.

5. Commissions. Buyer and Sellers each represent and warrant to the other that there are no commissions, finder’s fees or brokerage fees arising out of the transactions contemplated by this Agreement other than a commission payable to Broker by Sellers pursuant to a separate written agreement. Buyer shall protect, indemnify, defend, and hold Sellers and Seller Parties harmless from and against any and all Claims in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Buyer’s conduct or the inaccuracy of the foregoing representation and/or warranty of Buyer. Sellers shall protect, indemnify, defend, and hold Buyer harmless from and against any and all Claims in connection with claims for any such commissions, finders’ fees or brokerage fees arising out of Sellers’ conduct or the inaccuracy of the foregoing representation and/or warranty of Sellers.

6. Damage or Destruction; Condemnation.

6.1 Uniform Act. This Agreement shall be governed by the Uniform Vendor and Buyer Risk Act as set forth in Section 1662 of the California Civil Code (“Act”) as supplemented by this Section 6. For purposes of the Act: (a) a taking, pending taking or threatened taking that is noticed in writing by eminent domain of a portion of the Properties shall be deemed to affect a “Material Part” of a Constituent Property if the Estimated Value of the portion of the subject Constituent Property taken exceeds ten percent (10%) of the Allocated Purchase Price or if the subject event would allow any Required Tenant to terminate its Lease (or if a Required Tenant alleges such right), unless such Required Tenant waives such right in a writing reasonably acceptable to Buyer, and (b) any destruction shall be deemed to affect a “Material Part” if (i) the Estimated Value of repair with respect to an event that is fully covered by Seller’s casualty insurance (other than commercially reasonable deductibles not to exceed Fifty Thousand Dollars ($50,000) exceeds ten percent (10%) of the Allocated Purchase Price, (ii) the Estimated Value of repair with respect to an event that is not fully covered by Seller’s casualty insurance exceeds Fifty Thousand Dollars ($50,000) with respect to such Constituent Property, or (iii) the subject event would allow any Required Tenant to terminate its Lease, unless such Required Tenant waives such right in a writing reasonably acceptable to Buyer.

6.2 Definitions. The phrase “Estimated Value” shall mean an estimate obtained from a M.A.I. appraiser, who has at least five (5) years’ experience evaluating property located in the County where the applicable Constituent Properties are located, similar in nature and function to that of the Properties, selected by the applicable Seller and approved by Buyer, and the phrase “Estimated Cost of Repair” shall mean an estimate obtained from an independent contractor selected by the applicable Seller and approved by Buyer. Buyer shall not unreasonably withhold, condition or delay Buyer’s approval under this Section 6.

6.3 Notice; Credit to Buyer. Sellers shall promptly notify Buyer, in writing, if any portion of a Constituent Property is damaged or destroyed or if all or any portion of the Properties is taken (or a pending taking that is noticed in writing) by eminent domain (in each case regardless of whether the effected part constitutes a Material Part). Buyer shall have the right to terminate this Agreement and receive a refund of the Deposit (less the Independent Consideration) if all or a Material Part of the Properties is destroyed or a Material Part of the Properties is taken by eminent domain. Buyer shall give written notice of Buyer’s election to terminate this Agreement under the Act within five (5) business days after the applicable Seller delivers written notice to Buyer of any damage to or condemnation of the Properties which entitles Buyer to terminate this Agreement. If Buyer does not give such notice, then this Agreement shall remain in full force and effect and there shall be no reduction in the Purchase Price, but the applicable Seller shall, at Close of Escrow, assign to Buyer (a) any insurance proceeds (including, without limitation, rental loss insurance attributable to the period including and after the Close of Escrow) payable with respect to such damage or (b) the entire award payable with respect to such condemnation proceeding, whichever is applicable. Notwithstanding anything to the contrary, in no event shall any Seller have any obligation to repair or replace any such damage or destruction. Notwithstanding the fact that this Agreement is generally an “all Properties or none” deal, Buyer shall have the right to terminate this Agreement as to only the subject Constituent Property to the extent a Material Part of such Constituent Property is destroyed or taken by eminent domain.

6.4 Constituent Property Specific. Casualty and condemnation thresholds, and other determinations under this Section 6, shall be determined separately with respect to each Constituent Property.

7. Sellers’ Representations and Warranties. Each Seller makes the following representations and warranties which shall be true and correct as of the Close of Escrow and which shall survive the Close of Escrow for the “Survival Period”. If prior to the Close of Escrow, a Seller gives Buyer written notice of any facts or circumstances beyond the reasonable control of such Seller which would render any such representations or warranties untrue as of the Close of Escrow, Buyer’s sole right shall be to waive such representation and warranty and proceed with the Close of Escrow or terminate this Agreement and cancel the Escrow, in which case Escrow cancellation fees shall be paid by Sellers and the Deposit shall be returned to Buyer (less the Independent Consideration). Such termination right shall be exercised, if at all, no later than the earlier of two (2) business days after Buyer receives such written notice or the Closing Date (and in any event prior to Closing). For purposes of this Section 7, the phrases “to such Seller’s knowledge”, “to the Sellers’ knowledge” or similar phrase shall mean the current actual knowledge of Hack Adams, Senior Vice President, and Matthew Bateman, Managing Director (as distinguished from constructive, imputed or other implied knowledge), without investigation or inquiry or a duty to investigate or inquire. In no event shall Hack Adams, Matthew Bateman, or any other employee, officer, manager, or member of Sellers have any personal liability with respect to this Agreement or the representations or warranties contained herein.

7.1 Due Organization. Such Seller is duly organized, validly existing, and in good standing under the laws of the state of its formation, and is registered and in good standing to do business in the State of California; and

7.2 Authority. Such Seller has the full power and authority to execute, deliver and perform its obligations under this Agreement.

7.3 No Breach. Neither the execution nor delivery of this Agreement, nor the consummation of the transaction contemplated herein, will conflict with, or constitute or result in a breach of, any contract, license, undertaking, judgment or ruling to which such Seller is a party or by which its assets are bound, or result in the creation of any lien or encumbrance upon its assets.

7.4 OFAC. To such Seller’s knowledge, it is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”.

7.5 Lists. Neither it nor, to such Seller’s knowledge, any beneficial owner of such Seller (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”) or (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

7.6 Condemnation/Eminent Domain. Such Seller has not received written notice of any condemnation or eminent domain proceedings pending with respect to its Constituent Property. To such Seller’s knowledge, (i) there are no threatened (in writing) condemnation or eminent domain proceedings pending with respect to its Constituent Property, and (ii) there are no facts or circumstances with respect to such Constituent Property which might give rise to such action or proceeding.

7.7 Leases. To such Seller’s knowledge, all leases listed on Exhibit B hereto with respect to its Constituent Property constitute every lease in effect with respect to such Constituent Property as of the Agreement Date to which such Seller is a party (collectively, the “Leases”).

7.8 No Occupancy Rights. To such Seller’s knowledge, there are no occupancy agreements or other similar written agreements regarding occupancy of its Constituent Property, or any portion of it, other than the Leases or as otherwise set forth in any Preliminary Report.

7.9 No Actions. To such Seller’s knowledge and except as otherwise set forth in Exhibit J attached hereto and incorporated herein by this reference, such Seller has received no direct written notice of any action, suit or proceeding (including any condemnation action) which is pending or threatened against or otherwise relating to the Real Property or such Seller with respect to its interest in or operation of the Real Property.

7.10 No Violation of Law. Except as may be disclosed in the reports delivered to Buyer pursuant to Section 3.3.5 hereof and except as otherwise set forth in Exhibit J hereto or in the Due Diligence Items, to such Seller’s knowledge, such Seller has received any direct written notice from any governmental agency that such Seller or the Real Property violates, in any material respect, any laws, ordinances, rules, regulations, or court or administrative orders, including, without limitation, environmental laws, zoning laws and ordinances and building laws.

7.11 No Bankruptcy. Such Seller has not (i) made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, or (ii) to such Seller’s knowledge, suffered the filing of an involuntary petition by such Seller’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller’s assets, suffered the attachment or other judicial seizure of all, or substantially all, of such Seller’s assets.

7.12 Environmental. To such Seller’s knowledge, Seller has not received written notice of any violation of environmental laws not disclosed in the Due Diligence Items or referenced therein.

8. Buyer’s Representations and Warranties. Buyer makes the following representations and warranties which shall be true and correct at the Close of Escrow and shall survive the Close of Escrow.

8.1 Due Organization. Buyer is duly organized, validly existing, and in good standing under the laws of the state of its formation and Buyer has the full right, power and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.

8.2 Authority. This Agreement has been, and all of the documents to be delivered by Buyer at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Buyer, enforceable in accordance with their terms. There is no action or proceeding pending or threatened against Buyer which challenges or impairs (or could challenge or impair) Buyer’s ability to execute or perform its obligations under this Agreement.

8.3 No Breach. Neither the execution nor delivery of this Agreement, nor the consummation of the transaction contemplated herein, will conflict with, or constitute or result in a breach of, any contract, license or undertaking to which Buyer is a party or by which its assets are bound or results in the creation of any lien or encumbrance upon its assets.

8.4 Orders. Buyer hereby represents and warrants that to Buyer’s knowledge, it is in compliance with the Orders.

8.5 Lists. Buyer hereby represents and warrants that neither Buyer nor, to Buyer’s knowledge, any beneficial owner of Buyer (a) is listed on the Lists or (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (c) is owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

9. Condition of Properties.

9.1 Generally. Buyer represents and warrants, which representations and warranties shall survive the Close of Escrow and shall not be merged with the Deeds, that, Buyer has, or shall have inspected and conducted tests and studies of the Properties and that Buyer is or will be prior to the Close of Escrow familiar with the general condition of the Properties. Buyer understands and acknowledges that the Properties may be subject to earthquake, fire, floods, erosion, high water table, dangerous underground soil conditions, hazardous materials and other occurrences that may alter its condition or affect its suitability for any proposed use. Except as provided in Section 7 hereof, no Seller shall have any responsibility or liability with respect to any such occurrence or condition. Buyer represents and warrants that, except as provided in Section 7 of this Agreement, Buyer is acting, and will act only, upon information obtained by Buyer directly from Buyer’s own inspection of the Properties. Once Buyer has approved the Properties in its sole discretion pursuant to Section 3 of this Agreement, the suitability or lack of suitability of the Properties for any proposed or intended use, or availability or lack of availability of (a) permits or approvals of governmental or regulatory authorities, or (b) easements, licenses or other rights with respect to any such proposed or intended use of the Properties, shall not affect the rights or obligations of the Buyer hereunder.

9.2 Interim Operations. From and after the Effective Date until the Closing or the earlier termination of this Agreement, each Seller hereby agrees as follows:

9.2.1 Operation of Properties. To operate and maintain the Properties in good working order and condition and in a manner consistent with Seller’s current practices and, in connection with the same, no Seller shall (a) cancel or permit cancellation of any casualty or liability insurance carried with respect to any Constituent Property without replacing the same, or (b) remove from any Constituent Property any Personal Property, unless such item is replaced by an item of similar condition, utility and value.

9.2.2 Approval of Agreements. Not to enter into, modify, amend or terminate any Lease or any Contract (unless terminable on not more than thirty (30) days prior written notice without penalty), or any other agreement with respect to any Constituent Property, which would encumber or be binding upon any Constituent Property from and after the Closing Date, without in each instance obtaining the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Due Diligence Period, but may be withheld in Buyer’s sole discretion thereafter.

10. Disclaimers; Disclosures.

10.1 No Side Agreements or Representations. No person acting on behalf of Sellers is authorized to make, and by execution hereof, Buyer acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Properties or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Properties, except as may be expressly set forth in this Agreement or any amendments hereto. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Sellers which is not contained in this Agreement, or any amendment hereto will be valid or binding on Sellers.

10.2 “AS IS” CONDITION. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7 HEREIN, SELLERS HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTIES, THE PHYSICAL CONDITION OF AND

PHYSICAL IMPROVEMENTS, LAND IMPROVEMENTS OR UTILITY INSTALLATIONS ON AND TO THE PROPERTIES, title to the PropertIES, the environmental condition of the PropertIES (including the presence or absence of hazardous substances OR POLLUTION), the compliance of the PropertIES with applicable laws and regulations (including zoning, building codes or development or LAND use rights), the financial condition of the PropertIES or any other representation or warranty respecting any income, expenses, rights or claims on, affecting, or pertaining to the PropertIES or any part thereof OR ANY MATTER RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTIES. EXCEPT AS PROVIDED IN SECTION 7 OF THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTIES AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLERS HAVE NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.

10.3 SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTIES, AND BUYER HAS HAD ADEQUATE OPPORTUNITY OR WILL HAVE ADEQUATE OPPORTUNITY PRIOR TO CLOSING (BUYER’S FAILURE TO SEND A TERMINATION NOTICE PURSUANT TO SECTION 3 SHALL CONSTITUTE AN ACKNOWLEDGMENT BY BUYER THAT IT HAS HAD SUCH AN OPPORTUNITY) TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS RELATING TO THE ACQUISITION OF THE PROPERTIES HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY BUYER’S TITLE INSURANCE POLICIES AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLERS, OTHER THAN THE REPRESENTATIONS AND WARRANTIES MADE BY SELLERS IN SECTION 7 ABOVE.

10.4 DUE DILIGENCE MATERIALS. WITHOUT LIMITATION ON SELLERS’ REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 7, (1) ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTIES PREPARED BY THIRD PARTIES IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES, AND (2) SELLERS HAVE NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKE NO (AND EXPRESSLY DISCLAIM ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. SELLERS SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS, MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTIES NOR SHALL SELLERS BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTIES OR THE OPERATION THEREOF, FURNISHED BY ANY SELLER OR BY ANY MANAGER, MEMBER OR PARTNER OF ANY SELLER, OR ANY “RELEASED PARTIES” (AS HEREINAFTER DEFINED).

BY INITIALING BELOW, BUYER ACKNOWLEDGES THAT (A) THIS SECTION 10 HAS BEEN READ AND FULLY UNDERSTOOD, (B) BUYER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (C) BUYER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION 10.

BUYER’S INITIALS

10.5 Waiver of Disclosures. Buyer hereby knowingly, voluntarily and intentionally waives the right to the disclosures set forth in: (a) California Government Code Section 8589.4; (b) California Government Code Section 51183.4 (fire hazard severity zone); (c) California Public Resource Code Section 2621.9 (earthquake fault zone); (d) California Public Resource Code Section 2694 (seismic hazard zone); (e) California Public Resource Code Section 4136 (wild land area), and (f) California Public Resource Code Section 25402.10 and its implementing regulations (energy use disclosures). Nonetheless, Buyer acknowledges receipt of a Natural Hazard Disclosure Statement and “Commercial Property Owner’s Guide to Earthquake Safety (2006),” both prepared by a third party which provides the disclosures referred to in this Section 10.3 in satisfaction of any such obligation to Buyer. No Seller shall have any liability for the contents, or accuracy of such report.

10.6 City of San Diego Retrofit Requirements. Buyer and Sellers agree that, with reference to those Constituent Properties located in the City of San Diego and in accordance with San Diego Municipal Code (the “San Diego Code”), Sellers shall transfer responsibility and Buyer shall assume responsibility for complying with the San Diego Code, including but not limited to, Article 7, Division 4, Section 147.0404(b) (the “Retrofit Section”) and Section 147.0408(b) (the “Verification Section”) thereof. As required by the San Diego Code, on or before ninety (90) days after the Closing, Buyer shall comply with the requirements of the Retrofit Section. In accordance with Section 147.0408(b) of the San Diego Code, prior to Closing, Buyer and applicable Sellers shall sign a

Transfer of Responsibility to Retrofit Certificate in the form required by the City (the “Retrofit Certificate”), certifying that Buyer has assumed responsibility for the requirements under the San Diego Code. Upon the Closing, applicable Sellers shall file the Retrofit Certificate(s) with the City of San Diego Public Utilities Department. Buyer shall defend, indemnify and hold harmless Sellers and the Seller Parties from and against any and all Claims asserted against or incurred by Sellers or the Seller Parties as a result of any acts or omissions, from and after the Closing, in connection with the Retrofit and requirements of the Retrofit Section. The provisions of this Section shall survive the Closing.

11. Governmental Approvals. Nothing contained in this Agreement shall be construed as authorizing Buyer to apply for a zone change, variance, subdivision maps, lot line adjustment or other discretionary governmental act, approval or permit with respect to the Properties prior to the Close of Escrow, and Buyer agrees not to do so without Sellers’ prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed so long as such action will not: (a) delay in any manner the Close of Escrow; (b) result in any cost or liability to Sellers; or (c) become binding on Sellers or bind the Properties until after the Close of Escrow. Buyer agrees not to submit any reports, studies or other documents, including, without limitation, plans and specifications, impact statements for water, sewage, drainage or traffic, environmental review forms, or energy conservation checklists to any governmental agency, or any amendment or modification to any such instruments or documents prior to the Close of Escrow unless first approved by Sellers in writing, which approval shall not be unreasonably withheld, conditioned or delayed so long as such action will not: (x) delay in any manner the Close of Escrow; (y) result in any cost or liability to Sellers; or (z) become binding on Sellers or bind the Properties until after the Close of Escrow. Once Buyer has approved the Properties in its sole discretion pursuant to Section 3 of this Agreement, Buyer’s obtaining any variances, zoning amendments, subdivision maps, lot line adjustment, or other discretionary governmental act, approval or permit will not be a condition precedent to its obligations under this Agreement.

12. Release. Except as expressly set forth in this Section 12, and except for (a) intentional, active fraud, (b) intentional, material and express misrepresentations made by Sellers in Section 7 of this Agreement for the Survival Period specified herein and (c) Seller’s post-Closing obligations expressly provided in this Agreement (individually and collectively, the “Reserved Claims”), Buyer and anyone claiming by, through or under Buyer hereby waives its right to recover from and fully and irrevocably releases Sellers and Seller Parties (collectively, “Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any matters affecting the Properties, or any portion thereof; including without limitation any claims under CERCLA, RCRA or any other applicable statute that pertains to environmental matters. This release includes claims (other than the Reserved Claims) of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer’s release to Sellers. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR.”

In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Deeds, that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Deeds, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Sellers from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Sellers by Buyer in exchange for Sellers’ performance hereunder. From and after the lapse of six (6) months following the Close of Escrow (the “Survival Period”), Buyer hereby agrees that the release contained herein shall then also extend to and include any claim or action against any Released Party for any breach by Sellers of the representations and warranties made in Section 7 hereof and any covenants under this Agreement. The foregoing release shall not apply to the enforcement of any of the provisions expressly contained in this Agreement.

Sellers have given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 12. Sellers and Buyer have each initialed this Section 12 to further indicate their awareness and acceptance of each and every provision hereof.

SELLERS’ INITIALS	BUYER’S INITIALS

13. Intentionally Omitted.

14. Default.

14.1 LIQUIDATED DAMAGES – DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF BUYER HAS NOT TERMINATED THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD AND IF THE SALE OF THE PROPERTIES TO BUYER IS NOT CONSUMMATED DUE TO A DEFAULT BY BUYER, SELLERS SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLERS’ LIQUIDATED DAMAGES AND TO TERMINATE THIS AGREEMENT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLERS AS A RESULT OF BUYER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTIES PURSUANT TO THIS AGREEMENT AND THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLERS WILL INCUR AS A RESULT OF SUCH FAILURE AND THAT SUCH REMEDY SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLERS’ RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLERS’ RIGHTS AND BUYER’S INDEMNITY OBLIGATIONS EXPRESSLY SET FORTH IN OTHER SECTIONS OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676, AND 1677. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

SELLERS’ INITIALS	BUYER’S INITIALS

14.2 Sellers’ Default.

14.2.1 Pre-Closing Representations and Warranties. If Buyer obtains knowledge that any of Sellers’ representations and warranties contained herein are not materially true and correct prior to the Close of Escrow then Buyer’s sole remedy shall be to either (a) terminate this Agreement by written notice to Sellers (which must be given, if at all, no later than two (2) business days after Buyer becomes aware of such information and in all events prior Closing), in which event the Deposit shall be returned to Buyer by Escrow Holder (less the Independent Consideration) and Sellers shall reimburse Buyer for its actual and direct documented out-of-pocket, third-party transaction costs in an amount not to exceed, in the aggregate, One Hundred Fifty Thousand Dollars ($150,000), or (b) waive any claim related to the representation and warranty and proceed to the Closing.

14.2.2 Covenants. If Sellers shall have materially failed to perform any of Sellers’ covenants within the time specified herein, Buyer may as its sole remedy either (a) terminate Buyer’s obligations under this Agreement by written notice to Sellers, in which event the Deposit shall be returned to Buyer by Escrow Holder (less the Independent Consideration) ) and Sellers shall reimburse Buyer for its actual and direct documented out-of-pocket, third-party transaction costs in an amount not to exceed, in the aggregate, One Hundred Fifty Thousand Dollars ($150,000), or (b) obtain specific performance of this Agreement, provided that (i) Buyer is ready, willing and able to purchase the Properties on the Close of Escrow., and (ii) Buyer commences such action for specific performance within thirty (30) days after the scheduled Closing Date.

14.2.3 Post-Closing Claims. Any claim by Buyer for any breach of any representation or warranty after the Close of Escrow, or any other claim for breach of this Agreement (including the closing documents) shall be subject to the following with respect to each Constituent Property: (a) no such claim shall be made until the damages from such claim are at least Fifty Thousand Dollars ($50,000.00) in the aggregate with respect to such Constituent Property, (b) any such claim must be made within the Survival Period, and (c) Buyer shall be limited to its actual compensatory damages, (but not punitive, special, or consequential damages), in any case not to exceed two percent (2%) of the Allocable Purchase Price with respect to such Constituent Property in the aggregate from all claims with respect to such Constituent Property.

14.3 No Contesting Liquidated Damages. As material consideration to each party’s agreement to the liquidated damages provisions stated above, each of Buyer and Sellers hereby agrees to waive any and all rights whatsoever to contest the validity of the liquidated damage provisions for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made.

15. Miscellaneous.

15.1 Waiver of Trial by Jury. SELLERS AND BUYER, TO THE EXTENT THEY MAY LEGALLY DO SO, HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO

THE EXTENT THEY MAY LEGALLY DO SO, SELLERS AND BUYER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

15.2 Attorneys’ Fees. If any action or proceeding is commenced by either party to enforce their rights under this Agreement or to collect damages as a result of the breach of any of the provisions of this Agreement, the prevailing party in such action or proceeding, including any bankruptcy, insolvency or appellate proceedings, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

15.3 Notices; Business Days.

15.3.1 Notices. All notices or other communications required under this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, delivered or sent via an overnight courier service with charges prepaid or by e-mail or facsimile so long as the items are concurrently sent via overnight courier. Notices shall be deemed received upon the earlier of: (a) if delivered personally or via overnight courier, the date of delivery; or (b) if mailed, upon the date of receipt as disclosed on the return receipt or (c) if sent by e-mail or facsimile, the date of transmission (so long as concurrently sent by overnight courier). All notices to Sellers, Buyer and Escrow Holder shall be sent to such party’s address as set forth in the Summary. The foregoing addresses may be changed by written notice given in accordance with this Section. Any notice delivered by Buyer to any one or more of the parties comprising the Sellers shall be deemed to constitute a notice given to all of the parties comprising Sellers.

15.3.2 Business Days. If the date on which any notice to be given hereunder or the performance of an obligation hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday, unless the particular date is the Closing Date, in which case the Closing Date shall be extended to the second business day following such Saturday, Sunday or legal holiday.

15.4 Amendment; Complete Agreement. All amendments and supplements to this Agreement must be in writing and executed by Buyer and Sellers. This Agreement contains the entire agreement and understanding between Buyer and Sellers concerning the subject matter of this Agreement and supersedes all prior agreements, terms, understandings, conditions, representations and warranties, whether written or oral, made by Buyer or Sellers concerning the Properties or the other matters which are the subject of this Agreement.

15.5 Governing Law; Venue. This Agreement shall be enforced, governed by, and interpreted in accordance with the laws of the State of California. Venue for any dispute hereunder shall lie in the State Courts in the County of San Diego.

15.6 Severability. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement (including the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable) shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

15.7 Counterparts, Headings, and Defined Terms. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. The headings to sections of this Agreement are for convenient reference only and shall not be used in interpreting this Agreement.

15.8 Time of the Essence. Except as provided in Section 15.3.2, time is of the essence of this Agreement.

15.9 Waiver. No waiver by Buyer or Sellers of any of the terms or conditions of this Agreement or any of their respective rights under this Agreement shall be effective unless such waiver is in writing and signed by the party charged with the waiver.

15.10 Third Parties. This Agreement is entered into for the sole benefit of Buyer and Sellers and their respective permitted successors and assigns. No party other than Buyer and Sellers and such permitted successors and assigns shall have any right of action under or rights or remedies by reason of this Agreement.

15.11 Additional Documents. Each party agrees to perform any further acts and to execute and deliver such further documents which may be reasonably necessary to carry out the terms of this Agreement (provided the same do not increase in any material respect the cost to, or liability or obligations of, such party in a manner not otherwise provided for herein).

15.12 Independent Counsel. Buyer and Sellers each acknowledge that: (a) they have been represented by independent counsel in connection with this Agreement; (b) they have executed this Agreement with the advice of such counsel; and (c) this Agreement is the result of negotiations between the parties hereto and the advice and assistance of their respective counsel. The fact that the initial draft of this Agreement was prepared by Sellers’ counsel as a matter of convenience shall have no import or significance. Any uncertainty or ambiguity in this Agreement shall not be construed against Sellers because Sellers’ counsel prepared this Agreement in its final form.

15.13 Assignment. Buyer shall not assign this Agreement without Sellers’ prior written consent, which consent may be withheld in Sellers’ sole and absolute discretion. Any purported assignment in violation of the terms of this Agreement shall be void. Notwithstanding the foregoing, Buyer may assign this Agreement without Sellers’ consent to one or more entities which are wholly owned or controlled, directly or indirectly, by Buyer provided that Buyer provides written notice of such assignment to Sellers together with an assignment and assumption agreement in form reasonably satisfactory to Sellers no later than five (5) business days prior to the Close of Escrow so that all closing documents can be modified to reflect such assignment. In the event of an approved (or deemed approved) assignment by Buyer of this Agreement, Buyer’s assignee shall assume in writing all of Buyer’s obligations under this Agreement, but Buyer shall not be released from its obligations hereunder. If Buyer assigns its rights under this Agreement to more than one entity as set forth above, then the Closing documents shall be separately prepared with respect to the Constituent Property or Constituent Properties being acquired by each such entity.

15.14 Successors and Assigns. Subject to the provisions of Section 15.13, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

15.15 Exhibits. Each reference to a Section or Exhibit in this Agreement shall mean the sections of this Agreement and the exhibits attached to this Agreement, unless the context requires otherwise. Each such exhibit is incorporated herein by this reference.

15.16 Duty of Confidentiality. Buyer and Sellers represent and warrant that each shall keep the terms of the transaction contemplated in this Agreement, including, without limitation, the Purchase Price (and each Allocable Purchase Price) and all other information, documents and/or reports obtained from the other, or related to or connected with the Properties, the other party, or this transaction, confidential and will not disclose any such information to any person or entity, with the exception of the managers, members, officers, directors, employees, partners, agents, consultants or lenders of such party who have a need to know such information and who are instructed to maintain the confidentiality obligations of the parties set forth herein or as may otherwise be required by law, without obtaining the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. The provisions of this Section 15.16 shall survive any termination of this Agreement or the Closing (as applicable), except that Buyer may publish tombstone or similar notices following the Closing without Seller’s prior written consent; provided that such tombstone or similar notices shall not disclose the Purchase Price or the Allocated Purchase Prices and shall be reasonably approved by Sellers in writing, which approval shall not be unreasonably withheld, conditioned or delayed.

15.17 Survival. Except as specifically set forth in this Agreement, the representations, warranties, indemnities and covenants set forth herein and made by Sellers shall survive the Close of Escrow for the Survival Period. The representations, warranties and indemnities made by Buyer herein or in any closing documents shall survive for a period of two (2) years following the Close of Escrow.

15.18 Limited Liability.

15.18.1 Notwithstanding anything to the contrary contained in this Agreement or any document executed in connection herewith, Buyer understands that each Seller (a) has an interest in only a Constituent Property (and not all Properties), and (b) shall be severally (but not (i) jointly or (ii) jointly and severally) liable to Buyer under or in connection with this Agreement or any document executed in connection herewith only to the extent that the representations, warranties, covenants and other provisions contained in this Agreement or such other documents relate to the Constituent Property owned by such Seller (and shall not be liable to the extent that any such representations, warranties, covenants or other provisions relate to any other Constituent Property). Without limitation on the foregoing, (1) the representations and warranties in Section 7 shall apply to each Seller separately and then only to the Constituent Property owned by it, and (2) the prorations and credits provided for in Section 3.13 shall be allocated separately among Sellers, with each bearing the economic burden or receiving the economic benefit only with respect to the Constituent Property owned by such Seller.

15.18.2 No constituent partner or member in or agent of any Seller, nor any manager, advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in any Seller, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer, its successors and assigns and, without limitation, all other persons shall look solely to each Seller’s respective interest in the Properties for payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.

15.19 Tax-Deferred Exchange. Either party shall be permitted to assign its obligations under this Agreement to an intermediary for the purpose of effectuating a tax-deferred exchange, so long as such assignment shall not (a) delay or extend the Closing Date, or (b) require the other party to assume any additional obligations, incur any out-of-pocket expenses, or take title to any other property. Neither party shall be in any way responsible or liable for the tax or other consequences of the tax-deferred exchange (or attempted tax-deferred exchange) effected by the other party.

15.20 No Effect Until Mutual Execution and Delivery. The preparation and/or delivery of unsigned drafts of this Agreement shall not create any legally binding rights in the Properties and/or obligations of the parties, and Buyer and Sellers acknowledge that this Agreement shall be of no effect until it is duly executed and delivered by both Buyer and Sellers.

15.21 Tax Appeal Proceedings.

15.21.1 Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of any Property, relating to any fiscal years ending prior to the fiscal year in which the Closing occurs, are pending at the time of the Closing, each Seller reserves and shall have the right to continue to prosecute and/or settle the same. If any tax reduction proceedings in respect of any Property, relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then the applicable Seller reserves and shall have the right to continue to prosecute and settle the same; provided, however, that such Seller shall not settle any such proceeding without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed. Buyer, at no material cost to Buyer, shall reasonably cooperate with each Seller in connection with the prosecution of any such tax reduction proceedings.

15.21.2 Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes applicable to the period prior to the date of the Closing shall belong to and be the property of the applicable Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the date of the Closing shall belong to and be the property of Buyer; provided, however, that if any such refund creates an obligation to reimburse any tenants under any Lease for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in such Lease to such tenant) shall be paid to Buyer and Buyer shall disburse the same to such tenants. All reasonably outside counsel attorneys’ fees and other third party expenses incurred in obtaining such refunds or savings shall be apportioned between Sellers and Buyer in proportion to the gross amount of such refunds or savings payable to the applicable Seller and Buyer, respectively (without regard to any amounts reimbursable to tenants); provided, however, that neither any Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding.

15.21.3 Survival. The provisions of this Section 15.21 shall survive the Closing.

15.22 Disclosure Items. Buyer acknowledges that, prior to and after the Effective Date, information and matters have been or will be disclosed to Buyer by virtue of either the delivery to Buyer of a copy of the Due Diligence Items or a brief summary of Sellers’ understanding and knowledge of certain matters and things with respect to the Properties as set forth in Exhibit J hereto (collectively, the “Disclosure Items”). Buyer hereby expressly acknowledges and unequivocally agrees that, if Buyer elects to proceed with the Close of Escrow (or is deemed to have approved its contingencies), then Buyer is acquiring the Properties subject to any and all deficiencies, defects and other matters referred to or otherwise set forth in the Disclosure Items and the Due Diligence Items. Notwithstanding anything to the contrary contained herein, no Seller makes any representations or warranties with respect to the thoroughness, adequacy or accuracy of any report, study or other information prepared by a third party for or on behalf of Sellers and included as part of the Due Diligence Items, including without limitation, the Disclosure Items and any environmental reports delivered to Buyer. Buyer expressly covenants, represents and warrants to Sellers that Buyer will not disseminate, re-use or rely upon any environmental reports or any part thereof so delivered to Buyer by the Sellers, especially in light of the prohibition against reliance thereon as required by the preparer of said reports and as required by applicable law. Subject to the provisions of Section 14.2.3 above, except for any material breach by Sellers of the express representations made by Sellers in Section 7 of this Agreement (with respect to which a Claim is brought by Buyer during the Survival Period), no Seller shall have any liability with respect to any matters disclosed or contained in the Due Diligence Items or the Disclosure Items. For purposes of this Agreement, Buyer shall be deemed to have actual knowledge of the contents of the Due Diligence Items made available to Buyer for copying and/or inspection.

15.23 Regulation S-X. FOR THE PERIOD OF TIME COMMENCING ON THE EFFECTIVE DATE AND CONTINUING THROUGH THE FIRST (1ST) ANNIVERSARY OF THE CLOSING DATE, SELLERS SHALL, FROM TIME TO TIME, UPON REASONABLE ADVANCE NOTICE FROM BUYER, PROVIDE (A) BUYER AND ITS REPRESENTATIVES, AGENTS AND EMPLOYEES WITH REASONABLE ACCESS TO ALL FINANCIAL AND OTHER INFORMATION RELATING TO THE PROPERTIES PERTAINING TO THE PERIOD OF SELLERS’ OWNERSHIP AND OPERATION OF THE PROPERTY, WHICH INFORMATION IS RELEVANT AND REASONABLY NECESSARY, TO ENABLE BUYER AND BUYER’S OUTSIDE, THIRD PARTY ACCOUNTANTS (THE “ACCOUNTANTS”) TO PREPARE FINANCIAL STATEMENTS IN COMPLIANCE WITH ANY OR ALL OF (COLLECTIVELY, THE “S-X REGULATION”) (I) RULE 3-14 OF REGULATION S-X OF THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”), (II) ANY OTHER RULE ISSUED BY THE COMMISSION AND APPLICABLE TO BUYER OR ITS AFFILIATES, AND (III) ANY REGISTRATION STATEMENT, REPORT OR DISCLOSURE STATEMENT FILED WITH THE COMMISSION BY, OR ON BEHALF OF BUYER OR ITS AFFILIATES, AND (B) REASONABLE ASSISTANCE TO BUYER AND THE ACCOUNTANTS IN COMPLETING AN AUDIT OF SUCH FINANCIAL STATEMENTS; PROVIDED, HOWEVER, THAT IN ANY SUCH EVENT(S), BUYER SHALL REIMBURSE SELLERS FOR ANY ACTUAL AND DIRECT DOCUMENTED THIRD PARTY OUT-OF-POCKET COSTS AND EXPENSES THAT ANY SELLER INCURS IN CONNECTION WITH FULFILLING SELLERS’ OBLIGATIONS UNDER THIS SECTION 15.23. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IF REQUESTED BY BUYER, SELLER

SHALL DELIVER A REPRESENTATION LETTER IN SUCH FORM ATTACHED HERETO AS EXHIBIT “L”, SIGNED BY THE INDIVIDUAL(S) RESPONSIBLE FOR SELLER’S FINANCIAL REPORTING, AS PRESCRIBED BY GENERALLY ACCEPTED AUDITING STANDARDS PROMULGATED BY THE AUDITING STANDARDS DIVISION OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, WHICH REPRESENTATION LETTER MAY BE REQUIRED TO ASSIST THE ACCOUNTANTS IN RENDERING AN OPINION ON SUCH FINANCIAL STATEMENTS IN ORDER TO COMPLY WITH CLAUSES (A)(I), (II) AND (III) ABOVE. SELLERS’ OBLIGATIONS UNDER THIS SECTION 15.23 SHALL SURVIVE FOR A PERIOD OF ONE (1) YEAR AFTER THE CLOSING.

15.24 Post-Closing Deliveries by Sellers. Within five (5) business day following the Closing Date (and without limiting Sellers’ other delivery obligations under the Agreement), Sellers shall deliver originals (or copies, to the extent originals are not in Sellers’ possession or control) of all of the following to Buyer, to the extent the same are in Sellers’ possession or control and have not previously been delivered to Buyer:

15.24.1 The Existing Leases and Other Agreements;

15.24.2 Leasing files, including all correspondence with tenants;

15.24.3 Receipts for deposits, including without limitation, utility deposits and security deposits received by tenants and other documents which pertain to the Property;

15.24.4 Unexpired warranties and guarantees, if any, which Sellers have received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property;

15.24.5 All keys and security codes for all improvements on the Property;

15.24.6 Original “as-built” plans and specifications and other available plans and specifications; and

15.24.7 All documents and records reasonably required for the on-going operations and maintenance of the Property.

Seller’s obligations under this Section 15.24 shall survive the Closing.

[The next page is the signature page.]

IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement as of the date first above written.

SELLERS:

WESTCORE CABOT, L.P., a Delaware limited partnership

By:	Cabot Acquisition, GP, LLC
a Delaware limited liability company its General Partner

	By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Marc R. Brutten
		Name:	Marc R. Brutten
		Title:	Authorized Officer

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Marc R. Brutten
		Name:	Marc R. Brutten
		Title:	Authorized Officer

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION II, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Marc R. Brutten
		Name:	Marc R. Brutten
		Title:	Authorized Officer

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE HUNTER, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Marc R. Brutten
		Name:	Marc R. Brutten
		Title:	Authorized Officer

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE SALT LAKE AVENUE, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Marc R. Brutten
		Name:	Marc R. Brutten
		Title:	Authorized Officer

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE VALLEY, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Marc R. Brutten
		Name:	Marc R. Brutten
		Title:	Authorized Officer

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE ALTON, LLC
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Marc R. Brutten
		Name:	Marc R. Brutten
		Title:	Authorized Officer

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

BUYER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-CEO

ESCROW HOLDER HEREBY ACKNOWLEDGES RECEIPT OF THIS AGREEMENT AND AGREES TO ACT IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Renee Marshall
Name:	Renee Marshal
Title:	AVP/Sr. Escrow Officer

SCHEDULE 1

ALLOCATION OF PURCHASE PRICE

Property	Allocated Purchase Price
Westcore Cabot- 9340 Cabot	$11,025,000
Westcore Cabot- 9404 Cabot	$6,300,000
Westcore Cabot- 9455 Cabot	$12,350,000
Westcore Distribution (9755)	$5,425,000
Westcore Distribution II (9855)	$8,225,000
Westcore Hunter	$11,550,000
Westcore Salt Lake	$11,100,000
Westcore Valley	$9,850,000
Westcore Alton	$13,351,047
TOTAL:	$89,176,047

EXHIBIT A-1

LEGAL DESCRIPTION – WESTCORE CABOT

That certain real property located in the City of San Diego, County of San Diego, State of California, described as follows:

PARCEL A:

PARCEL 1 OF PARCEL MAP NO. 3549, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A DIVISION OF PARCEL 1 OF PARCEL MAP NO. 2647, BEING A DIVISION OF A PORTION OF LOT 6 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

PARCEL B-1:

PARCEL 1 OF PARCEL MAP NO. 2641, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A DIVISION OF LOT 5 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

PARCEL B-2:

AN EASEMENT TOGETHER WITH THE RIGHT TO GRANT AND TRANSFER THE SAME, FOR RAILROAD AND RELATED PURPOSES, INCLUDING ALL MAINTENANCE ACTIVITIES RELATED THERETO, OVER THE EASTERLY 12.50 FEET OF PARCEL 2 OF PARCEL MAP NO. 4004, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A DIVISION OF PARCEL 2 OF PARCEL MAP NO. 2641, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, SAID PARCEL MAP NO. 2641, BEING A DIVISION OF LOT 5 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

PARCEL C1:

PARCEL 2 OF PARCEL MAP NO. 4947, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF ON FILE IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY, BEING A CONSOLIDATION AND DIVISION OF PARCELS 2 AND 3 OF PARCEL MAP NO. 2647, WHICH IS A DIVISION OF LOT 6 OF MIRAMAR MESA INDUSTRIAL PARK UNIT NO. 1, ACCORDING TO MAP THEREOF NO. 7715, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY.

PARCEL C2:

A NON-EXCLUSIVE EASEMENT APPURTENANT TO PARCEL 2 OF PARCEL MAP NO. 4947, FOR INGRESS AND EGRESS OVER AND ACROSS THAT PORTION OF THE CABOT EASEMENT PREMISES AS DESCRIBED IN THAT CERTAIN RECIPROCAL EASEMENT DEED RECORDED AUGUST 19, 1977, AS FILE/PAGE NO. 77-339425, OF OFFICIAL RECORDS OF SAN DIEGO COUNTY.

Exhibit A-1

EXHIBIT A-2

LEGAL DESCRIPTION – WESTCORE DISTRIBUTION

THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

LOT 4 OF G-W INDUSTRIAL PARK ANNEX, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 7813, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 17, 1973.

ASSESSORS PARCEL NUMBER: 343-100-26

Exhibit A-2

EXHIBIT A-3

LEGAL DESCRIPTION – WESTCORE DISTRIBUTION II

THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL 2 OF PARCEL MAP NO. 12403, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY OCTOBER 29, 1982.

ASSESSORS PARCEL NUMBER: 343-062-20

Exhibit A-3

EXHIBIT A-4

LEGAL DESCRIPTION – WESTCORE HUNTER

THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL 2 OF PARCEL MAP NO. 86-188, IN THE CITY OF ANAHEIM, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 213, PAGES 11 AND 12 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

EXCEPT THEREFROM ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES, IN UPON AND UNDER SAID SUBJECT PROPERTY BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF, WITHOUT THE RIGHT OF SURFACE ENTRY FOR THE PURPOSE OF REMOVING OR EXTRACTING THE SAME, AS RESERVED IN DEEDS RECORDED JUNE 21, 1965 IN BOOK 7563, PAGES 252, 257 AND 262 OF OFFICIAL RECORDS, BY AUGUST BIEGER AND OTHERS.

ASSESSOR’S PARCEL NUMBER: 346-211-27, 346-211-18 AND 29

Exhibit A-4

EXHIBIT A-5

LEGAL DESCRIPTION – WESTCORE SALT LAKE

THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF INDUSTRY, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

ALL OF LOT 7 AND THAT PORTION OF LOT 6, BOTH IN BLOCK 22 OF TRACT NO. 1343, IN THE CITY OF INDUSTRY, AS PER MAP RECORDED IN BOOK 20 PAGES 10 AND 11 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, LYING SOUTHERLY OF THE CENTERLINE OF THAT CERTAIN STRIP OF LAND, 200.00 FEET WIDE, DESCRIBED IN EASEMENT TO LOS ANGELES COUNTY FLOOD CONTROL DISTRICT, RECORDED IN BOOK 18176 PAGE 173 OFFICIAL RECORDS OF SAID COUNTY.

EXCEPT THEREFROM THAT PORTION OF SAID LOT 6 LYING NORTHWESTERLY OF THE NORTHEAST PROLONGATION OF THE NORTHWESTERLY LINE OF SAID LOT 7.

ALSO EXCEPT THEREFROM ALL MINERALS AND MINERAL RIGHTS OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OIL AND GAS RIGHTS THERETO, TOGETHER WITH THE SALE, EXCLUSIVE AND PERPETUAL RIGHT TO EXPLORE FOR, REMOVE AND DISPOSE OF SAID MINERALS BY ANY MEANS OR METHODS SUITABLE TO THE GRANTOR, ITS SUCCESSORS AND ASSIGNS, BUT WITHOUT ENTERING UPON OR USING THE SURFACE OF THE LANDS HEREBY CONVEYED, AND IN SUCH A MANNER AS NOT TO DAMAGE THE SURFACE OF SAID LANDS OR TO INTERFERE WITH THE USE THEREOF BY THE GRANTEE, ITS SUCCESSORS OR ASSIGNS, AS RESERVED BY E.C. WOODWARD AND CITIZENS NATIONAL TRUST & SAVINGS BANK OF LOS ANGELES, AS TRUSTEE AND THE WILL OF AUGUST V. RANDORF, DECEASED, IN A DEED RECORDED FEBRUARY 20, 1957 AS INSTRUMENT NO. 1304 IN BOOK 53698 PAGE 126 OF OFFICIAL RECORDS.

A PORTION OF SAID LAND IS ALSO KNOWN AS PARCEL 4 OF PARCEL MAP NO. 120 FILED IN BOOK 97, PAGE 72 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

APN: 8208-018-033

Exhibit A-5

EXHIBIT A-6

LEGAL DESCRIPTION – WESTCORE VALLEY

That certain real property located in the City of POMONA, County of LOS ANGELES, State of California, described as follows:

PARCEL 1: Assessor’s Parcel Number: 8709-026-005

THAT PORTION OF SECTION 33 AND SECTION 34, TOWNSHIP 1 SOUTH, RANGE 9 WEST, SAN BERNARDINO MERIDIAN, AND THAT PORTION OF RANCHO LOS NOGALES, IN THE CITY OF POMONA, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS SHOWN ON MAPS RECORDED IN BOOK 3, PAGES 164 AND 165 OF PATENTS, AND IN BOOK 6, PAGES 248 AND 249 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AS FOLLOWS:

COMMENCING AT THE INTERSECTION OF THE southeasterly right-of-way LINE OF VALLEY Boulevard (66 FEET IN WIDTH) WITH THE northwesterly right-of-way LINE OF THE SOUTHERN PACIFIC RAILROAD (100 FEET IN WIDTH) AS SAID right-of-way LINE AS SHOWN ON RECORD OF SURVEY FILED in book 76, PAGES 51 TO 56 inclusive OF RECORD OF SURVEYS, in the office of the county recorder OF SAID COUNTY, SAID point OF COMMENCEMENT ALSO BEING THE northeasterly TERMINUS OF THAT CERTAIN COURSE SHOWN ON SAID RECORD OF SURVEY AS HAVING A BEARING OF North 32° 29’ 32.55” EAST AND A LENGTH OF 4325.36 FEET; thence south 32° 29’ 32.55” west ALONG SAID RAILROAD right-of-way, A distance OF 1128.69 FEET TO THE point of beginning, SAID point BEING ON THE CENTER LINE OF A 30.00 FOOT easement IN FAVOR OF THE OWNER OF THE 105.42 ACRE AND THE 144.56 ACRE tractS OF LAND CONVEYED TO CHARLES M. WRIGHT BY DEED recorded in book 1705, PAGE 148 of deeds; thence North 53° 00’ 55” west ALONG A CENTER LINE 346.08 FEET TO THE southeasterly right-of-way LINE OF SAID VALLEY Boulevard;

thence south 49° 52’ 58” west ALONG SAID right-of-way LINE A distance OF 418.81 FEET TO THE INTERSECTION OF THAT CERTAIN COURSE described IN DEED recorded December 14, 1962 in book D-1856, PAGE 352, official records as Instrument No. 5608 AS HAVING A BEARING OF North 40° 08’ 31” west AND A LENGTH OF 50.00 FEET, WITH SAID southeasterly right-of-way LINE OF VALLEY Boulevard; thence ALONG THE easterly LINE OF THAT parcel described IN THE AFOREMENTIONED DEED recorded in book D-1856 THE following COURSES; south 40° 08’ 31” EAST 50.00 FEET; south 19° 51’ 19” west 108.27 FEET, south 03° 51’ 29” EAST 251.38 FEET, south 86° 08’ 31” west 5.00 FEET, south 03° 51’ 29” EAST 148.69 FEET TO THE beginning OF A TANGENT curve concave westerly AND having a radius of 850.00 FEET; thence southerly ALONG SAID curve 539.13 FEET TO A point, SAID point BEING THE southerly TERMINUS OF SAID curve, A RADIAL LINE through SAID point BEARS south 57° 31’ 02” EAST; thence RADIAL TO SAID curve AND LEAVING SAID easterly LINE south 57° 31’ 02” EAST 0.29 FEET TO A point IN THE AFOREMENTIONED northwesterly right-of-way LINE OF THE SOUTHERN PACIFIC RAILROAD; thence ALONG SAID northwesterly LINE North 32° 29’ 32.55” EAST 1321.98 FEET TO THE point of beginning.

EXCEPT THEREFROM ALL OIL, GAS AND OTHER HYDROCARBONS AND MINERALS NOW OR AT ANY TIME HEREAFTER SITUATED BELOW A DEPTH OF 500 FEET (BUT WITH NO RIGHT TO USE OF THE SURFACE AND FROM THE SURFACE TO A DEPTH OF 500 FEET BELOW THE SURFACE) MEASURED VERTICALLY FROM THE CONTOUR OF THE SURFACE THEREOF, RECORDED OCTOBER 14, 1975 AS INSTRUMENT NO. 3234, OFFICIAL RECORDS.

PARCEL 2:

AN EASEMENT FOR “RANCH ROAD” PURPOSES, OVER A STRIP OF LAND 15 FEET WIDE, NORTHERLY OF AND PARALLEL WITH THE NORTHEASTERLY BOUNDARY OF PARCEL 1, AS CREATED BY THAT CERTAIN INSTRUMENT RECORDED IN BOOK 1705 PAGE 148, OF DEEDS.

Exhibit A-6

EXHIBIT A-7

LEGAL DESCRIPTION – WESTCORE ALTON

THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL A:

PARCEL 1, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON PARCEL MAP 2004-157, FILED IN BOOK 359 PAGES 17 AND 18 OF PARCEL MAPS IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS RIGHTS AND OTHER HYDROCARBONS BY WHATSOEVER NAME KNOWN, THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED, TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED, OIL OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE OR OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AS RESERVED BY THE IRVINE INDUSTRIAL COMPLEX IN DEED RECORDED JULY 31, 1972 IN BOOK 10248, PAGE 886 OF OFFICIAL RECORDS.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR INGRESS, EGRESS AND FOR PEDESTRIAN WALKWAYS OVER, ACROSS AND UPON THE SHARED DRIVEWAY AREA, AND FOR UTILITY AND DRAINAGE PURPOSES, AND MAINTENANCE AND REPAIR OF SAME, AS SET FORTH, CONVEYED AND DEFINED IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS AND GRANT OF COMMON ACCESS AND PARKING EASEMENTS FOR PARCEL MAP NO. 2004-157-CITY OF IRVINE-1601-1621 ALTON PARKWAY, IRVINE, CALIFORNIA RECORDED JUNE 28, 2013 AS INSTRUMENT NO. 2013-0392094 OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

PARCEL C:

AN EXCLUSIVE EASEMENT FOR PARKING PURPOSES AND A NON-EXCLUSIVE EASEMENT FOR INGRESS, EGRESS AND DRIVEWAY PURPOSES FOR ACCESS TO THE EXCLUSIVE PARKING EASEMENT, AS SET FORTH, DESCRIBED,DEPICTED AND CONVEYED IN THAT CERTAIN GRANT DEED OF EXCLUSIVE EASEMENT FOR PARKING PURPOSES AND NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS, BY AND BETWEEN WESTCORE ALTON TRS, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS GRANTOR, AND WESTCORE ALTON, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AS GRANTEE, RECORDED JUNE 28, 2013 AS INSTRUMENT NO. 20130392095, AND RE-RECORDED ON AUGUST 20, 2013 AS INSTRUMENT NO. 2013-0491238, BOTH OF OFFICIAL RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF ORANGE COUNTY, CALIFORNIA.

Exhibit A-7

EXHIBIT B

DUE DILIGENCE ITEMS

NOTE: All Due Diligence Items are provided without representation or warranty of any kind. The title report, zoning report (if any) and recorded documents are provided as a courtesy only. Buyer is responsible for obtaining a complete title package from the Title Company and for ordering any zoning and other Property reports.

To the extent in Sellers’ possession and control and subject to the provisions of this Agreement:

Exhibit B

EXHIBIT B-1

DUE DILIGENCE ITEMS – WESTCORE CABOT

1.	Leases
•	Babmar 10.19.11
•	Cort Business Services 04.15.08
•	GM Business Solutions 08.25.08
•	Miramar Transportation, Inc.
•	Lease 06.01.11
•	First Amendment 10.02.12
•	Sleep Train
•	Lease 11.07.03
•	First Amendment 06.03.12
•	Sublease 08.12.09
•	Lender Consent 08.12.09
•	Change of Address Notice 06.27.03
2.	Property Level Financials
3.	Property Taxes
a.	Property Tax Bills 2009–2014
4.	Service Contracts
a.	Service Agreement Inventory
b.	Backflow_PacificBackflow
c.	FLSMonitoring_SDA
d.	FLSSprinkler_WesternFire Protection
e.	HVAC_PacificRim
f.	Janitorial_KBM
g.	Landscaping_LandGraphics
h.	Lighting_DayLite
i.	LotSweeping_DayNight
j.	PestControl_Orkin
5.	Utility Bills
a.	City of San Diego Water
i.	610000015131 – Meter # 96376094
b.	SDGE
i.	64959551369 – Meter # 06116275 & Meter # 05908430
c.	AT&T
i.	858 536-7136 558 3
ii.	858 536-8213 777 3

Exhibit B-1

6.	Title
7.	Surveys
a.	ALTA Survey – San Diego Land Surveying & Engineering – 04/29/10
8.	Zoning – Permits
a.	Building Permits
i.	9340 Cabot
ii.	9404 Cabot
iii.	9455 Cabot
b.	Certificate of Occupancy
c.	Zoning Letter and Permitted Uses
i.	9340 Cabot – 05/20/10
ii.	9404 Cabot – 05/20/10
iii.	9455 Cabot – 05/20/10
9.	Building and Site Plans
a.	Cabot K1
i.	107 files
b.	Cabot L1
i.	83 files
c.	Cabot L2
i.	61 files
d.	Cabot L3
i.	145 files
10.	Seismic
a.	Seismic Risk Assessment – URS – 02/24/14
11.	Warranties
12.	NHD
a.	EQ Guide
13.	Environmental
a.	Environ – Letter for Site Closure – 07/03/97
b.	Letter from DEH – Site Closure – 09/15/97
c.	URS – Phase II ESA – 01/06/02
d.	URS – Phase I ESA – 09/19/02
e.	URS – Letter re Phase II – 01/06/03
f.	HMC – Advisement Letter – 07/19/04
g.	Ardent – Asbestos O&M Plan – 12/15/09

Exhibit B-1

EXHIBIT B-2

DUE DILIGENCE ITEMS – WESTCORE DISTRIBUTION

1.	Leases
a.	Priority Moving Lease 5.6.2010
i.	Priority Moving 1st Amend 5.6.2010
ii.	Priority Moving Term Memo 7.14.2010
iii.	Priority Moving Consent to Assignment-Harmony Moving 1.1.2014
b.	Rapid Response Lease 7.24.2008
i.	Rapid Response 1st Amend 3.24.2010
ii.	Rapid Response 2nd Amend 7.9.2013
2.	Property Level Financials
3.	Property Taxes
a.	Property Tax Bills 2009–2014
4.	Service Contracts
a.	Service Agreement Inventory
b.	Backflow_PacificBackflow
c.	FLSMonitoring_TriSignal
d.	FLSSprinkler_WesternFire
e.	HVAC_PacificRim
f.	Janitorial_KBM
g.	Landscaping_LandGraphics
h.	Lighting_DayLite
i.	PestControl_Orkin
j.	RoofMgt_KelleherBoyd
5.	Utility Bills
a.	City of San Diego
i.	610000017612 – Meter # 30021807
b.	SDGE
i.	42479649905 – Meter # 06477142
c.	AT&T
i.	858 566-9265 659 1
6.	Title
7.	Surveys
a.	ALTA / ACSM Land Title Survey – Christensen Engineering & Surveying
8.	Zoning – Permits
a.	Zoning Letter 11/18/04
9.	Building and Site Plans
a.	65 files

Exhibit B-2

10.	Seismic
a.	Structural & Seismic Risk Evaluation – Myers, Houghton & Partners, Inc. – 01/31/05
11.	Warranties
12.	NHD
a.	Earthquake Disclosure
13.	Energy Use Disclosure
14.	Environmental
a.	Cover Memorandum
b.	SCS Engineers (SCS is handling the remediation project) – Environmental Remediation Status Summary Letter – 01/24/14
c.	Green Insurance Exchange – Summary of Pollution Legal Liability Insurance Policy – 01/24/14
d.	Gannett Fleming & Terrasure Development – Fixed Price Remediation Agreement – 09/17/04
e.	Fixed Price Remediation Agreement Amendment – 12/09/04
f.	Assignment and Assumption of Fixed Price Remediation Agreement to Westcore Distribution, LLC – 01/26/05
g.	Fixed Price Remediation Agreement Escrow Agreement – 10/25/04; Amendment to Fixed Price Remediation Agreement – 12/09/04
h.	Assignment and Assumption of Fixed Price Remediation Agreement Escrow Agreement to Westcore Distribution, LLC – 01/26/05
i.	Remediation Escrow Ledger – 02/04/13
j.	Pollution Legal Liability Select Policy – 12/21/11–12/21/21

Exhibit B-2

EXHIBIT B-3

DUE DILIGENCE ITEMS – WESTCORE DISTRIBUTION II

1.	Leases
a.	Tutto Marmo Inc. Lease 5.02.2011
b.	Stericycle Inc. Lease 6.10.2011
i.	Stericycle Inc. Notice of Permit Letter 9.14.2011
2.	Property Level Financials
3.	Property Taxes
a.	Property Tax Bills 2011–2014
4.	Service Contracts
a.	Service Agreement Inventory
b.	Backflow_PacificBackflow
c.	FLSMonitoring_TriSignal
d.	FLSSprinkler_Schmidt
e.	HVAC_PacificRim
f.	Janitorial, Powerwash_KBM
g.	Landscaping_LandGraphics
h.	Lighting_DayLite
i.	LotSweeping_JSCommercial
j.	PestControl_Orkin
k.	RoofMgt_KelleherBoyd
5.	Utility Bills
a.	City of San Diego Public Utilities
i.	620000016144 – Meter # 99393505
b.	SDGE
i.	1997 142 212 2 – Meter # 06617606
6.	Title
7.	Surveys
a.	ALTA Survey – San Diego Land Surveying & Engineering, Inc. – 10/05/11
8.	Zoning – Permits
a.	City of San Diego Zoning Letter – 03/14/11
b.	PZR Report – 10/05/11
9.	Building and Site Plans
a.	Carroll Business Center
i.	37 files
b.	Industrial Building G Nicholas
i.	13 files
c.	Service Master Rapid Response
i.	15 files

Exhibit B-3

10.	Seismic
a.	Seismic Risk Assessment – URS – 03/15/11
11.	Warranties
12.	NHD
a.	Earthquake Disclosure
13.	Environmental
a.	Partner Engineering – Phase I ESA – 03/16/11
b.	Partner Engineering – Asbestos O&M Plan – 11/30/11

Exhibit B-3

EXHIBIT B-4

DUE DILIGENCE ITEMS – WESTCORE HUNTER

1.	Leases
•	3rd Generation, Inc. DBA California Auto Finance (formally Automotive Funding Group, Inc.)
•	3rd Generation, Automotive Funding Lease 06.30.06
•	3rd Generation, Automotive Funding 1st Amendment 04.25.13
•	3rd Generation, Automotive Funding Consent to Assignment 01.22.14
•	John MacDonald Insurance Services, Inc.
•	John MacDonald Insurance Lease 06.08.11
•	Pretium Packaging, LLC
•	Pretium Lease and Addendum 07.01.06
•	Pretium First Amendment to Lease
•	Pretium Second Amendment to Lease entered into January 1, 2013
2.	Property Level Financials
3.	Property Taxes
a.	Property Tax Bills 2011–2014
4.	Service Contracts
a.	Service Agreement Inventory
b.	SrvcAgrmnt_Backflow_HedrickFire
c.	SrvcAgrmnt_HVAC_WhiteMechanical
d.	SrvcAgrmnt_Janitorial_KBM
e.	SrvcAgrmnt_Landscaping_MissionLandscape
f.	SrvcAgrmnt_Lighting_DayLite
g.	SrvcAgrmnt_WindowWash_NewportWindowMaint
5.	Utility Bills
a.	City of Anaheim Public Utilities
i.	928733 267490 – Waste
ii.	928733 203428 – Waste
iii.	928733 203430 – Water – Meter # 037238N02002
b.	AT&T
i.	714 777-4898 703 3
6.	Title
7.	Surveys
a.	ALTA Survey – DCA Civil Engineering Group – 11/30/11
8.	Zoning – Permits
a.	PZR Report – 11/10/11
9.	Building and Site Plans
a.	70 files

Exhibit B-4

10.	Seismic
a.	Structural and Seismic Evaluation Report – Marx | Okubo – 12/29/06
11.	Warranties
•	Bligh Pacific 5 yr. Roof Guarantee Exprd 06.13.11
12.	NHD
a.	Earthquake Disclosure
13.	Environmental
a.	Partner Engineering – Phase I ESA – 10/07/11

Exhibit B-4

EXHIBIT B-5

DUE DILIGENCE ITEMS – WESTCORE SALT LAKE

1.	Leases
•	Colin Howard and Pansy Howard DBA: Tasty Food Services
•	Colin and Pansy Howard Lease 09.04.12
•	Trans Pacific Asset Management Corporation
•	Trans Pacific Lease and Addendum 06.21.11
•	Tulip Corporation
•	Tulip Corp Lease and Addendums 08.05.05
•	Tulip Corp 1st Amendment 10.16.07
•	Tulip Corp 2nd Amendment 11.15.10
•	Velocity Express, LLC
•	Velocity Lease and Addendum 09.10.10
•	Velocity Amendment 11.18.11
•	Velocity 2nd Amendment 08.20.12
•	Velocity 3rd Amendment 11.01.12
•	Velocity Consent to Merger 11.21.13
2.	Property Level Financials
3.	Property Taxes
a.	Property Tax Bills 2007–2014
b.	Property Tax Refund – 01/18/13
c.	Property Tax Appeal
4.	Service Contracts
a.	Service Agreement Inventory
b.	SrvcAgrmnt_FLSMonitoring_RedHawk
c.	SrvcAgrmnt_FLSSprinkler_RedHawk
d.	SrvcAgrmnt_HVAC_WhiteMechanical
e.	SrvcAgrmnt_Janitorial_Seaside
f.	SrvcAgrmnt_Landscaping_Brickman
g.	SrvcAgrmnt_PestControl_Pestgon
h.	SrvcAgrmnt_Security_UniversalProtection
i.	SrvcAgrmnt_WindowWash_NewportWindowMaint
5.	Utility Bills
a.	San Gabriel Valley Water
i.	13904003005 – Meter # 71681240
ii.	13510770204 – Meter # 72797267
b.	Verizon
i.	01 1431 1207189074 03 – Ph. # 626-961-2908

Exhibit B-5

6.	Title
7.	Surveys
a.	ALTA Survey – DCA Civil Engineering Group – 07/17/12
8.	Zoning – Permits
a.	PZR Report – 07/11/12
9.	Building and Site Plans
a.	10 folders of files
10.	Seismic
a.	Seismic Risk Assessment – URS – 06/14/12
11.	Warranties
•	Tropical Roof Emulsion 10 yr. Roof Warranty Exp. 03.30.21
•	Evans 5 yr. Roof Guarantee Exp. 05.16.16
12.	NHD
a.	Earthquake Disclosure
13.	Environmental
a.	Partner Engineering – Phase I ESA – 06/19/12
b.	Partner Engineering – Asbestos O&M Plan – 07/20/12

Exhibit B-5

EXHIBIT B-6

DUE DILIGENCE ITEMS – WESTCORE VALLEY

1.	Leases
•	Tree Island Wire USA Inc.
•	Tree Island Wire Lease 11.17.06
2.	Property Level Financials
3.	Property Taxes
•	Property Tax Bills 2011–2014
•	Notice of Supplemental Assessment 03/01/12
•	Notice of Assessed Value Change 03/01/12
4.	Service Contracts
•	N/A
5.	Utility Bills
•	Direct Bill to Tenants
6.	Title
7.	Surveys
•	ALTA Survey – Dulin & Boynton – 11/22/11
8.	Zoning – Permits
•	PZR Report – 11/10/11
9.	Building and Site Plans
•	6 files
10.	Seismic
•	Seismic Risk Assessment – URS – 11/14/11
11.	Warranties
•	Rite-Way Roof 10 yr. Roof Warranty Expr. 08.25.17
12.	NHD
•	Earthquake Disclosure
13.	Energy Use Disclosure
14.	Environmental
•	Partner Engineering – Phase I ESA – 10/13/11

Exhibit B-6

EXHIBIT B-7

DUE DILIGENCE ITEMS – WESTCORE ALTON

1.	Leases
a.	Irvine Electronics, Incorporated
i.	Irvine Electronics Lease 06.01.12
2.	Property Level Financials
a.	Income Statement
i.	2011
ii.	2012
iii.	2013
3.	Property Taxes
a.	430-211-18, 1601 Alton Parkway
i.	2012,2013 1601 Alton 430-211-18
ii.	2013,2014 1601 Alton 430-211-18
4.	Service Contracts
a.	Srvc Agrmnt_HVAC Maint_WhiteMech_04.15.12
b.	Srvc Agrmnt_Landscape_Brickman_01.01.12
c.	Srvc Agrmnt_Security Patrol_Nordic_07.18.13
d.	Srvc Agrmnt_FLS Monitoring_WesternFireProtection_07.01.13
e.	Srvc Agrmnt_FLS Sprinkler_HedrickFire_10.01.13
f.	Srvc Agrmnt_Lighting Maint_DayLite_05.14.13
g.	Srvc Agrmnt_Roof Maint_KelleherRoofing_07.01.13
h.	SrvcAgrmnt_Security Alarm_RedHawk_Security_12.12.13
5.	Utility Bills
a.	Electricity
i.	Alton_Electricity_SCE_01-2013 – 12-2013
ii.	Alton_Electricity_SCE_01-2014 – 03-2014
b.	Water
i.	Alton_HM Wtr_Irvine Ranch Water_01-2013 – 03-2014
ii.	Alton_FLS Wtr_Irvine Ranch Water_01-2013 – 03-2014
c.	Gas
i.	GAS_The Gas Company_01-2013 – 03-2014
d.	FLS Phone
i.	FLS Phone_949-474-1415_02-2014 – 04-2014
6.	Title – pending PTR
a.	CC&Rs
7.	Surveys
a.	ALTA Survey – 12/11/12

Exhibit B-7

8.	Zoning – Permits
a.	City of Irvine Zoning Letter with attachments – 11/28/11
b.	PZR Report – 12/13/11
c.	Irvine Industrial Complex Planned Community – 11th Amendment
d.	Parcel Map – City Resolution
e.	Site Plan
9.	Warranties
a.	Roof Warranty (limited)
10.	NHD
a.	Earthquake Guide
b.	NHD
11.	Environmental
a.	Phase I ESA – 12/19/11 – Partner Engineering
b.	Phase II ESA – 12/16/11 – Partner Engineering
c.	Asbestos Survey – 01/30/14 – Ardent Environmental Group, Inc.
d.	Asbestos Abatement Report – 03/11/14 – Ardent Environmental Group, Inc.
e.	Fuel Tank Closure Letter – 10/18/95 – County of Orange

Exhibit B-7

EXHIBIT B-8

TENANT LIST

A.	Westcore Cabot:
•	Babmar 10.19.11
•	Cort Business Services 04.15.08
•	GM Business Solutions 08.25.08
•	Miramar Transportation, Inc.
•	Lease 06.01.11
•	First Amendment 10.02.12
•	Sleep Train
•	Lease 11.07.03
•	First Amendment 06.03.12
•	Sublease 08.12.09
•	Lender Consent 08.12.09
•	Change of Address Notice 06.27.03
B.	Westcore Distribution:
•	Priority Moving Lease 5.6.2010
i.	Priority Moving 1st Amend 5.6.2010
ii.	Priority Moving Term Memo 7.14.2010
iii.	Priority Moving Consent to Assignment-Harmony Moving 1.1.2014
—	Rapid Response Lease 7.24.2008
i.	Rapid Response 1st Amend 3.24.2010
ii.	Rapid Response 2nd Amend 7.9.2013
C.	Westcore Distribution II:
•	Tutto Marmo Inc. Lease 5.02.2011
•	Stericycle Inc. Lease 6.10.2011
•	Stericycle Inc. Notice of Permit Letter 9.14.2011
D.	Westcore Hunter:
•	3rd Generation, Inc. DBA California Auto Finance (formally Automotive Funding Group, Inc.)
•	3rd Generation, Automotive Funding Lease 06.30.06
•	3rd Generation, Automotive Funding 1st Amendment 04.25.13
•	3rd Generation, Automotive Funding Consent to Assignment 01.22.14
•	John MacDonald Insurance Services, Inc.
•	John MacDonald Insurance Lease 06.08.11
•	Pretium Packaging, LLC
•	Pretium Lease and Addendum 07.01.06

Exhibit B-8

E.	Westcore Salt Lake:
•	Colin Howard and Pansy Howard DBA: Tasty Food Services
•	Colin and Pansy Howard Lease 09.04.12
•	Trans Pacific Asset Management Corporation
•	Trans Pacific Lease and Addendum 06.21.11
•	Tulip Corporation
•	Tulip Corp Lease and Addendums 08.05.05
•	Tulip Corp 1st Amendment 10.16.07
•	Tulip Corp 2nd Amendment 11.15.10
•	Velocity Express, LLC
•	Velocity Lease and Addendum 09.10.10
•	Velocity Amendment 11.18.11
•	Velocity 2nd Amendment 08.20.12
•	Velocity 3rd Amendment 11.01.12
•	Velocity Consent to Merger 11.21.13
F.	Westcore Valley:
•	Tree Island Wire USA Inc.
•	Tree Island Wire Lease 11.17.06
G.	Westcore Alton:
•	Irvine Electronics, Incorporated
•	Irvine Electronics Lease 06.01.12

Exhibit B-8

EXHIBIT C

DEED

RECORDING REQUESTED BY AND WHEN RECORDED MAIL THIS DEED AND TAX STATEMENTS TO:

(Space Above for Recorder’s Use Only)

GRANT DEED

State of California

County of [NTD: ENTER PROPERTY COUNTY]

Documentary Transfer Tax Shown

by Separate Affidavit Not of Record

THIS GRANT DEED is made this                              , by [                              , a                                                       ] (“Grantor”), to [NTD: ENTER BUYER NAME], a [NTD: ENTER BUYER DOMICILE] (“Grantee”).

In consideration of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor does hereby grant, bargain, sell and convey unto Grantee that certain real property more particularly described on Exhibit “A” attached hereto and incorporated herein (the “Property”).

TOGETHER WITH all and singular the ways, easements, rights, privileges and appurtenances thereto or in any way appertaining, all improvements thereon and all the estate, right, title, interest and claim, either at law or in equity, of Grantor in the said Property, as of the date hereof [including without limitation {all documents recorded by Grantor during its period of ownership of the Property, if any} – to be listed in detail].

However, this conveyance is made subject to the non-delinquent liens securing payment of ad valorem taxes for the current and all subsequent years, as well as to all matters of record, and matters that could be disclosed by an accurate survey of the Property.

IN WITNESS WHEREOF, Grantor has caused this Deed to be executed by its representative thereunto duly authorized as of the day and year first above written.

[ ,
a ]

By:
Name:
Title:

Exhibit C

Exhibit C

EXHIBIT “A”

TO GRANT DEED

LEGAL DESCRIPTION

Exhibit C

EXHIBIT D

FORM OF TENANT NOTICE

[WESTCORE LETTERHEAD]

NOTICE TO TENANT

                             , 2014

Via Certified Mail

Tenant Name

Tenant Address

Re:	Sale of

Dear Tenant:

Please take notice that as of the date hereof,                              (“Prior Landlord”), has sold the above-referenced property, in which your leased premises are located, to                              (“New Landlord”).

Commencing with the rent due on                             , 2014, and following, please send rent payments to New Landlord. Rent payments to New Landlord should be made payable to                             , and sent to the following address:

Effective immediately, all notices under your lease and all other correspondence pertaining to your tenancy should be sent to New Landlord at the following address:

This letter also constitutes notice under California Civil Code section 1950.7 that Prior Landlord has transferred to New Landlord any security deposit previously held by Prior Landlord.

SIGNATURE ON FOLLOWING PAGE

Signature Page to Tenant Notice

SELLER SIGNATURE BLOCK

By:
Name:
Title:

Exhibit D

EXHIBIT E

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that [                            . a                              ] (“Seller”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, lawful money of the United States, paid by [NTD: ENTER BUYER NAME], a [NTD: ENTER BUYER DOMICILE] (“Buyer”), the receipt whereof is hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto Buyer, the following:

All of Seller’s right, title and interest, without any representations or warranties whatsoever, in all tangible personal property used exclusively in connection with the improvements and real property more particularly described on Schedule 1 attached hereto and made a part hereof, but expressly excluding the items of personal property owned by Seller or any affiliate of Seller as listed in Schedule 2 attached hereto and made a part hereof.

TO HAVE AND TO HOLD the same unto Buyer and its successors and assigns forever.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale on                              .

[ ,
a ]

By:
Name:
Title:

Exhibit E

SCHEDULE 1 TO BILL OF SALE

LEGAL DESCRIPTION OF PROPERTY

Exhibit E

SCHEDULE 2 TO BILL OF SALE

EXCLUDED PERSONAL PROPERTY

NONE.

Exhibit E

EXHIBIT F

GENERAL ASSIGNMENT

This General Assignment (the “Assignment”) is executed as of                             , by [insert Seller entity names] (“Assignors”), in favor of [NTD: ENTER BUYER NAME], a [NTD: ENTER BUYER DOMICILE] (“Assignee”).

RECITALS

A. Concurrently herewith, Assignors are conveying to Assignee Assignors’ respective interest in the real properties described on Schedule 1 attached hereto and incorporated herein by this reference, together with the improvements and personal property located thereon (herein collectively referred to as the “Properties”), pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of [NTD: ENTER PSA AGREEMENT DATE] by and between Assignor and [                            ], as Sellers, and Assignee, as Buyer (the “Purchase Agreement”). All initial capitalized terms not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

B. Assignor has agreed to assign to Assignee, all its right, title and interest in any Intangible Property, Contracts and Leases in connection with the sale of the Properties. This Assignment is being entered into to effectuate the assignment of such items.

ASSIGNMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Assignors and Assignee hereby agree as follow:

1. Assignment. Assignors hereby assign, convey, transfer and set over unto Assignee, without any representations or warranties whatsoever, all of Assignors’ right, title and interest in and to the following (collectively, the “Agreements”):

(a) the Intangible Property;

(b) the Leases described on Exhibit A, attached hereto and incorporated herein by this reference; and

(c) the Contracts with respect to the Property described on Exhibit B, attached hereto and incorporated herein by this reference.

2. Assumption. By acceptance of this Assignment, Assignee hereby assumes the performance of all of the terms, covenants and conditions imposed upon Assignors under the Agreements first arising and accruing on and after the Closing Date.

3. Intentionally Omitted.

4. Governing Law; Venue. This Assignment shall be construed under and enforced in accordance with the laws of the State of California. Venue for any dispute hereunder shall be in the State courts located in the County of San Diego.

5. Further Assurances. Assignors agree to execute and deliver to Assignee, upon demand, such further documents, instruments or conveyances and shall take such further actions as are reasonably necessary to effectuate this Assignment.

6. Attorneys’ Fees and Costs. If any action or proceeding is commenced by either party to enforce their rights under this Assignment, the prevailing party in such action or proceeding, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

7. Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

8. Counterparts. This Assignment may be executed in counterparts (including email and pdf), each of which shall be an original, but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first set forth above.

ASSIGNORS:	[add Seller signature blocks]

ASSIGNEE:	[ENTER BUYER NAME], a [ENTER BUYER DOMICILE]

By:

Exhibit F

Name:
Title:

Exhibit F

EXHIBIT A TO GENERAL ASSIGNMENT

LEASES

Exhibit F

EXHIBIT B TO GENERAL ASSIGNMENT

CONTRACTS/AGREEMENTS

Exhibit F

EXHIBIT G

CERTIFICATE OF NON-FOREIGN STATUS

To inform [            , a             ] (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required upon the transfer of certain real property to the Transferee by [            , a             ] (“Transferor”), Transferor hereby certifies the following on behalf of the Transferor:

1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2. The Transferor’s U.S. employer identification number is             ;

3. The Transferor’s office address is 4435 Eastgate Mall, Suite 300, San Diego, California 92121, Attention: General Counsel;

4. Transferor is not a disregarded entity as defined in § 1.1445-2(b)(2)(iii).

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury Transferor declares that Transferor has examined this Certification and to the best of Transferor’s knowledge and belief it is true, correct and complete, and Transferor further declares that Transferor has authority to sign this document.

Date:                             , 2014

“TRANSFEROR”

[ , a ]

By:
Name:
Title:

Exhibit G

EXHIBIT H

EXCLUDED PERSONAL PROPERTY

NONE.

Exhibit H

EXHIBIT I-1

REQUIRED TENANTS

Cabot

•	Cort Business Services
•	Miramar Transportation, Inc.
•	Sleep Train

Distribution

•	Priority Moving Lease
•	Rapid Response Lease

Distribution II

•	Tutto Marmo Inc.
•	Stericycle Inc.

Hunter

•	3rd Generation, Inc. DBA California Auto Finance (formerly Automotive Funding Group, Inc.)
•	John MacDonald Insurance Services, Inc.
•	Pretium Packaging, LLC

Salt Lake

—	Tulip Corporation
—	Velocity Express, LLC

Valley

—	Tree Island Wire USA Inc.

Alton

—	Irvine Electronics

Exhibit I-1

EXHIBIT I-2

TENANT ESTOPPEL

This Tenant Estoppel is dated as of             , 201     and given by             , a              (“Tenant”) to JPMorgan Chase Bank, N.A. as lender (“Lender”) under that certain [Construction] Loan and Security Agreement between Borrower and Lender in connection with the Lender’s extension of a loan (the “Loan Facility”) to Rexford Industrial Realty, L.P., a Maryland limited partnership (“Buyer”), and it is intended that Lender and Buyer shall rely upon the contents and accuracy of this certificate in its respective decision to purchase the Property which contains the Premises (as defined below or enter into the Loan Facility and, if applicable, make any advances under the Loan Facility.

Accordingly, Tenant hereby certifies to Buyer and Lender and their respective successors and assigns as follows:

1. It is the tenant under a lease dated             ,              (collectively, with all documents listed below, the “Lease”) by and between Tenant and                             , a                              (“Landlord”), with respect to              square feet of space identified as              (the “Premises”) located at                              [street address] (the “Property”). The Lease and all lease documents are set forth as follows:

1.
2.
3.

2. Tenant has unconditionally accepted possession of the entire Premises pursuant to the Lease, is now in full possession of the same and is conducting its business thereon. The Lease term commenced on             . The termination date of the Lease term, excluding renewals and extensions, is             . The Lease contains the following renewal and extension provisions:             .*

3. The Lease has not been modified, supplemented, amended or assigned in any way, nor have the Premises been sublet in whole or in part, except as set forth in Section 1. Landlord has not waived any material default, breach or violation of the Lease by Tenant. The Lease constitutes the entire agreement between Landlord and Tenant and there are no other agreements, written or oral, between Landlord and Tenant concerning the Premises.

4. The Lease is valid and in full force and effect, and neither Landlord nor Tenant is in default thereunder, and all conditions and obligations on Landlord’s part to be fulfilled under the terms of the Lease have been satisfied or fully performed, including, but not limited to, all required tenant improvements, allowances, alterations, installations and construction, for which payment has been made in all cases. No offset, claim, defense, or counterclaim is available to Tenant against rent payable by Tenant or against any other performance or obligation otherwise due from Tenant under the Lease, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

5. No item payable by Tenant under the Lease has been heretofore prepaid, except for rent currently due or as prorated, and any security deposit.

6. The monthly base rent currently payable under the Lease is $            ; Tenant’s percentage share of operating expenses, common area charges, insurance and real estate taxes is             %, which is currently being paid on an estimated basis at the rate of $            per month; Tenant has paid the rent and other amounts with respect to the current month.]

7. Tenant has no right of first refusal or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property except as follows:             . Tenant has no right or option to lease additional space on the Property except as follows:             .

8. Tenant has paid Landlord a security deposit of $              under the Lease.

Exhibit I-2

9. All notices and other communications shall be in writing and shall be delivered personally or mailed by certified mail, postage paid, return receipt requested, addressed as set forth below, or at such other address as a party, any successor, assignee or transferee shall furnish notice to the other party in writing and sent in the foregoing manner:

Lender’s address:

JPMorgan Chase Bank, N.A.
, Floor
Mail Code
,
Attn.:

With a copy to:

Attn.:

Tenant’s address:

Attn.:

10. Tenant is not a debtor in any state or federal bankruptcy, reorganization or insolvency proceeding or otherwise the subject of any such proceeding, and Tenant knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Tenant.

11. This Tenant Estoppel is being executed and delivered by Tenant to induce (i) Buyer to purchase the Property and (ii) Lender to enter into the Loan Facility, and if applicable with respect to Lender, to extend an advance or advances under the Loan Facility to Buyer, which Loan Facility is to be secured in part by an assignment to Lender of Buyer’s interest in the Lease and with the understanding that the above statements will be relied upon by Lender, and its successors and assigns. The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this Tenant Estoppel on behalf of Tenant.

IN WITNESS WHEREOF, Tenant has duly executed this Tenant Estoppel as of the date first above written.

TENANT:

, a

By:
Name:
Title:

Exhibit I-2

EXHIBIT I-3

SELLER ESTOPPEL CERTIFICATE

TO:

RE:                                 ,                     ,             (the “Premises”)

The undersigned Westcore             LLC, a Delaware limited liability company (“Landlord”), hereby certifies to             , a             (“Buyer”), and Buyer’s lender financing Buyer’s acquisition of the Property (as defined below) (“Lender”) the following information:

1.

            , a             (“Tenant”), is the tenant under that certain lease (as amended to date, the “Lease”) dated             , between Landlord (or Landlord’s predecessor-in-interest), as landlord, and Tenant for the Premises located at             (the “Property”).

2.	The Lease is in full force and effect and has not been modified or amended except as follows: .
3.	The Lease commenced on and expires on . Tenant has no options to extend or renew the Lease, except as follows: .
4.

Landlord has not given written notice nor received written notice from Tenant of any default regarding any terms of the Lease, nor does Landlord have knowledge of any fact or circumstance that would constitute a default upon the giving of notice or the lapse of time.

5.

All fixed base rental has been paid to the end of the current calendar month, and no rent under the Lease had been paid more than one month in advance of its due date, except for any security deposit referenced herein. Current monthly fixed base rental for the Premises is $            .

6.	Tenant is obligated to pay percent of the taxes, insurance and operating expenses with respect to the Property, payable on an estimated monthly basis (subject to reconciliation) in the amount of .
7.	The Lease contains no first right of refusal to purchase or option to purchase.
8.	Landlord is presently holding a security deposit of $ .
9.

Landlord has no knowledge that any Tenant has (i) made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy, or (ii) suffered the filing of an involuntary petition by such Tenant’s creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Tenant’s assets, or suffered the attachment or other judicial seizure of all, or substantially all, of such Tenant’s assets.

10.

Landlord acknowledges it is making these representations and certifications with the intent that Buyer and Lender and their respective successors and assigns may rely hereon and as a material inducement to Buyer’s transaction with Landlord, as the seller.

11.	This Seller Estoppel Certificate shall be deemed automatically null and void upon the delivery of any Estoppel Certificate from the tenant for whom Seller delivered this Seller Estoppel Certificate.
12.

The undersigned signatory hereto hereby warrants that he/she has full and valid legal power and authority to make and deliver this certificate and to bind Landlord to the statements and certifications made herein.

Exhibit I-3

Dated: , 2014
Westcore LLC, a Delaware limited liability company

	By:	Westcore Investments I, LLC,
a Delaware limited liability company
	Its:	Sole Member

		By:	Westcore Properties, LLC
a Delaware limited liability company
		Its:	Sole Member

By:
Name:
Title: Authorized Officer

[**NOTE: Modify as appropriate.**]

Exhibit I-3

EXHIBIT J

DISCLOSURE ITEMS

A.	Westcore Cabot:
1.	9455 Cabot, Suite 110 (vacant) – The space needs to be updated to meet current ADA requirements and there are no any office improvements built out.
2.	9455 Cabot – inactive rail spur
3.	9340 Cabot – inactive rail spur
4.	ADA Lawsuit filed against Babmar Corporation and Westcore Cabot, L.P. on April 23, 2014.
5.
B.	Westcore Distribution:
1.

Westcore Distribution purchased the property with existing environmental issues. See Due Diligence Items and GeoTracker for this Property. Gannett Fleming’s equipment is tied to the house meter and there is an emon meter to bill them back for their utility consumption. Gannett Fleming has additional equipment that is tied to ServPro’s electric meter and Westcore Distribution bills Gannett Fleming and credit ServPro for Gannett Fleming’s use.

2.

The neighboring property located at 7415 Carroll Road had a FLS line break on February 11, 2010. The water came across the property line and went under the pavement at the Westcore Distribution Property on the west side of the parking lot. The owner next door had CoCo Construction tear out the portions of the pavement at the Westcore Distribution Property that were damaged and Ninyo & Moore verified that the base and repair work would be sufficient. There was one monitoring well that Westcore Distribution believed was affected at the east end of the property and that was replaced.

C.	Westcore Distribution II:
1.

There was refrigeration equipment on the roof prior to Westcore Distribution II’s ownership. Over time, the condensation on the supporting members of the underside of the roof and the saturation of the insulating material under the roof material rotted the glue lam which caused the glue lam to crack and fail. The glue lam was replaced and the roofer (Sully Miller) who has the roof warranty replaced the roofing material and roof deck where the roof was opened up.

D.	Westcore Hunter:
1.	No elevator access to second floor for the entire building (5235-5255).
2.

There have been three small plumbing related floods caused by the second floor tenant, John MacDonald Insurance, which leaked into first floor tenant, Pretium, conference room, ink room, and hallway. All leaks were repaired and moisture tested.

3.

In January 2013, John MacDonald Insurance contacted management in regards to an odor in their space coming from the air ducts. No issues were found during inspections. Tenant did not want to pay for an air quality test and called OSHA. They decided not to comply with OSHA’s violation letter to trigger an unannounced inspection of the building. Nothing came out of this issue and Tenant’s CFO at the time, stated she believed the employees were being overly sensitive.

4.

There are inactive rail spurs (abandoned) on the East side of the property and the railroad has an easement for the tracks. Easement granted to Atchison, Topeka and Santa Fe Railway Company. Seller installed a fence in 2013 at the front and back of tracks to prevent illegal dumping. Landscapers remove weeds and notify of dumping in this area as part of the landscaping maintenance contract.

5.	The exterior lighting at the Property is believed to be wired to Pretium’s electrical panel.
E.	Westcore Valley:
1.	There are no handicap parking spaces at the Westcore Valley Property.
2.	There is a sizable crack on the women’s restroom wall in the office areas. The building does look as if there has been a seismic retrofit.

Exhibit J

F.	Westcore Salt Lake:
1.	Prior owner put a roof emulsion on the roof in 2011.
2.	In July 2013, a building on Clark Avenue burnt down and ambers damaged a corner of the roof. This was repaired by Evan Roofing.
3.	Exterior lighting at the property is wired to tenants’ electrical panels.
4.	Tulip Corporation’s yard is locked Monday – Friday at 4:00 PM and is closed on weekends. This prevents trucks from being able to drive around the building. Seller has a copy of the gate key.
5.	Loading Dock parking lot is locked at the end of the day by Trans-Pacific AM Corporation. Sell has code to lock.
G.	Westcore Alton:
1.	1621 Alton Parkway has an easement for ingress, egress and driveway purposes over and across a portion of Westcore Alton’s (1601 Alton) Parcel.
2.

There are two meters and one SCE account. The Landlord pays the electric bill and directly bills back for the utility. One meter supplies power to Irvine Electronics and the mezzanine space. The other meter provides power to the balance of the building. The parking lot lights are powered by the meter for Irvine Electronics. To get separate accounts and separate billings for each meter, an address plan would have to be submitted to the City of Irvine.

3.	There are two light poles that are for 1621 Alton and powered by 1601 Alton.
4.	The water for irrigation is split out with each parcel paying for their own water.
5.

Westcore Alton believes that one of the tenants for 1621 is parking their vehicle in a fenced area in the back on the 1601 parcel. Owner for 1621 has been advised they might have to move the vehicle at any time.

Exhibit J

EXHIBIT K

FORM OF SNDA

WHEN RECORDED RETURN TO:

JPMORGAN CHASE BANK, N.A.

700 N PEARL STREET, 13TH FlOOR

Mail Code TX1-2625

DALLAS, TEXAS 75201

ATTN: Commercial Real Estate

  LOAN ADMINISTRATION

(Space Above For Recorder’s Use)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the             day of             , 201    , by and among JPMORGAN CHASE BANK, N.A., a national banking association (“Lender”),             , a             (“Tenant”), and             and its successors and assigns (“Landlord ”).

RECITALS:

Landlord owns, leases or controls (or will be acquiring) the land (“Land”) described in Exhibit A attached hereto and the building and related improvements located thereon (the “Building”; the Land and Building are collectively referred to as the “Property”).

Under the terms of a certain lease (the “Lease”) dated             , between Tenant and Landlord, or Landlord’s predecessor in title, Tenant has leased a portion of the Building, as more particularly described in the Lease (the “Demised Premises”).

Landlord has executed, or will be executing, a deed of trust in favor of Lender (the “Deed of Trust”) pursuant to which Landlord has encumbered or will encumber Landlord’s interest in the Land, Building and Lease to secure, among other things, the payment of certain indebtedness owing by Landlord to Lender as described therein and in all other documents evidencing, securing or guaranteeing such indebtedness (the “Loan Documents”).

The parties hereto desire to have the Lease be subordinate to the Deed of Trust and the lien thereof, to establish certain rights of non-disturbance for the benefit of Tenant under the Lease, and further to define the terms, covenants and conditions precedent for such rights.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

1. Subordination. The Lease, as the same may hereafter be modified, amended or extended, and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Deed of Trust, including without limitation, all renewals, increases, modifications, consolidations, extensions and amendments thereof with the same force and effect as if the Deed of Trust and the other Loan Documents had been executed, delivered and (in the case of the Deed of Trust) recorded prior to the execution and delivery of the Lease.

2. Non-Disturbance. In the event of foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration of the term of the Lease, including any extensions and renewals of such term now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Lender agrees on behalf of itself, its successors and assigns, including any purchaser at such foreclosure (each being referred to herein as an “Acquiring Party”), that Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession, quiet enjoyment or use of the Demised Premises, and the sale of the Property in any such action or proceeding and the exercise by Lender of any of its other rights under the Deed of Trust shall be made subject to all rights of Tenant under the Lease (subject to the terms of this Agreement).

3. Attornment. In the event of foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, Tenant shall, at the election of the Acquiring Party, either: (i) attorn to and recognize the Acquiring Party as the new landlord under the Lease, which Lease shall thereupon become a direct lease between Tenant and the Acquiring Party for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement); or (ii) if the Lease is terminated as a result of rejection in a bankruptcy or similar proceeding, then upon receiving the written request of the Acquiring Party, Tenant shall enter into a new lease of the Demised Premises with the Acquiring Party (a “New Lease”), which New Lease shall be upon substantially the same terms, covenants and conditions as are set forth in the Lease (subject to the terms of this Agreement) for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised). In either such event described in the preceding clauses (i) or (ii) of this Section 3, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease (or the New Lease, as applicable) for the benefit of the Acquiring Party. For all purposes of this Agreement, the word “Lease” shall be deemed to mean the Lease or any such New Lease, as applicable.

4. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, the liability of Lender, its successors and assigns, or Acquiring Party, as the case may be, shall be limited to its interest in the Property; provided, however, that Lender or Acquiring Party, as the case may be, and their respective successors and assigns, shall in no event and to no extent:

(a) be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) (other than defaults under the Lease that are of an on-going nature and which Lender has received notice and an opportunity to cure) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset, defense or deficiency against Lender, Acquiring Party or the successors or assigns of either of them;

(b) be liable for or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) (other than offsets or defaults under the Lease that are of an on-going nature and which Lender has received notice and an opportunity to cure);

(c) be liable for any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date thereof or any deposit, rental security or any other sums deposited with any prior landlord (including Landlord), except to the extent such monies are actually received by Lender or Acquiring Party, as applicable;

(d) be bound by any amendment, modification or termination of the Lease (unless such amendment, modification or termination is due to Tenant’s exercise of an express right under the terms of the Lease) or by any waiver or forbearance on the part of any prior landlord (including Landlord), in either case to the extent the same is made or given without the prior written consent of Lender (which consent shall not be unreasonably withheld);

(e) be bound by any warranty, representation or indemnity of any nature whatsoever made by any prior landlord (including Landlord) under the Lease including any warranties, representations or indemnities regarding any work required to be performed under the Lease, use, compliance with zoning, hazardous wastes or environmental laws, habitability, fitness for purpose, title or possession; or

(f) be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Building or the Demised Premises, or for the obligations of any prior landlord (including Landlord) to reimburse Tenant for or indemnify Tenant against any costs, expenses or damages arising from such construction or any delay in Tenant’s occupancy of the Demised Premises.

5. Rent. Tenant hereby agrees to and with Lender that, upon receipt from Lender of a notice of any default by Landlord under the Deed of Trust, Tenant will pay to Lender directly all rents, additional rents and other sums then or thereafter due under the Lease. In the event of the foregoing, Landlord hereby authorizes Tenant to pay to Lender directly all rents, additional rents and other sums then or thereafter due under the Lease. In addition, Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, causes of actions, demands, liabilities and losses of any kind or nature, including but not limited, to attorney’s fees and expenses, sustained by Tenant as a result of any and all claims by third parties claiming through Landlord all or any portion of the rent, additional rents, and other sums due under the Lease which are paid by Tenant directly to Lender in accordance with the terms and conditions hereof.

6. No Amendment. Landlord and Tenant each agree not to amend, modify or terminate the Lease in any manner without the prior written consent of Lender.

7. Further Documents. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Lender or Acquiring Party, as the case may be, or such other person to whom Tenant herein agrees to attorn such other instruments as such party shall reasonably request in order to effectuate said provisions.

2

8. Notice and Cure. Tenant agrees that if there occurs a default by Landlord under the Lease:

(a) A copy of each notice given to Landlord pursuant to the Lease shall also be given simultaneously to Lender, and no such notice shall be effective for any purpose under the Lease unless so given to Lender; and

(b) If Landlord shall fail to cure any default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Lender. Lender shall have the right (but not the obligation) to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied and shall be allowed such additional time as may be reasonably necessary to cure such default or institute and complete foreclosure proceedings (or otherwise acquire title to the Building), and so long as Lender shall be proceeding diligently to cure the defaults that are reasonably susceptible of cure or proceeding diligently to foreclosure the Deed of Trust, no such default shall operate or permit Tenant to terminate the Lease.

9. Notices. All notices, demands, approvals and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given upon receipt when personally served or sent by overnight delivery service or upon the third (3rd) business day after mailing if sent by U. S. registered or certified mail, postage prepaid, addressed as follows:

Lender:

JPMorgan Chase Bank, N.A.

Mail Code

Attention:

with a copy to:

Attention:
Landlord:

Attention:
Tenant:

Attention:

or to such other address in the United States as such party may from time to time designate by written notice to the other parties.

10. Binding Effect. The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Lender, Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

11. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by all the parties hereto or their respective successors in interest.

12. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

13. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

14. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

3

15. Authority. Each of the undersigned parties further represents and warrants to the other parties hereto that the person executing this Agreement on behalf of each such party hereto has been duly authorized to so execute this Agreement and to cause this Agreement to be binding upon such party and its successors and assigns.

16. Tenant’s Personal Property. It is expressly agreed to between Lender, Landlord and Tenant that in no event shall the Deed of Trust cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed in, on or about the Property.

17. Subsequent Transfer. If any Acquiring Party, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any transfer of Landlord’s interest by such Acquiring Party, all obligations shall terminate as to such Acquiring Party.

18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

A. ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.

B. UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).

C. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

D. THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

E. THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.

4

19. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

5

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

LENDER:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

TENANT:

, a

By:	, a
limited liability company, its Manager

By:
Name:
Title:

LANDLORD:

, a

By:	, a
limited liability company, its Manager

By:
Name:
Title:

S-1

ACKNOWLEDGMENT

State of California

County of

On                      before me,                                                       , Notary Public,

                     (here insert name of the officer)

personally appeared              who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                      (Seal)

S-1

ACKNOWLEDGMENT

State of California

County of

On                      before me,                                                       , Notary Public,

                     (here insert name of the officer)

personally appeared              who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                              (Seal)

ACKNOWLEDGMENT

State of California

County of

On                      before me,                                                       , Notary Public,

                     (here insert name of the officer)

personally appeared              who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                      (Seal)

EXHIBIT A

LEGAL DESCRIPTION

Exhibit K

EXHIBIT “L”

FORM OF REPRESENTATION LETTER

             , 2014

Ernst & Young LLP

725 S. Figueroa Street

Los Angeles, CA 90017

In connection with your review of the interim statement of revenues and certain expenses of             (“the Property”) for the three months ended March 31, 2014, we recognize that obtaining representations from us concerning the information contained in this letter is a significant procedure in enabling you to perform your review for the purpose of expressing limited assurance that there are no material modifications that should be made to the interim statement of revenues and certain expenses in order for them to be in conformity with U.S. generally accepted accounting principles as modified to conform with Regulation S-X, Rule 3-14 of the Securities and Exchange Commission (“Rule 3-14”).

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

Accordingly, we make the following representations, which are true to the best of our knowledge and belief:

Management’s Responsibilities

We have fulfilled our responsibilities, for the preparation and fair presentation of the Property’s interim statement of revenues and certain expenses for the three months ended March 31, 2014. We believe that such interim statement of revenues and certain expenses has been prepared in conformity with US generally accepted accounting principles applicable as modified to conform with Rule 3-14 and has been applied on the same basis as that used for the Property audited statement of revenues and certain expenses for the year ended December 31, 2013, and reflects all adjustments necessary for a fair presentation of the interim statement of revenues and certain expenses.

We have responded fully to all inquiries made to us by you during your review. We have provided you with:

•

Access to all information, of which we are aware, that is relevant to the preparation and fair presentation of the interim statement of revenues and certain expenses such as records, documentation and other matters

•	Additional information that you have requested from us for the purpose of the interim review
•	Unrestricted access to persons within the Property from whom you determined it necessary to obtain evidence

We have no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

Unrecorded Audit Differences

There are no uncorrected misstatements (including the effects of correcting or reversing prior year audit uncorrected misstatements) identified during the current review and pertaining to the latest period presented.

Minutes and Contracts

We are not aware of any formal meetings of the partners or directors of the Property, nor are we aware of any minutes of any meetings of the partners or directors of the Property. Accordingly, we did not provide you with any minutes of meetings of partners or directors. However, we have disclosed to you all significant matters with which we are aware as a result of our due diligence process.

We also have made available to you all significant contracts and agreements and have communicated to you all significant oral agreements. We have complied with all aspects of contractual agreements that would have a material effect on the interim statement of revenues and certain operating expenses in the event of noncompliance.

Exhibit L

Internal Control

There are no material transactions that have not been properly recorded in the accounting records underlying the interim statement of revenues and certain expenses.

Significant assumptions

Significant assumptions used by us in making accounting estimates, including those measured at fair value, are reasonable and supportable.

Risks and Uncertainties

There are no risks and uncertainties related to significant estimates and material concentrations that have not been disclosed in the interim statement of revenues and certain operating expenses in accordance with ASC 275, Risks and Uncertainties.

Revenues

All revenue recognized during the three months ended March 31, 2014 has been realized (or is realizable) and earned.

Contingent Liabilities

There are no unasserted claims or assessments, including those our lawyers have advised us of, that are probable of assertion and must be disclosed in accordance with Accounting Standards Codification (ASC) 450-20, Loss Contingencies.

There have been no violations or possible violations of laws or regulations in any jurisdiction whose effects should be considered for disclosure in the interim statement of revenues and certain expenses or as a basis for recording a loss contingency.

There have been no internal investigations or communications from regulatory agencies or government representatives concerning investigations or allegations of noncompliance with laws or regulations in any jurisdiction, or deficiencies in financial reporting practices, or other matters that could have a material effect on the interim statement of revenues and certain expenses.

There are no other liabilities or gain or loss contingencies considered material, individually or in the aggregate, that are required to be accrued or disclosed by ASC 450-20, nor are there any gain contingencies reflected in earnings that are not in conformity with the provisions of ASC 450, Contingencies.

We have not consulted legal counsel concerning litigation, claims, or assessments.

Oral or Written Guarantees

There are no oral or written guarantees including guarantees of the debt of others.

Fraud

We acknowledge our responsibility for the design, implementation and maintenance of programs and internal controls to prevent and detect fraud.

We have no knowledge of any fraud or suspected fraud involving management or other employees who have a significant role in the Property’s internal control over financial reporting. In addition, we have no knowledge of any fraud or suspected fraud involving other employees where the fraud could have a material effect on the interim statement of revenues and certain expenses.

We have disclosed to you the results of our assessment of the risk that the interim statement of revenues and certain expenses may be materially misstated as a result of fraud. We have disclosed to you all allegations of financial improprieties, including fraud or suspected fraud, coming to our attention (regardless of the source or form and including, without limitation, allegations by “whistle-blowers”) where such allegations could result in a misstatement of the interim statement of revenues and certain expenses or otherwise affect the financial reporting of the Property.

Exhibit L

Independence

We are not aware of any capital lease, material cooperative arrangement, or other business relationship between the Property and Ernst & Young LLP or any other member firm of the global Ernst & Young organization.

We are not aware of any reason that Ernst & Young LLP would not be considered to be independent for purposes of the Property’s review.

Conflicts of interest

There are no instances where any officer or employee of the Property has an interest in a company with which the Property does business that would be considered a “conflict of interest.” Such an interest would be contrary to Property policy.

Related Party Transactions

We have disclosed to you the identity of the Property’s related parties and all the related party relationships and transactions of which we are aware.

Transactions with related parties, as defined in ASC 850-10, Related Party Disclosures, and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees, have been properly recorded and/or disclosed in the interim statement of revenues and certain expenses, where applicable.

Subsequent Events

Subsequent to March 31, 2014, no events or transactions have occurred or are pending that would have a material effect on the interim statement of revenues and certain expenses at that date or for the three-months then ended, or that are of such significance in relation to the Property’s affairs to require mention in a note to the interim statement of revenues and certain expenses in order to make them not misleading regarding the results of operations of the Property.

We understand that your interim review was made in accordance with the standards of the American Institute of Certified Public Accountants. We understand that your interim review consisted principally of performing analytical procedures and making inquiries of management responsible for financial and accounting matters. We also understand that it involved a review of the unaudited interim statement of revenues and certain expenses of the Property included in [            ] Current Report on Form [8-K]. In addition, we understand that your review was substantially less in scope than an audit of statement of revenues and certain expenses in accordance with the standards established by the American Institute of Certified Public Accountants, the objective of which is the expression of an opinion regarding the interim statement of revenues and expenses taken as a whole, and accordingly, that you have not expressed an opinion on the interim statement of revenues and certain expenses as of any interim date. We also understand that your procedures would not necessarily uncover all matters of significance that would be disclosed in an audit of the Property’s statement of revenues and certain expenses.

Very truly yours,

on behalf of

, CEO

, CFO

, Controller

Exhibit L

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT

ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of May 27, 2014, by and between Westcore Cabot, L.P., a Delaware limited partnership, Westcore Distribution, LLC, a Delaware limited liability company. Westcore Distribution II, LLC, a Delaware limited liability company, Westcore Hunter, LLC, a Delaware limited liability company, Westcore Salt Lake Avenue, LLC, a Delaware limited liability company, Westcore Valley, LLC, a Delaware limited liability company, and Westcore Alton, LLC, a Delaware limited liability company (each, individually, a “Seller”, and collectively, “Sellers”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (“Buyer”).

RECITALS:

A. Sellers and Buyer are parties to that certain agreement captioned “AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 19, 2014 (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B. Buyer and Sellers desire to amend certain provisions of the Purchase Agreement as provided in this Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Incorporation of Recitals. The parties hereby incorporate into the terms of this Amendment each and every one of the Recitals contained in Paragraphs A and B above, as though fully set forth herein.

2. Extension of Due Diligence Period. The expiration of the Due Diligence Period set forth in the Summary of Basic Purchase and Sale Terms is hereby extended from 5:00 p.m. Pacific time on May 27, 2014 to 11:00 a.m. Pacific time on May 30, 2014.

3. Delivery of Estoppel Certificates and SNDAs. Notwithstanding anything to the contrary, the respective references to “ten (10) days prior to Closing” in the first sentence of each of Section 3.15.1 and Section 3.16 of the Purchase Agreement shall be amended to “two (2) business days prior to the Closing”.

4. Miscellaneous.

(a) Effect of Amendment. Except to the extent the Purchase Agreement is modified by this Amendment, the remaining terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of conflict, between the terms and conditions of the Purchase Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. The Purchase Agreement, as reinstated, modified, amended, supplemented, ratified, reaffirmed and confirmed by this Amendment, is hereinafter referred to as the “Purchase Agreement”.

(b) Entire Agreement. The Purchase Agreement, together with this Amendment, embodies the entire understanding between Sellers and Buyer with respect to its subject matter and supersedes any prior agreements, negotiations and communications, oral or written. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Amendment and the Purchase Agreement can be changed only by an instrument in writing signed by Sellers and Buyer.

(c) Authority. Each party represents to the other party or parties that the individual executing this Amendment on behalf of such party has the capacity and authority to execute and deliver this Amendment on behalf of such party, and that this Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.

(d) Reaffirmation and Ratification. The parties hereto hereby reaffirm and ratify, as of the date hereof, all of the terms and provisions of the Purchase Agreement.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

(f) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

(g) Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Amendment.

[Signatures commence on next page.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

“SELLERS”:

WESTCORE CABOT, L.P.,
a Delaware limited partnership

By:	Cabot Acquisition, GP, LLC
a Delaware limited liability company its General Partner

	By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION II, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE HUNTER, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE SALT LAKE AVENUE, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE VALLEY, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

WESTCORE ALTON, LLC
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald H. Ankeny
		Name:	Donald H. Ankeny
		Title:	Authorized Officer

BUYER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

By:	Rexford Industrial Realty, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-CEO

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT

ESCROW INSTRUCTIONS

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of May 30, 2014, by and between Westcore Cabot, L.P., a Delaware limited partnership, Westcore Distribution, LLC, a Delaware limited liability company, Westcore Distribution II, LLC, a Delaware limited liability company, Westcore Hunter, LLC, a Delaware limited liability company, Westcore Salt Lake Avenue, LLC, a Delaware limited liability company, Westcore Valley, LLC, a Delaware limited liability company, and Westcore Alton, LLC, a Delaware limited liability company (each, individually, a “Seller”, and collectively, “Sellers”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (“Buyer”).

RECITALS:

A. Sellers and Buyer are parties to that certain agreement captioned “AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 19, 2014, as amended by that certain amendment captioned “FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 27, 2014 (as so amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.

B. Buyer and Sellers desire to amend certain provisions of the Purchase Agreement as provided in this Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Incorporation of Recitals. The parties hereby incorporate into the terms of this Amendment each and every one of the Recitals contained in Paragraphs A and B above, as though fully set forth herein.

2. Extension of Due Diligence Period. The expiration of the Due Diligence Period set forth in the Summary of Basic Purchase and Sale Terms is hereby extended from 11:00 a.m. Pacific time on May 30, 2014 to 11:00 a.m. Pacific time on June 4, 2014.

3. Miscellaneous.

(a) Effect of Amendment. Except to the extent the Purchase Agreement is modified by this Amendment, the remaining terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of conflict, between the terms and conditions of the Purchase Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. The Purchase Agreement, as reinstated, modified, amended, supplemented, ratified, reaffirmed and confirmed by this Amendment, is hereinafter referred to as the “Purchase Agreement”.

(b) Entire Agreement. The Purchase Agreement, together with this Amendment, embodies the entire understanding between Sellers and Buyer with respect to its subject matter and supersedes any prior agreements, negotiations and communications, oral or written. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Amendment and the Purchase Agreement can be changed only by an instrument in writing signed by Sellers and Buyer.

(c) Authority. Each party represents to the other party or parties that the individual executing this Amendment on behalf of such party has the capacity and authority to execute and deliver this Amendment on behalf of such party, and that this Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.

(d) Reaffirmation and Ratification. The parties hereto hereby reaffirm and ratify, as of the date hereof, all of the terms and provisions of the Purchase Agreement.

(e) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

(f) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

(g) Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Amendment.

[Signatures commence on next page.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the day and year first above written.

“SELLERS”:

WESTCORE CABOT, L.P.,
a Delaware limited partnership

By:	Cabot Acquisition, GP, LLC a Delaware limited liability company its General Partner

	By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION II, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE HUNTER, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE SALT LAKE AVENUE, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE VALLEY, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE ALTON, LLC a Delaware limited liability company

	By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

		By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

			By:	/s/ Donald Ankeny
			Name:	Donald Ankeny
			Title:	Authorized Officer

BUYER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

		By:	Rexford Industrial Realty, Inc., a Maryland corporation, its General Partner

			By:	/s/ Howard Schwimmer
			Name:	Howard Schwimmer
			Title:	Co-CEO

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT

ESCROW INSTRUCTIONS

THIS THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Third Amendment”) is made and entered into as of June 4, 2014, by and between Westcore Cabot, L.P., a Delaware limited partnership, Westcore Distribution, LLC, a Delaware limited liability company, Westcore Distribution II, LLC, a Delaware limited liability company, Westcore Hunter, LLC, a Delaware limited liability company, Westcore Salt Lake Avenue, LLC, a Delaware limited liability company, Westcore Valley, LLC, a Delaware limited liability company, and Westcore Alton, LLC, a Delaware limited liability company (each, individually, a “Seller”, and collectively, “Sellers”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (“Buyer”).

RECITALS:

A. Sellers and Buyer are parties to that certain agreement captioned “AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 19, 2014 (the “Original Agreement”), as amended by (i) that certain amendment captioned “FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 27, 2014 (the “First Amendment”), and (ii) that certain amendment captioned “SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 30, 2014 (“Second Amendment”) (the Original Agreement, as amended by the First Amendment and the Second Amendment, is hereinafter referred to as the “Existing Agreement”). The Existing Agreement, as reinstated, modified, amended, supplemented, ratified, reaffirmed and confirmed by this Third Amendment, is hereinafter referred to as the “Purchase Agreement”. Any reference in the Existing Agreement to the term “Agreement” shall mean the Existing Agreement as amended by this Third Amendment. All initially-capitalized terms not otherwise defined in this Third Amendment shall have the meanings set forth in the Existing Agreement unless the context clearly indicates otherwise.

B. Buyer and Sellers desire to amend certain provisions of the Existing Agreement as provided in this Third Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

4. Incorporation of Recitals. The parties hereby incorporate into the terms of this Third Amendment each and every one of the Recitals contained in Paragraphs A and B above, as though fully set forth herein.

5. Purchase Price; Allocated Purchase Price. Notwithstanding anything to the contrary in the Existing Agreement, the term “Purchase Price” shall mean $88,584,047.00. The Allocable Purchase Price for each Constituent Property as set forth on Schedule 1 to the Existing Agreement with is hereby deleted in its entirety and replaced with Allocable Purchase Price for such Constituent Property as set forth on Schedule 1 attached hereto.

6. Extension of Due Diligence Period. The expiration of the Due Diligence Period set forth in the Summary of Basic Purchase and Sale Terms is hereby extended from 11:00 a.m. Pacific time on June 4, 2014 to 3:00 p.m. Pacific time on June 13, 2014.

7. Extension of Closing Date. The Closing Date set forth in the Summary of Basic Purchase and Sale Terms is hereby extended from June 10, 2014 to June 19, 2014.

8. Form of Estoppel Certificate. Exhibit I-2 to the Existing Agreement is hereby deleted in its entirety and replaced with the form of Estoppel Certificate attached hereto as Exhibit A.”

9. Form of SNDA. Exhibit K to the Existing Agreement is hereby deleted in its entirety and replaced with the form of SNDA attached hereto as Exhibit B.

10. Miscellaneous.

(a) Effect of Amendment. Except to the extent the Existing Agreement is modified by this Third Amendment, the remaining terms and conditions of the Existing Agreement shall remain unmodified and in full force and effect. In the event of conflict, between the terms and conditions of the Existing Agreement and the terms and conditions of this Third Amendment, the terms and conditions of this Third Amendment shall prevail and control.

(b) Entire Agreement. The Existing Agreement, together with this Third Amendment, embodies the entire understanding between Sellers and Buyer with respect to its subject matter and supersedes any prior agreements, negotiations and communications, oral or written. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Third Amendment and the Purchase Agreement can be changed only by an instrument in writing signed by Sellers and Buyer.

(c) Authority. Each party represents to the other party or parties that the individual executing this Third Amendment on behalf of such party has the capacity and authority to execute and deliver this Third Amendment on behalf of such party, and that this Third Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.

(d) Reaffirmation and Ratification. The parties hereto hereby reaffirm and ratify, as of the date hereof, all of the terms and provisions of the Existing Agreement.

(e) Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of California.

(f) Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Third Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

(g) Successors and Assigns. This Third Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Third Amendment.

[Signatures commence on next page.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Third Amendment as of the day and year first above written.

WESTCORE CABOT, L.P., a Delaware limited partnership

By:	Cabot Acquisition, GP, LLC a Delaware limited liability company its General Partner

	By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION II, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE HUNTER, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE SALT LAKE AVENUE, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE VALLEY, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny

Name:	Donald Ankeny
Title:	Authorized Officer

WESTCORE ALTON, LLC a Delaware limited liability company

	By:	Westcore Investments I, LLC a Delaware limited liability company its Sole Member

		By:	Westcore Properties, LLC a Delaware limited liability company its Sole Member

			By:	/s/ Donald Ankeny
			Name:	Donald Ankeny
			Title:	Authorized Officer

BUYER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

		By:	Rexford Industrial Realty, Inc., a Maryland corporation, its General Partner

			By:	/s/ Adeel Khan
			Name:	Adeel Khan
			Title:	CFO

SCHEDULE 1

Allocable Purchase Price

ALLOCATION OF PURCHASE PRICE

Property	Allocated Purchase Price
Westcore Cabot- 9340 Cabot	$11,025,000
Westcore Cabot- 9404 Cabot	$6,300,000
Westcore Cabot- 9455 Cabot	$12,350,000
Westcore Distribution (9755)	$5,425,000
Westcore Distribution II (9855)	$8,225,000
Westcore Hunter	$11,427,000
Westcore Salt Lake	$10,631,000
Westcore Valley	$9,850,000
Westcore Alton	$13,351,047
TOTAL:	$88,584,047

EXHIBIT “A”

Form of Estoppel Certificate

This Tenant Estoppel is dated as of             , 201    and given by             , a             (“Tenant”) to JPMorgan Chase Bank, N.A. as administrative agent (“Administrative Agent”) under that certain Loan and Security Agreement between Borrower, the lenders from time to time party thereto (“Lenders”), and Administrative Agent in connection with the Lenders’ extension of a loan (the “Loan Facility”) to Rexford Industrial Realty, L.P., a Maryland limited partnership (“Buyer”), and it is intended that Administrative Agent, Lenders and Buyer shall rely upon the contents and accuracy of this certificate in its respective decision to purchase the “Property” which contains the “Premises” (as each such term is defined below) or enter into the Loan Facility and, if applicable, make any advances under the Loan Facility.

Accordingly, Tenant hereby certifies to Buyer, Administrative Agent and Lenders and their respective successors and assigns as follows:

1. It is the tenant under a lease dated             ,             (collectively, with all documents listed below, the “Lease”) by and between Tenant and             , a             (“Landlord”), with respect to             square feet of space identified as             (the “Premises”) located at             [street address] (the “Property”). The Lease and all lease documents are set forth as follows:

(a)

(b)

2. Tenant has unconditionally accepted possession of the entire Premises pursuant to the Lease, is now in full possession of the same and is conducting its business thereon. The Lease term commenced on             . The termination date of the Lease term, excluding renewals and extensions, is             . The Lease contains the following renewal and extension provisions:             .

3. The Lease has not been modified, supplemented, amended or assigned in any way, nor have the Premises been sublet in whole or in part, except as set forth in Section 1. Landlord has not waived any material default, breach or violation of the Lease by Tenant. The Lease constitutes the entire agreement between Landlord and Tenant and there are no other agreements, written or oral, between Landlord and Tenant concerning the Premises.

4. The Lease is valid and in full force and effect, and neither Landlord nor Tenant is in default thereunder, and all conditions and obligations on Landlord’s part to be fulfilled under the terms of the Lease have been satisfied or fully performed, including, but not limited to, all required tenant improvements, allowances, alterations, installations and construction, for which payment has been made in all cases. There are no credits, reductions, free rent, rental concessions or abatements of rent against the payment of rent or other charges under the Lease except as expressly set forth in the Lease or as follows             . No offset, claim, defense, or counterclaim is available to Tenant against rent payable by Tenant or against any other performance or obligation otherwise due from Tenant under the Lease, and no event has occurred and no condition exists, which with the giving of notice or the passage of time, or both, would constitute a default under the Lease.

5. No item payable by Tenant under the Lease has been heretofore prepaid, except for rent currently due or as prorated, and any security deposit.

6. The monthly base rent currently payable under the Lease is $        ; Tenant’s percentage share of operating expenses, common area charges, insurance and real estate taxes is     %, which is currently being paid on an estimated basis at the rate of $        per month; Tenant has paid the rent and other amounts with respect to the current month.

7. Tenant has no right of first refusal or option pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property except as follows:             . Tenant has no right or option to lease additional space on the Property except as follows:             .

8. Tenant acknowledges that Tenant the Lease may be assigned to Administrative Agent. Tenant is not currently in discussions or negotiations (directly or indirectly) with Landlord with respect to any material modification of the Lease, including, without limitation, any reduction in the rent or the term thereof. Tenant further understands that the interest of the Buyer in the Lease, if assigned to Administrative Agent, will be assigned solely as security and that neither Administrative Agent nor any Lender has assumed any duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof.

9. Tenant has paid Landlord a security deposit of $        under the Lease. Tenant shall not look to Administrative Agent or any Lender, as mortgagee, mortgagee in possession, or successor in title to the Property, in connection with the return of or accountability with respect to any security deposit paid to Landlord under the Lease, unless said sum shall have actually been received by Administrative Agent or such Lender, as a successor landlord under the Lease or as security for Tenant’s performance under the Lease (and then only to the extent permitted under the Lease).

10. All notices and other communications shall be in writing and shall be delivered personally or mailed by certified mail, postage paid, return receipt requested, addressed as set forth below, or at such other address as a party, any successor, assignee or transferee shall furnish notice to the other party in writing and sent in the foregoing manner:

Administrative Agent’s address:

JPMorgan Chase Bank, N.A.

2029 Century Park East, 38th Floor

Los Angeles, California 90067

Attn.: Commercial Real Estate Administration

Tenant’s address:

Attn.:

Buyer’s address:

Rexford Industrial

11620 Wilshire Blvd., Suite 1000

Los Angeles, California 90025

Attn.: Howard Schwimmer

11. Tenant is not a debtor in any state or federal bankruptcy, reorganization or insolvency proceeding or otherwise the subject of any such proceeding, and Tenant knows of no fact or pending or threatened claim or litigation that might result in the insolvency or bankruptcy of Tenant.

12. This Tenant Estoppel is being executed and delivered by Tenant to induce (i) Buyer to purchase the Property, and (ii) Administrative Agent and Lenders to enter into the Loan Facility, and if applicable, with respect to Lender, to extend an advance or advances under the Loan Facility to Buyer, which Loan Facility is to be secured in part by an assignment to Administrative Agent of Buyer’s interest in the Lease and with the understanding that the above statements will be relied upon by Buyer, Administrative Agent and Lenders, and their respective successors and assigns. The undersigned individual hereby certifies that he or she is duly authorized to sign, acknowledge and deliver this Tenant Estoppel on behalf of Tenant.

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IN WITNESS WHEREOF, Tenant has duly executed this Tenant Estoppel as of the date first above written.

TENANT:
,
a

By:
Name:
Title:

EXHIBIT “B”

Form of SNDA

WHEN RECORDED RETURN TO:

JPMORGAN CHASE BANK, N.A.

700 N PEARL STREET, 13TH FlOOR

Mail Code TX1-2625

DALLAS, TEXAS 75201

ATTN:	COMMERCIAL REAL ESTATE

LOAN ADMINISTRATION

(Space Above For Recorder’s Use)

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made and entered into as of the              day of             , 201        , by and among JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent for the Lenders defined below (in such capacity, “Administrative Agent”),             , a             (“Tenant”), and REXFORD INDUSTRIAL – SDLAOC, LLC, a Delaware limited liability company and its successors and assigns (“Landlord”).

RECITALS:

A. Landlord owns, leases or controls (or will be acquiring) the land (“Land”) described in Exhibit A attached hereto and the building and related improvements located thereon (the “Building”; the Land and Building are collectively referred to as the “Property”).

B. Under the terms of a certain lease (the “Lease”) dated             , between Tenant and Landlord, or Landlord’s predecessor in title, Tenant has leased a portion of the Building, as more particularly described in the Lease (the “Demised Premises”).

C. Landlord has executed, or will be executing, a deed of trust in favor of Administrative Agent (the “Deed of Trust”) pursuant to which Landlord has encumbered or will encumber Landlord’s interest in the Land, Building and Lease to secure, among other things, the payment of certain indebtedness owing by Landlord to certain lenders (the “Lenders”) from time to time party to that certain Loan and Security Agreement dated as of             , 2014 by and among Landlord, Lenders and Administrative Agent (the “Loan Agreement”) as such indebtedness is described in the Deed of Trust, the Loan Agreement and in all other documents evidencing, securing or guaranteeing such indebtedness (the “Loan Documents”).

D. The parties hereto desire to have the Lease be subordinate to the Deed of Trust and the lien thereof, to establish certain rights of non-disturbance for the benefit of Tenant under the Lease, and further to define the terms, covenants and conditions precedent for such rights.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the parties hereto mutually agree as follows:

20. Subordination. The Lease, as the same may hereafter be modified, amended or extended, and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Deed of Trust, including without limitation, all renewals, increases, modifications, consolidations, extensions and amendments thereof with the same force and effect as if the Deed of Trust and the other Loan Documents had been executed, delivered and (in the case of the Deed of Trust) recorded prior to the execution and delivery of the Lease.

21. Non-Disturbance. In the event of foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration of the term of the Lease, including any extensions and renewals of such term now provided thereunder, and so long as Tenant is not in default under any of the terms, covenants and conditions of the Lease beyond any applicable notice and cure periods, Administrative Agent Lender agrees on behalf of itself, the Lenders, their respective successors and assigns, including any purchaser at such foreclosure (each being referred to herein as an “Acquiring Party”), that Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not

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result in the termination of the Lease or disturb the Tenant’s possession, quiet enjoyment or use of the Demised Premises, and the sale of the Property in any such action or proceeding and the exercise by Administrative Agent of any of its other rights under the Deed of Trust shall be made subject to all rights of Tenant under the Lease (subject to the terms of this Agreement); provided, further, however, that Administrative Agent and Tenant agree that the following provisions of the Lease (if any) shall not be binding on Administrative Agent, any Lender or Acquiring Party: any option to purchase or any right of first refusal to purchase with respect to the Property, and any provision regarding the use of insurance proceeds or condemnation proceeds with respect to the Property which is inconsistent with the terms of the Deed of Trust.

22. Attornment. In the event of foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, Tenant shall, at the election of the Acquiring Party, either: (i) attorn to and recognize the Acquiring Party as the new landlord under the Lease, which Lease shall thereupon become a direct lease between Tenant and the Acquiring Party for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Lease (subject to the terms of this Agreement); or (ii) if the Lease is terminated as a result of rejection in a bankruptcy or similar proceeding, then upon receiving the written request of the Acquiring Party, Tenant shall enter into a new lease of the Demised Premises with the Acquiring Party (a “New Lease”), which New Lease shall be upon substantially the same terms, covenants and conditions as are set forth in the Lease (subject to the terms of this Agreement) for the remainder of the term of the Lease (including all extension periods which have been or are hereafter exercised). In either such event described in the preceding clauses (i) or (ii) of this Section 3, Tenant hereby agrees to pay and perform all of the obligations of Tenant pursuant to the Lease (or the New Lease, as applicable) for the benefit of the Acquiring Party. For all purposes of this Agreement, the word “Lease” shall be deemed to mean the Lease or any such New Lease, as applicable.

23. Limitation of Liability. Notwithstanding anything to the contrary contained herein or in the Lease, in the event of foreclosure of the Deed of Trust or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the term of the Lease, including any extensions and renewals of such term now provided thereunder, the liability of Administrative Agent and Lenders, their respective successors and assigns, or Acquiring Party, as the case may be, shall be limited to its interest in the Property; provided, however, that Administrative Agent, Lenders or Acquiring Party, as the case may be, or their respective successors and assigns, shall in no event and to no extent:

(a) be liable to Tenant for any past act, omission or default on the part of any prior landlord (including Landlord) and Tenant shall have no right to assert the same or any damages arising therefrom as an offset, defense or deficiency against Administrative Agent, any Lender, Acquiring Party or the successors or assigns of either of them; provided, however that the foregoing shall not limit or waive Acquiring Party’s obligation to cure any non-monetary defaults under the Lease that are of an on-going nature and of which Administrative Agent has received written notice and an opportunity to cure prior to the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure (which notice has described the alleged default in reasonable detail) ;

(b) be liable for or subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord) (other than offsets or defenses under the Lease arising in connection with non-monetary defaults under the Lease that are of an on-going nature and of which Administrative Agent has received written notice and an opportunity to cure prior to the foreclosure of the Deed of Trust or conveyance in lieu of foreclosure (which notice has described the alleged default in reasonable detail));

(c) be liable for any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date thereof or any deposit, rental security or any other sums deposited with any prior landlord (including Landlord), except to the extent such monies are actually received by Administrative Agent, any Lender or Acquiring Party, as applicable;

(d) be bound by any amendment, modification or termination of the Lease (unless such amendment, modification or termination is due solely to Tenant’s timely and proper exercise of an express right under the terms of the Lease) or by any waiver or forbearance on the part of any prior landlord (including Landlord), in either case to the extent the same is made or given without the prior written consent of Administrative Agent;

(e) be bound by any warranty, representation or indemnity of any nature whatsoever made by any prior landlord (including Landlord) under the Lease including any warranties, representations or indemnities regarding any work required to be performed under the Lease, use, compliance with zoning, hazardous wastes or environmental laws, habitability, fitness for purpose, title or possession; or

(f) be liable to Tenant for construction or restoration, or delays in construction or restoration, of the Building or the Demised Premises, or for the obligations of any prior landlord (including Landlord) to reimburse Tenant for or indemnify Tenant against any costs, expenses or damages arising from such construction or any delay in Tenant’s occupancy of the Demised Premises; or

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24. Rent. Tenant hereby agrees to and with Administrative Agent that, upon receipt from Administrative Agent of a notice of any default by Landlord under the Deed of Trust, Tenant will pay to Administrative Agent directly all rents, additional rents and other sums then or thereafter due under the Lease. In the event of the foregoing, Landlord hereby authorizes Tenant to pay to Administrative Agent directly all rents, additional rents and other sums then or thereafter due under the Lease. In addition, Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, causes of actions, demands, liabilities and losses of any kind or nature, including but not limited, to attorney’s fees and expenses, sustained by Tenant as a result of any and all claims by third parties claiming through Landlord all or any portion of the rent, additional rents, and other sums due under the Lease which are paid by Tenant directly to Lender in accordance with the terms and conditions hereof.

25. No Amendment. Landlord and Tenant each agree not to amend, modify or terminate the Lease in any manner without the prior written consent of Administrative Agent.

26. Further Documents. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of any party hereto. Tenant agrees, however, to execute and deliver to Administrative Agent or Acquiring Party, as the case may be, or such other person to whom Tenant herein agrees to attorn such other instruments as such party shall reasonably request in order to effectuate said provisions.

27. Notice and Cure. Tenant agrees that if there occurs a default by Landlord under the Lease:

(a) A copy of each notice given to Landlord pursuant to the Lease shall also be given simultaneously to Administrative Agent, and no such notice shall be effective for any purpose under the Lease unless so given to Administrative Agent; and

(b) If Landlord shall fail to cure any default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Administrative Agent. Administrative Agent shall have the right (but not the obligation) to remedy any Landlord default under the Lease, or to cause any default of Landlord under the Lease to be remedied and shall be allowed such additional time as may be reasonably necessary to cure such default or institute and complete foreclosure proceedings (or otherwise acquire title to the Building), and so long as Administrative Agent shall be proceeding diligently to cure the defaults that are reasonably susceptible of cure or proceeding diligently to foreclosure the Deed of Trust, no such default shall operate or permit Tenant to terminate the Lease. Neither Administrative Agent nor any Acquiring Party shall have any obligation to cure any default under the Lease that is personal to Landlord and not susceptible to cure by Administrative Agent or Acquiring Party and, so long as such default does not materially interfere with Tenant’s use and enjoyment of the Demised Premises, Tenant shall not terminate the Lease as a result of the occurrence or continuance of any such default.

28. Notices. All notices, demands, approvals and requests given or required to be given hereunder shall be in writing and shall be deemed to have been properly given upon receipt when personally served or sent by overnight delivery service or upon the third (3rd) business day after mailing if sent by U. S. registered or certified mail, postage prepaid, addressed as follows:

Administrative Agent:

JPMorgan Chase Bank, N.A.
2029 Century Park East, 38th Floor
Los Angeles, California 90067
Attn.: Commercial Real Estate Administration

Landlord:

Attention:

Tenant:

Attention:

or to such other address in the United States as such party may from time to time designate by written notice to the other parties.

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29. Binding Effect. The terms, covenants and conditions hereof shall be binding upon and inure to the benefit of Administrative Agent, Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

30. No Oral Modifications. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by all the parties hereto or their respective successors in interest.

31. Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the laws of the State where the Property is located.

32. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

33. Inapplicable Provisions. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be deemed deleted from this Agreement, and the other provisions of this Agreement shall remain in full force and effect.

34. Authority. Each of the undersigned parties further represents and warrants to the other parties hereto that the person executing this Agreement on behalf of each such party hereto has been duly authorized to so execute this Agreement and to cause this Agreement to be binding upon such party and its successors and assigns.

35. Tenant’s Personal Property. It is expressly agreed to between Administrative Agent, Landlord and Tenant that in no event shall the Deed of Trust cover or encumber (and shall not be construed as subjecting in any manner to the lien thereof) any of Tenant’s moveable trade fixtures, business equipment, furniture, signs or other personal property at any time placed in, on or about the Property.

36. Subsequent Transfer. If any Acquiring Party, by succeeding to the interest of Landlord under the Lease, should become obligated to perform the covenants of Landlord thereunder, then, upon any transfer of Landlord’s interest by such Acquiring Party, all obligations shall terminate as to such Acquiring Party.

37. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

IN THE EVENT ANY LEGAL PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA (THE “COURT”) BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY CONTROVERSY, DISPUTE OR CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (EACH, A “CLAIM”) AND THE WAIVER SET FORTH IN THE PRECEDING PARAGRAPH IS NOT ENFORCEABLE IN SUCH ACTION OR PROCEEDING, THE PARTIES HERETO AGREE AS FOLLOWS:

A. ANY CLAIM WILL BE DETERMINED BY A GENERAL REFERENCE PROCEEDING IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1. THE PARTIES INTEND THIS GENERAL REFERENCE AGREEMENT TO BE SPECIFICALLY ENFORCEABLE IN ACCORDANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638. VENUE FOR THE REFERENCE PROCEEDING WILL BE IN THE STATE OR FEDERAL COURT IN THE COUNTY OR DISTRICT WHERE VENUE IS OTHERWISE APPROPRIATE UNDER APPLICABLE LAW.

B. UPON THE WRITTEN REQUEST OF ANY PARTY, THE PARTIES SHALL SELECT A SINGLE REFEREE, WHO SHALL BE A RETIRED JUDGE OR JUSTICE. IF THE PARTIES DO NOT AGREE UPON A REFEREE WITHIN TEN (10) DAYS OF SUCH WRITTEN REQUEST, THEN, ANY PARTY MAY REQUEST THE COURT TO APPOINT A REFEREE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 640(B).

C. ALL PROCEEDINGS AND HEARINGS CONDUCTED BEFORE THE REFEREE, EXCEPT FOR TRIAL, SHALL BE CONDUCTED WITHOUT A COURT REPORTER, EXCEPT WHEN ANY PARTY SO REQUESTS, A COURT REPORTER WILL BE USED AND THE REFEREE WILL BE PROVIDED A COURTESY COPY OF THE TRANSCRIPT. THE PARTY MAKING SUCH REQUEST SHALL HAVE THE OBLIGATION TO ARRANGE FOR AND PAY COSTS OF THE COURT REPORTER, PROVIDED THAT SUCH COSTS, ALONG WITH THE REFEREE’S FEES, SHALL ULTIMATELY BE BORNE BY THE PARTY WHO DOES NOT PREVAIL, AS DETERMINED BY THE REFEREE.

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D. THE REFEREE MAY REQUIRE ONE OR MORE PREHEARING CONFERENCES. THE PARTIES HERETO SHALL BE ENTITLED TO DISCOVERY, AND THE REFEREE SHALL OVERSEE DISCOVERY IN ACCORDANCE WITH THE RULES OF DISCOVERY, AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE IN PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA. THE REFEREE SHALL APPLY THE RULES OF EVIDENCE APPLICABLE TO PROCEEDINGS AT LAW IN THE STATE OF CALIFORNIA AND SHALL DETERMINE ALL ISSUES IN ACCORDANCE WITH APPLICABLE STATE AND FEDERAL LAW. THE REFEREE SHALL BE EMPOWERED TO ENTER EQUITABLE AS WELL AS LEGAL RELIEF AND RULE ON ANY MOTION WHICH WOULD BE AUTHORIZED IN A TRIAL, INCLUDING, WITHOUT LIMITATION, MOTIONS FOR DEFAULT JUDGMENT OR SUMMARY JUDGMENT. THE REFEREE SHALL REPORT HIS DECISION, WHICH REPORT SHALL ALSO INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

E. THE PARTIES RECOGNIZE AND AGREE THAT ALL CLAIMS RESOLVED IN A GENERAL REFERENCE PROCEEDING PURSUANT HERETO WILL BE DECIDED BY A REFEREE AND NOT BY A JURY.

38. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

TENANT:

, a

By:	, a
limited liability company, its Manager

By:
Name:
Title:

LANDLORD:

, a

By:	, a
limited liability company, its Manager

By:
Name:
Title:

S-1

ACKNOWLEDGMENT

State of California

County of

On                                   before me,                                                                  , Notary Public,

                                                                  (here insert name of the officer)

personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                           (Seal)

S-1

ACKNOWLEDGMENT

State of California

County of

On                                   before me,                                                                  , Notary Public,                                                                  (here insert name of the officer)

personally appeared                      who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                           (Seal)

ACKNOWLEDGMENT

State of California

County of

On                                   before me,                                                                  , Notary Public,

                                                                  (here insert name of the officer)

personally appeared                          who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature                                                           (Seal)

EXHIBIT A

LEGAL DESCRIPTION

FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT

ESCROW INSTRUCTIONS

THIS FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Fourth Amendment”) is made and entered into as of June 13, 2014, by and between Westcore Cabot, L.P., a Delaware limited partnership, Westcore Distribution, LLC, a Delaware limited liability company, Westcore Distribution II, LLC, a Delaware limited liability company, Westcore Hunter, LLC, a Delaware limited liability company, Westcore Salt Lake Avenue, LLC, a Delaware limited liability company, Westcore Valley, LLC, a Delaware limited liability company, and Westcore Alton, LLC, a Delaware limited liability company (each, individually, a “Seller”, and collectively, “Sellers”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (“Buyer”).

RECITALS:

A. Sellers and Buyer are parties to that certain agreement captioned “AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 19, 2014 (the “Original Agreement”), as amended by (i) that certain amendment captioned “FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 27, 2014 (the “First Amendment”), (ii) that certain amendment captioned “SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 30, 2014 (“Second Amendment”), and (iii) that certain amendment captioned “THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of June 4, 2014 (the Original Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, is hereinafter referred to as the “Existing Agreement”). The Existing Agreement, as reinstated, modified, amended, supplemented, ratified, reaffirmed and confirmed by this Fourth Amendment, is hereinafter referred to as the “Purchase Agreement”. Any reference in the Existing Agreement to the term “Agreement” shall mean the Existing Agreement as amended by this Fourth Amendment. All initially-capitalized terms not otherwise defined in this Fourth Amendment shall have the meanings set forth in the Existing Agreement unless the context clearly indicates otherwise.

B. Buyer and Sellers desire to amend certain provisions of the Existing Agreement as provided in this Fourth Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:

1. Incorporation of Recitals. The parties hereby incorporate into the terms of this Fourth Amendment each and every one of the Recitals contained in Paragraphs A and B above, as though fully set forth herein.

2. Purchase Price; Allocated Purchase Price. Notwithstanding anything to the contrary in the Existing Agreement, the term “Purchase Price” shall mean $88,511,047.00. The Allocable Purchase Price for each Constituent Property as set forth on Schedule 1 to the Existing Agreement is hereby deleted in its entirety and replaced with Allocable Purchase Price for such Constituent Property as set forth on Schedule 1 attached hereto.

3. Extension of Due Diligence Period. The expiration of the Due Diligence Period set forth in the Summary of Basic Purchase and Sale Terms is hereby extended from 3:00 p.m. Pacific time on June 13, 2014 to 3:00 p.m. Pacific time on June 24, 2014.

4. Extension of Closing Date. The Closing Date set forth in the Summary of Basic Purchase and Sale Terms is hereby extended from June 19, 2014 to on or before June 30, 2014, with the understanding that Sellers and Buyer shall endeavor in good faith to close on June 27, 2014.

5. Sellers’ Representations and Warranties. Section 7.13 of the Existing Agreement is hereby added as follows:

“7.13 Distribution Property. Westcore Distribution has no actual knowledge of a price adjustment under that certain Fixed Price Remediation Agreement, dated as of August, 2004 (the “Original GFPR”), between Sunflower Properties, Inc., a Delaware corporation (“Sunflower”), on the one hand, and Gannett Fleming Project Development Corporation, a Delaware corporation (“Gannett”), and TerraSure Development LLC, a Pennsylvania limited liability company (“TerraSure”), on the other hand, as amended by that certain Amendment to Fixed Price Remediation Agreement, dated as of December 9, 2004 (the “GFPR Amendment”), between Sunflower, on the one hand, and Gannett and TerraSure, on the other hand, and as assigned by Sunflower to Westcore Distribution pursuant to that certain Assignment and Assumption of the Fixed Price Remediation Agreement, dated as of January 26, 2005 (the Original GFPR, as amended, modified and supplemented by the GFPR Amendment, collectively, the “GFPR”). To Westcore Distribution’s knowledge, there are no current disputes asserted or alleged under the GFPR. To Westcore Distribution’s knowledge, except as set forth on Exhibit B, there have been no draw requests made with respect to the “Escrow Agreement” (as defined in Section 6(b) below), nor are any such requests pending and undisbursed. Westcore Distribution has not made any claims (nor does it have actual knowledge of any claims made by others) under the environmental insurance policy that currently is in effect for the Distribution Property, and which Westcore Distribution is to assign to Buyer at Closing pursuant to Section 3.3.4 of the Existing Agreement.”

6. Deposit of Additional Documents by Westcore Distribution. Notwithstanding anything to the contrary set forth in the Existing Agreement, not later than one (1) business day prior to the Closing Date, Westcore Distribution shall deposit the following items into Escrow, each of which shall be duly executed by Westcore Distribution where appropriate:

(a) Two (2) counterparts of an assignment and assumption of the GFPR, duly executed by Westcore Distribution in the form attached hereto as Exhibit “A” and incorporated herein by reference (the “GFPR Assignment”). The issuance of written consent to the GFPR Assignment to Buyer by Gannett is hereby added to Section 3.3 of the Existing Agreement as a condition to Buyer’s obligation to consummate the transactions contemplated by the Existing Agreement; and

(b) Two (2) counterparts of an assignment and assumption of that certain Escrow Agreement, dated as of October 25, 2004 (as amended, the “Escrow Agreement”), duly executed by Westcore Distribution in the form attached hereto as Exhibit “B” and incorporated herein by reference (the “Escrow Agreement Assignment”). The issuance of written consent to the Escrow Agreement Assignment to Buyer by Escrow Holder (as defined in Exhbit “B”) is hereby added to Section 3.3 of the Original Agreement as a condition to Buyer’s obligation to consummate the transactions contemplated by the Existing Agreement.

7. Deposit of PLL Policy by Westcore Distribution. Notwithstanding anything to the contrary set forth in the Existing Agreement, not later than one (1) business day prior to the Closing Date, Westcore Distribution shall deposit with Escrow Holder evidence that the obligation to assign the PLL policy required under Section 3.3.4 of the Existing Agreement, as modified by this Fourth Amendment, has been satisfied.

8. Deposit of Additional Documents by Buyer. Notwithstanding anything to the contrary set forth in the Existing Agreement, not later than one (1) business day prior to the Closing Date, Buyer shall deposit the following items into Escrow, each of which shall be duly executed by Buyer where appropriate:

(a) Two (2) counterparts of the GFPR Assignment; and

(b) Two (2) counterparts of the Escrow Agreement Assignment.

9. Miscellaneous.

(a) Effect of Amendment. Except to the extent the Existing Agreement is modified by this Fourth Amendment, the remaining terms and conditions of the Existing Agreement shall remain unmodified and in full force and effect. In the event of conflict, between the terms and conditions of the Existing Agreement and the terms and conditions of this Fourth Amendment, the terms and conditions of this Fourth Amendment shall prevail and control.

(b) Entire Agreement. The Existing Agreement, together with this Fourth Amendment, embodies the entire understanding between Sellers and Buyer with respect to its subject matter and supersedes any prior agreements, negotiations and communications, oral or written. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Fourth Amendment and the Purchase Agreement can be changed only by an instrument in writing signed by Sellers and Buyer.

(c) Authority. Each party represents to the other party or parties that the individual executing this Fourth Amendment on behalf of such party has the capacity and authority to execute and deliver this Fourth Amendment on behalf of such party, and that this Fourth Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.

(d) Reaffirmation and Ratification. The parties hereto hereby reaffirm and ratify, as of the date hereof, all of the terms and provisions of the Existing Agreement.

(e) Governing Law. This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of California.

(f) Counterparts. This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Fourth Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

(g) Successors and Assigns. This Fourth Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Fourth Amendment.

[Signatures commence on next page.]

IN WITNESS WHEREOF, Sellers and Buyer have executed this Fourth Amendment as of the day and year first above written.

“SELLERS”:

WESTCORE CABOT, L.P.,
a Delaware limited partnership

By:	Cabot Acquisition, GP, LLC
a Delaware limited liability company
its General Partner

	By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION II, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE HUNTER, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE SALT LAKE AVENUE, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE VALLEY, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE ALTON, LLC
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company
its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

BUYER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

	By:	Rexford Industrial Realty, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Adeel Khan
		Name:	Adeel Khan
		Title:	CFO

SCHEDULE 1

Allocable Purchase Price

ALLOCATION OF PURCHASE PRICE

Property	Allocated Purchase Price
Westcore Cabot- 9340 Cabot	$10,975,000
Westcore Cabot- 9404 Cabot	$6,400,000
Westcore Cabot- 9455 Cabot	$12,100,000
Westcore Distribution (9755)	$5,425,000
Westcore Distribution II (9855)	$8,525,000
Westcore Hunter	$11,329,000
Westcore Salt Lake	$10,850,000
Westcore Valley	$9,631,000
Westcore Alton	$13,276,047
TOTAL:	$88,511,047

EXHIBIT “A”

Form of GFPR Closing Assignment

Assignment and Assumption of the Fixed Price Remediation Agreement

THIS ASSIGNMENT AND ASSUMPTION OF FIXED PRICE REMEDIATION AGREEMENT (this “Assignment”) is made by and between Westcore Distribution, LLC, a Delaware limited liability company (“Assignor”), and [            , a             ] (“Assignee”).

RECITALS

1. Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee that certain tract of land (the “Land”) more specifically described in Exhibit “A” attached hereto and made a part hereof for all purposes.

2. Sunflower Properties, Inc., a Delaware corporation (“Sunflower”), TerraSure Development LLC, a Pennsylvania limited liability company (“TerraSure”), and Gannett Fleming Project Development Corporation, a Delaware corporation (“Gannett”) (Terrasure and Gannett are collectively referred to herein as “GF”), entered into that certain Fixed Price Remediation Agreement, dated as of September 17, 2004 (the “Fixed Price Remediation Agreement”), for the assessment and remediation of “Environmental Conditions” (as defined in the Fixed Price Remediation Agreement) on the Land, as amended by that certain Amendment to Fixed Price Remediation Agreement, dated as of December 9, 2004 (the “Amendment to FPRA”), to reflect the increased cost of the “PLL Policy” (as defined in the Remediation Agreement), and as assigned by Sunflower to Assignor pursuant to that certain Assignment and Assumption of the Fixed Price Remediation Agreement, dated as of January 26, 2005 (the Fixed Price Remediation Agreement and the Amendment to FPRA are collectively referred to herein as the “FPRA”).

3. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to assume, all of Assignor’s rights and obligations under the FPRA, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby ASSIGN, TRANSFER and CONVEY unto Assignee all of Assignor’s rights and obligations under the FPRA.

By execution of this Assignment, Assignee assumes and agrees to perform all of Assignor’s obligations, financial or otherwise, under the FPRA as such obligations shall arise or accrue from and after the date of this Assignment. Assignee hereby agrees that (i) all rights of GF under the FPRA shall remain intact and shall not be affected by this Assignment, (ii) Assignee’s further rights under the FPRA will under no circumstances be greater than Assignor’s rights as contemplated under the FPRA, and (iii) Assignee will assume all financing obligations of Assignor to GF.

ASSIGNEE ACKNOWLEDGES THAT IT HAS REVIEWED THE FPRA AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

Assignor represents and warrants to Assignee that Assignor has not previously assigned the FPRA.

This Assignment is being executed by TerraSure and Gannett for the sole purpose of acknowledging their consent to this Assignment.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

This Assignment shall be construed under and enforced in accordance with the laws of the State of California. Venue for any dispute hereunder shall be in the State courts located in the County of San Diego.

If any action or proceeding is commenced by either party to enforce their rights under this Assignment, the prevailing party in such action or proceeding, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

This Assignment shall inure to the benefit of and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED to be effective as of the              day of June, 2014.

ASSIGNOR:

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company,
its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company,
its Sole Member

By:
Name:
		Title:	Authorized Officer

ASSIGNEE:

[ , a ]

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED TO BY:

TERRASURE DEVELOPMENT LLC, a Pennsylvania limited liability company

By:
Name:
Title:

GANNETT FLEMING PROJECT DEVELOPMENT CORPORATION,

a Delaware corporation

By:
Name:
Title:

Exhibit A

Legal Description of Property

THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA. DESCRIBED AS FOLLOWS:

LOT 4 OF G-W INDUSTRIAL PARK ANNEX, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 7813, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 17, 1973.

APN: 343-100-26

EXHIBIT “B”

Form of Escrow Agreement Closing Assignment

Assignment and Assumption of the Remediation Escrow Agreement

THIS ASSIGNMENT AND ASSUMPTION OF REMEDIATION ESCROW AGREEMENT (this “Assignment”) is made by and between Westcore Distribution, LLC, a Delaware limited liability company (“Assignor”), and [            , a             ] (“Assignee”).

RECITALS

1. Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee that certain tract of land more specifically described in Exhibit “A” attached hereto and made a part hereof for all purposes.

2. Sunflower Properties, Inc., a Delaware corporation (“Sunflower”), Chicago Title Insurance Company (the “Escrow Holder”), TerraSure Development LLC, a Pennsylvania limited liability company (“TerraSure”), and Gannett Fleming Project Development Corporation, a Delaware corporation (“Gannett”) (Terrasure and Gannett are collectively referred to herein as “GF”), entered into that certain Escrow Agreement, dated as of October 25, 2004 (the “Escrow Agreement”), as amended by that certain Amendment to Escrow Agreement, dated as of December 9, 2004 (the “Amendment to Escrow Agreement”) (the Escrow Agreement and Amendment to Escrow Agreement are collectively referred to herein as the “Remediation Escrow Agreement”), pursuant to which Escrow Holder opened Escrow No. 43723197-U46 (the “Escrow”). The Remediation Escrow Agreement was assigned by Sunflower to Assignor pursuant to that certain Assignment and Assumption of the Remediation Escrow Agreement, dated as of January 26, 2005. A current copy of the Escrow ledger is attached hereto as Exhibit “B”.

3. Assignor desires to assign, transfer and convey to Assignee, and Assignee desires to assume, all of Assignor’s rights and obligations under the Remediation Escrow Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Assignor in hand paid by Assignee, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby ASSIGN, TRANSFER and CONVEY unto Assignee all of Assignor’s rights and obligations under the Remediation Escrow Agreement.

By execution of this Assignment, Assignee assumes and agrees to perform all of Assignor’s obligations, financial or otherwise, under the Remediation Escrow Agreement as such obligations shall arise or accrue from and after the date of this Assignment. Assignee hereby agrees that (i) all rights of GF under the Remediation Escrow Agreement shall remain intact and shall not be affected by this Assignment, (ii) Assignee’s rights under the Remediation Escrow Agreement will under no circumstances be greater than Assignor’s rights as contemplated under the Remediation Escrow Agreement, and (iii) Assignee will assume all financial obligations of Assignor to GF.

ASSIGNEE ACKNOWLEDGES THAT IT HAS REVIEWED THE REMEDIATION ESCROW AGREEMENT AND THAT THIS ASSIGNMENT IS MADE BY ASSIGNOR AND ACCEPTED BY ASSIGNEE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AND WITHOUT RECOURSE AGAINST ASSIGNOR, EXCEPT AS EXPRESSLY SET FORTH HEREIN.

Assignor represents and warrants to Assignee that Assignor has not previously assigned the Remediation Escrow Agreement.

This Assignment is being executed by TerraSure, Gannett and Escrow Holder for the sole purpose of acknowledging their consent to this Assignment.

This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed agreement even though all signatures do not appear on the same document.

This Assignment shall be construed under and enforced in accordance with the laws of the State of California. Venue for any dispute hereunder shall be in the State courts located in the County of San Diego.

If any action or proceeding is commenced by either party to enforce their rights under this Assignment, the prevailing party in such action or proceeding, shall be entitled to recover all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, in addition to any other relief awarded by the court.

This Assignment shall inure to the benefit of and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED to be effective as of the             day of June, 2014.

ASSIGNOR:

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company, its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company, its Sole Member

By:
Name:
		Title:	Authorized Officer

ASSIGNEE:

[ , a ]

By:
Name:
Title:

ACKNOWLEDGED AND CONSENTED TO BY:

TERRASURE DEVELOPMENT LLC,

a Pennsylvania limited liability company

By:
Name:
Title:

GANNETT FLEMING PROJECT DEVELOPMENT CORPORATION,

a Delaware corporation

By:
Name:
Title:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Exhibit A

Legal Description of Property

THAT CERTAIN REAL PROPERTY LOCATED IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA. DESCRIBED AS FOLLOWS:

LOT 4 OF G-W INDUSTRIAL PARK ANNEX, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 7813, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, DECEMBER 17, 1973.

APN: 343-100-26

Exhibit B

Escrow Ledger

FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW

INSTRUCTIONS

THIS FIFTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Fifth Amendment”) is made and entered into as of June 24, 2014, by and between Westcore Cabot, L.P., a Delaware limited partnership, Westcore Distribution, LLC, a Delaware limited liability company, Westcore Distribution II, LLC, a Delaware limited liability company, Westcore Hunter, LLC, a Delaware limited liability company, Westcore Salt Lake Avenue, LLC, a Delaware limited liability company, Westcore Valley, LLC, a Delaware limited liability company, and Westcore Alton, LLC, a Delaware limited liability company (each, individually, a “Seller”, and collectively, “Sellers”), and Rexford Industrial Realty, L.P., a Maryland limited partnership (“Buyer”).

RECITALS:

A. Sellers and Buyer are parties to that certain agreement captioned “AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 19, 2014 (the “Original Agreement”), as amended by (i) that certain amendment captioned “FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 27, 2014 (the “First Amendment”), (ii) that certain amendment captioned “SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of May 30, 2014 (“Second Amendment”), (iii) that certain amendment captioned “THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of June 4, 2014 (the “Third Amendment”), and (iv) that certain amendment captioned “FOURTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS”, dated as of June 13, 2014 (the “Fourth Amendment”) (the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, is hereinafter referred to as the “Existing Agreement”). The Existing Agreement, as reinstated, modified, amended, supplemented, ratified, reaffirmed and confirmed by this Fifth Amendment, is hereinafter referred to as the “Purchase Agreement”. Any reference in the Existing Agreement to the term “Agreement” shall mean the Existing Agreement as amended by this Fifth Amendment. All initially-capitalized terms not otherwise defined in this Fifth Amendment shall have the meanings set forth in the Existing Agreement unless the context clearly indicates otherwise.

B. Buyer and Sellers desire to amend certain provisions of the Existing Agreement as provided in this Fifth Amendment.

AGREEMENTS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:

1. Incorporation of Recitals. The parties hereby incorporate into the terms of this Fifth Amendment each and every one of the Recitals contained in Paragraphs A and B above, as though fully set forth herein.

2. Buyer’s Satisfaction. Notwithstanding anything to the contrary, this Fifth Amendment shall constitute Buyer’s (a) approval of the matters set forth in Sections 3.3.1, 3.3.2 and 3.3.3 of the Purchase Agreement, and (b) election to proceed with the purchase of the Properties, with the understanding that Buyer failed to deliver a Termination Notice pursuant to Section 3.6 of the Purchase Agreement and in no event shall Buyer have any continuing right to deliver a Termination Notice pursuant to Section 3.6 of the Purchase Agreement.

3. Sleep Train Holdback. At Closing, the sum of [Forty Thousand Five Hundred and No/100 Dollars ($40,500.00)] (the “Holdback Amount”) shall be held back from the Purchase Price with Escrow Holder in respect to the “Improvement Allowance” described in that certain “Multi-Tenant Industrial/Commercial Lease (Net)”, dated as of November 7, 2006, by and between Westcore Cabot and ST San Diego, LLC, a California limited liability company (“Sleep Train”), as amended by that certain “First Amendment to Multi-Tenant Industrial/Commercial Lease (Net)”, dated as of June 3, 2013 (the “First Amendment to Sleep Train Lease”), by and between Westcore Cabot and Sleep Train. If, on or before December 31, 2014, Buyer shall reasonably and in good faith determine that Sleep Train has satisfied the conditions for release and requested payment of any portion the Improvement Allowance pursuant to and in accordance with the provisions of Section 7 of the First Amendment to Sleep Train Lease, such requested amount shall be released from the Holdback Amount to Buyer. In such instance, Buyer shall indemnify, defend and hold harmless each of the Seller Release Parties from any claims by Sleep Train pertaining to Buyer’s failure to deliver to Sleep Train any portion of the Holdback Amount actually released to Buyer. The balance, if any, remaining of the Holdback Amount held by Escrow Holder after December 31, 2014 shall promptly be released to Sellers. The Holdback Amount shall be more particularly governed by that certain Post-Closing Escrow Agreement in the form attached hereto as Exhibit “A”.

4. Cabot Property; ADA Lawsuit. Westcore Cabot shall protect, indemnify and defend and hold Buyer harmless from and against, any costs with respect to the action entitled Chris Langer v. Westcore Cabot, L.P., et al., Case No. 14Ccv1079 JM (JLB), brought in the United States District Court for the Southern District of California (“Cabot ADA Lawsuit”); provided that the foregoing (x) shall not be subject to the minimum amounts described in clause (a) of Section 14.2.3 of the Purchase Agreement, (y) shall be subject to the limitations set forth in clause (c) of Section 14.2.3 of the Purchase Agreement, and (z) shall terminate upon the earlier of (i) the expiration of the Survival Period set forth in Section 12 of the Purchase Agreement, and (ii) the settlement and release of all claims (including a waiver of California Civil Code Section 1542) under the Cabot ADA Lawsuit. Notwithstanding anything to the contrary, Westcore Cabot shall have the right to administer and settle the Cabot ADA Lawsuit on terms and conditions in its sole and absolute discretion so long as such settlement results in a dismissal with prejudice of all claims under the Cabot ADA Lawsuit.

5. Miscellaneous.

(a) Effect of Amendment. Except to the extent the Existing Agreement is modified by this Fifth Amendment, the remaining terms and conditions of the Existing Agreement shall remain unmodified and in full force and effect. In the event of conflict, between the terms and conditions of the Existing Agreement and the terms and conditions of this Fifth Amendment, the terms and conditions of this Fifth Amendment shall prevail and control.

(b) Entire Agreement. The Existing Agreement, together with this Fifth Amendment, embodies the entire understanding between Sellers and Buyer with respect to its subject matter and supersedes any prior agreements, negotiations and communications, oral or written. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Fifth Amendment and the Purchase Agreement can be changed only by an instrument in writing signed by Sellers and Buyer.

(c) Authority. Each party represents to the other party or parties that the individual executing this Fifth Amendment on behalf of such party has the capacity and authority to execute and deliver this Fifth Amendment on behalf of such party, and that this Fifth Amendment, once executed and delivered, is the legal, valid and binding obligation of such party.

(d) Reaffirmation and Ratification. The parties hereto hereby reaffirm and ratify, as of the date hereof, all of the terms and provisions of the Existing Agreement.

(e) Governing Law. This Fifth Amendment shall be governed by and construed in accordance with the laws of the State of California.

(f) Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of an executed counterpart of this Fifth Amendment by facsimile or as a PDF or similar attachment to an e-mail shall constitute effective delivery of such counterpart for all purposes with the same force and effect as the delivery of an original, executed counterpart.

(g) Successors and Assigns. This Fifth Amendment is binding upon and shall inure to the benefit of the successors and assigns of the parties to this Fifth Amendment.

[Signatures commence on next page.]

IN WITNESS WHEREOF, Sellers and Buyer have executed this Fifth Amendment as of the day and year first above written.

“SELLERS”:

WESTCORE CABOT, L.P.,
a Delaware limited partnership

By:	Cabot Acquisition, GP, LLC
a Delaware limited liability company its General Partner

	By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE DISTRIBUTION II, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE HUNTER, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE SALT LAKE AVENUE, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE VALLEY, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer

WESTCORE ALTON, LLC
a Delaware limited liability company

By:	Westcore Investments I, LLC
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC
a Delaware limited liability company its Sole Member

		By:	/s/ Donald Ankeny
		Name:	Donald Ankeny
		Title:	Authorized Officer
BUYER:

REXFORD INDUSTRIAL REALTY, L.P., a Maryland limited partnership

	By:	Rexford Industrial Realty, Inc.,
a Maryland corporation, its General Partner

	By:	/s/ Howard Schwimmer
	Name:	Howard Schwimmer
	Title:	Co-CEO

EXHIBIT “A”

Form of Post-Closing Holdback Agreement

POST-CLOSING ESCROW AGREEMENT

June     , 2014

Chicago Title Insurance Company

701 B Street, Suite 760

San Diego, California 92101

Attention:	Renee Marshall
Re:	Escrow No. 43723197-U46

Ladies and Gentlemen:

Please refer to that certain agreement, captioned “AGREEMENT OF PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS”, dated as of May 19, 2014 (as amended, the “Purchase Agreement”), between WESTCORE CABOT, L.P., a Delaware limited partnership, and WESTCORE DISTRIBUTION, LLC, WESTCORE DISTRIBUTION II, LLC, WESTCORE HUNTER, LLC, WESTCORE SALT LAKE AVENUE, LLC, WESTCORE VALLEY, LLC, WESTCORE ALTON, LLC, each a Delaware limited liability company (individually a “Seller”, and collectively the “Sellers”), and REXFORD INDUSTRIAL, L.P., a Maryland limited partnership (“Contract Buyer”), as assigned by Contract Buyer to (a) REXFORD – Industrial SDLAOC, LLC, a Delaware limited liability company (“SDLAOC Buyer”), and (b) REXFORD Industrial – Alton, LLC, a Delaware limited liability company (“Alton Buyer”, and together with SDLAOC Buyer, the “Buyers”, and each individually, a “Buyer”) (Sellers, on the one hand, and Buyers, on the other hand, are collectively referred to as the “Parties”). Except as otherwise expressly indicated, each capitalized term used herein shall have the meaning set forth in the Purchase Agreement.

This agreement (this “Agreement”) will constitute your instructions with respect to the escrow (the “Post-Closing Escrow”) of the funds in the sum of Forty Thousand Five Hundred and No/100 Dollars ($40,500.00) (the “Holdback Amount”) that shall be retained by you, pursuant to the Purchase Agreement, from Sellers’ funds received from Buyer at Closing.

I. POST-CLOSING ESCROW

1.1 Background. By way of background, the Purchase Agreement requires that the Post-Closing Escrow be established by Buyer and Seller with an amount of Sellers’ funds received from Buyer at Closing equal to the Holdback Amount.

1.2 Delivery of Funds to be Escrowed. You are hereby instructed to deposit funds in an amount equal to the Holdback Amount received from Buyer at Closing into a separate account in order to fund the Post-Closing Escrow. All funds held by you pursuant to the terms of this Agreement, together with any interest earned thereon, are herein called the “Escrow Balance”. No disbursement of the Escrow Balance shall be made to Buyer or Sellers or any other person except in accordance with these Escrow Instructions.

1.3 Escrow Balance Disbursements. Disbursements of the Escrow Balance shall be made as by you only in accordance with joint written instructions executed by both Buyer and Sellers.

1.4 Escrow Agent. By execution of this Agreement, you hereby acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement, you shall not take any action whatsoever with respect to the Escrow Balance unless (a) you are directed to take such action by written notice executed by both Buyer and Sellers, (b) you are directed to take such action by a court of competent jurisdiction by order that is not subject to appeal, or (c) as provided in Section 1.3 above.

1.5 Interest. You shall keep the Escrow Balance in an interest-bearing account or accounts or shall invest the Escrow Balance in short term U.S. Government securities maturing bi-weekly approved by Buyer and Sellers (which, Buyer and Sellers agree, as between themselves, shall not be unreasonably withheld); provided, however, that if the Escrow Balance is invested in interest-bearing accounts, you shall invest it so that at all times it is fully covered by federal deposit insurance. The interest accrued on the Escrow Balance shall be retained as part of the Escrow Balance.

1.6 Disputes. In the event any dispute arises in connection with the Escrow Balance, you shall have the following rights (in addition to any other rights you may have at law or in equity), you may, upon giving written notice to Buyer and Seller, take such affirmative steps as you may, at your option, elect in order to terminate your duties as escrow agent, including, without limitation, depositing the Escrow Balance with the Clerk of the Superior Court of San Diego County, State of California, and commencing an action for interpleader, the costs thereof to be borne by whichever of Buyer or Sellers is the losing party. Upon the taking by you of the actions described above, you shall be released of and from all further obligations hereunder.

II. MISCELLANEOUS

2.1 Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery, by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), or by facsimile (with a copy sent by mail), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

To Buyer:

c/o Rexford Industrial Realty, L.P.

11620 Wilshire Blvd., Suite 1000

Los Angeles, CA 90025

Attn:     Howard Schwimmer

Fax:      (310) 966-1690

With Copy To:

Greenberg Glusker Fields Claman & Machtinger LLP

1900 Avenue of the Stars, 21st Floor

Los Angeles, CA 90067

Attn:     Kenneth S. Fields, Esq.

Fax:      (310) 201-2376

To Sellers:

c/o Westcore Properties, LLC

4435 Eastgate Mall, Suite 300

San Diego, CA 92121

Attn:     Romy Loseke,

General Counsel

Fax:      (888) 420-0099

With Copy To:

Pircher, Nichols & Meeks

1925 Century Park East, Suite 1700

Los Angeles, CA 90067

Attn:     Real Estate Notices (MES/EBS/4422.163)

Fax:      (310)  201-8922

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given. Any notice sent by either party hereto shall also be sent to you at Chicago Title Company, 701 B Street, Suite 760, San Diego, California 92101, Attention: Renee Marshall.

2.2 Costs. Except as otherwise provided herein, Sellers and Buyer shall each reimburse you for one-half of the reasonable costs and expenses incurred by you in performing your duties hereunder, including, without limitation, reasonable attorneys’ fees.

2.3 Successors and Assigns. These instructions and the terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

2.4 No Third Party Beneficiaries. The terms and provisions of these Escrow Instructions shall create no right in any person or entity other than the parties hereto, Sellers, and their respective successors and assigns, and no third parties shall have the right to enforce or benefit from the terms hereof.

2.5 Time is of the Essence. Time is of the essence of this Agreement.

2.6 Execution by Counterparts. These instructions may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute one and the same letter of instructions.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement as of the day and year first above written.

“SELLERS”:

WESTCORE CABOT, L.P., a Delaware limited partnership

By:	Cabot Acquisition, GP, LLC,
a Delaware limited liability company its General Partner

	By:	Westcore Investments I, LLC,
a Delaware limited liability company its Sole Member

		By:	Westcore Properties, LLC,
a Delaware limited liability company its Sole Member

By:
Name:
			Title:	Authorized Officer

WESTCORE DISTRIBUTION, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company its Sole Member

By:
Name:
		Title:	Authorized Officer

WESTCORE DISTRIBUTION II, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company
its Sole Member

By:
Name:
		Title:	Authorized Officer

WESTCORE HUNTER, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company
its Sole Member

By:
Name:
		Title:	Authorized Officer

WESTCORE SALT LAKE AVENUE, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company
its Sole Member

By:
Name:
		Title:	Authorized Officer

WESTCORE VALLEY, LLC, a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company
its Sole Member

By:
Name:
		Title:	Authorized Officer

WESTCORE ALTON, LLC,
a Delaware limited liability company

By:	Westcore Investments I, LLC,
a Delaware limited liability company
its Sole Member

	By:	Westcore Properties, LLC,
a Delaware limited liability company its Sole Member

By:
Name:
		Title:	Authorized Officer

“BUYER”:

REXFORD INDUSTRIAL – SDLAOC, LLC, a Delaware limited liability company

By:	Rexford Industrial Realty, L.P.,
a Maryland limited partnership, its sole member

	By:	Rexford Industrial Realty, Inc.,
a Maryland corporation,
its General Partner

By:
Name:
Its:

REXFORD INDUSTRIAL – ALTON, LLC, a Delaware limited liability company

By:	Rexford Industrial Realty, L.P.,
a Maryland limited partnership,
its sole member

	By:	Rexford Industrial Realty, Inc.,
a Maryland corporation,
its General Partner

By:
Name:
Its:

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE
WRITTEN:

ESCROW AGENT:

CHICAGO TITLE COMPANY

By:
Name:
Title: